PROSPECTUS FILED PURSUANT TO RULE 424(B)(3)

                       LIGAND PHARMACEUTICALS INCORPORATED

                                                FILED PURSUANT TO RULE 424(B)(3)
                                                     REGISTRATION NO. 333-131029

                           PROSPECTUS SUPPLEMENT NO. 7
    (TO PROSPECTUS DATED APRIL 12, 2006, AS SUPPLEMENTED AND AMENDED BY THAT PROSPECTUS SUPPLEMENT NO. 1 DATED MAY 15, 2006, THAT PROSPECTUS SUPPLEMENT
NO. 2 DATED JUNE 12, 2006, THAT PROSPECTUS SUPPLEMENT NO. 3 DATED JUNE 29, 2006,
     THAT PROSPECTUS SUPPLEMENT NO. 4 DATED AUGUST 4, 2006, THAT PROSPECTUS SUPPLEMENT NO. 5 DATED AUGUST 9, 2006, AND THAT PROSPECTUS SUPPLEMENT NO. 6
                             DATED AUGUST 30, 2006)

         This Prospectus Supplement No. 7 supplements and amends the prospectus dated April 12, 2006 (as supplemented and amended by that Prospectus Supplement No. 1 dated May 15, 2006, that Prospectus Supplement No. 2 dated June 12, 2006, that Prospectus Supplement No. 3 dated June 29, 2006, that Prospectus Supplement No. 4 dated August 4, 2006, that Prospectus Supplement No. 5 dated August 9, 2006, and that Prospectus Supplement No. 6 dated August 30, 2006), or the Prospectus, relating to the offer and sale of up to 7,790,974 shares of our common stock to be issued pursuant to awards granted or to be granted under our 2002 Stock Incentive Plan, or our 2002 Plan, up to 147,510 shares of our common stock to be issued pursuant to our 2002 Employee Stock Purchase Plan, or our 2002 ESPP, and up to 50,309 shares of our common stock which may be offered from time to time by the selling stockholders identified on page 110 of the Prospectus for their own accounts. Each of the selling stockholders named in the Prospectus acquired the shares of common stock upon exercise of options previously granted to them as an employee, director or consultant of Ligand or as restricted stock granted to them as a director of Ligand, in each case under the terms of our 2002 Plan. We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders under the Prospectus. We will receive proceeds in connection with option exercises under the 2002 Plan and shares issued under the 2002 ESPP which will be based upon each granted option exercise price or purchase price, as applicable.

         This Prospectus Supplement No. 7 includes the attached Current Report on Form 8-K of Ligand Pharmaceuticals Incorporated dated September 8, 2006 and the attached two Current Reports on Form 8-K of Ligand Pharmaceuticals Incorporated dated September 11, 2006, as filed by us with the Securities and Exchange Commission.

         This Prospectus Supplement No. 7 should be read in conjunction with, and delivered with, the Prospectus and is qualified by reference to the Prospectus, except to the extent that the information in this Prospectus Supplement No. 7 updates or supersedes the information contained in the Prospectus.

         Our common stock is quoted on the Nasdaq Global Market under the symbol "LGND." On September 8, 2006, the last reported sale price of our common stock on the Nasdaq Global Market was $10.56 per share.

         INVESTING IN OUR COMMON STOCK INVOLVES RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 7 OF THE PROSPECTUS AND BEGINNING ON PAGE 52 OF PROSPECTUS SUPPLEMENT NO. 5.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if the Prospectus or this Prospectus Supplement No. 7 is truthful or complete. Any representation to the contrary is a criminal offense.

       The date of this Prospectus Supplement No. 7 is September 11, 2006.

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 7, 2006

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 Science Center Drive,
                              San Diego, California

                    (Address of principal executive offices)
       (858) 550-7500 (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)



                           __________________________





Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act 17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_______________________________________________________________________________

ITEM 8.01. Other Events.

AVINZA

On September 7, 2006, Ligand Pharmaceuticals Incorporated ("Ligand") announced that it had entered into a definitive asset purchase agreement with King Pharmaceuticals, Inc. and King Pharmaceuticals Research and Development, Inc. (together, "King"), dated as of September 6, 2006, which provides for the sale of Ligand's AVINZA (morphine sulfate extended-release capsules) product and related assets to King, subject to the terms and conditions of the agreement, and, in addition, King announced that it had entered into a separate contract sales agreement with King Pharmaceuticals, Inc., subject to the terms and conditions contained therein (collectively, the "King Transaction"). The press release issued by Ligand announcing the King Transaction is attached as Exhibit
99.1 hereto. Ligand intends to file the definitive purchase and contract sales agreements on a subsequent form 8-K.


Oncology Product Line

On September 7, 2006, Ligand announced that it had entered into a definitive agreement to sell its oncology product line and the associated assets to Eisai Co., Ltd. (Tokyo) and Eisai Inc. (New Jersey) (together, "Eisai"), subject to the terms and conditions contained therein. The press release announcing this transaction is attached as Exhibit 99.2. The company intends to file the definitive purchase agreement on a subsequent form 8-K.


           IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Ligand and its board of directors intends to file with the Securities and Exchange Commission and mail to its stockholders a Proxy Statement in connection with the King Transaction. The Proxy Statement will contain important information about Ligand, King, the King Transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

Investors and security holders will be able to obtain copies of the Proxy Statement free of charge and other documents filed with the SEC by Ligand and King through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain copies of the Proxy Statement free of charge from Ligand by contacting Ligand Pharmaceuticals Incorporated, Attn: Investor Relations, 10275 Science Center Drive, San Diego, California 92121-1117, (858) 550-7500.

Ligand and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the King Transaction. Information regarding Ligand's directors and executive officers is contained in Ligand's Form 10-K for the year ended December 31, 2005, and in Reports on Form 8-K filed with the SEC from time to time. As of August 31, 2006, Ligand's directors and executive officers beneficially owned approximately 9,695,891 shares, or 11.99% of,Ligand's common stock. A more complete description will be available in the Proxy Statement. Investors and security holders are urged to read the Proxy Statement and the other relevant materials (when they become available) before making any voting or investment decision with respect to the King Transaction.

Item 9.01 Financial Statements And Exhibits

(d)      Exhibits

EXHIBIT NUMBER             DESCRIPTION
---------------            -----------


99.1                      Press release of the Company dated September 7, 2006
                          (AVINZA transaction)

99.2                      Press release of the Company dated September 7, 2006
                          (Oncology transaction)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                            LIGAND PHARMACEUTICALS INCORPORATED




Date : September 8, 2006    By:     /s/ Warner R. Broaddus
                            Name:   Warner R. Broaddus
                            Title:  Vice President, General Counsel & Secretary

                                  EXHIBIT INDEX

EXHIBIT NUMBER            DESCRIPTION
--------------            -----------

99.1                      Press release of the Company dated September 7, 2006
                          (AVINZA transaction)

99.2                      Press release of the Company dated September 7, 2006
                          (Oncology transaction)

                                                                    EXHIBIT 99.1

                        LIGAND ANNOUNCES SALE OF AVINZA


SAN DIEGO, CA SEPTEMBER 7, 2006---Ligand Pharmaceuticals Incorporated (NASDAQ:
LGND) (the "Company" or "Ligand") announced today that it has signed a definitive asset purchase agreement to transfer the assets associated with AVINZA (morphine sulfate extended-release capsules) to King Pharmaceuticals, Inc. ("King"). The purchase price is a combination of aggregate up-front cash consideration of $313 million, plus a tiered royalty agreement which survives until the patent expiration in November 2017.

Under the terms of the asset purchase agreement King will make a $265 million payment to Ligand to acquire all rights to AVINZA in the United States, its territories and Canada. In addition, King will assume a product-related liability owed to Organon totaling $48 million and all other existing product royalty obligations.

In addition to existing royalty obligations, King will pay Ligand a 15 percent royalty during the first 20 months after the closing date. Subsequent royalty payments will be based upon calendar year net sales. If calendar year net sales are less than $200 million the royalty payment will be 5 percent of all net sales. If calendar year net sales are greater than $200 million then the royalty payment will be 10% of all net sales less than $250 million, plus 15 percent of net sales greater than $250 million.

In addition, Ligand announced that it has entered into a separate contract sales agreement under which King has been granted the right to and will promote AVINZA during a transition period until closing of the asset purchase agreement.

"The AVINZA bidding process was a competitive one, and we are pleased that our efforts have resulted in this exciting business opportunity with King" said Henry F. Blissenbach, Ligand Chairman and Interim CEO. "We believe Ligand shareholders will greatly benefit from the up front consideration received as well as the upside royalty stream potential King offers with AVINZA, through their committed, large and well-respected primary care and neuroscience salesforces and support infrastructure, established physician relationships, and financial strength. Indeed, given King's demonstrated ability to maximize the value of the products they promote under the leadership of President and Chief Executive Officer Brian Markison, we believe that the net present value of future AVINZA royalties that Ligand will receive, tax shieldedby our remaining net operating losses (NOLs), comprises a significant percentage of the total consideration paid to Ligand in this deal. Further, the contractsales arrangement with King will allow a smooth transition from the completion of our co-promotion arrangement with Organon this quarter until the asset purchase transaction is completed."

The AVINZA asset purchase and contract sales agreements have been approved by the Board of Directors of each company. The asset purchase agreement is subject to approval by the stockholders of Ligand, at a special meeting which is anticipated before year end. The transaction is also subject to Hart-Scott-Rodino clearance.

Under the terms of this agreement, King has agreed to minimum monthly product details through 2009 and has agreed to hire Ligand's specialty pain sales representatives. Post closing, King is expected to promote AVINZA with one of its two Primary Care sales forces and an enlarged Neuroscience Specialty sales force. King has also agreed to use commercially reasonable efforts to explore alternate formulations of AVINZA with Elan for which Ligand would be entitled to the same royalty stream.

The contract sales agreement requires King to provide a minimum number of product details per month until the closing. In conjunction with Ligand's specialty sales force, King will support AVINZA with both its Primary Care and Neuroscience Specialty sales representatives. Ligand will pay King a customary fee for each product detail and certain marketing and promotional expenses as agreed between the parties.

Blissenbach concluded, "The sale of AVINZA is a significant positive event for Ligand shareholders, and an important first step in our program to create value for Ligand stockholders. We are evaluating a distribution of a majority of the cash proceeds from this and any future asset sales (which are expected to be shielded by our remaining tax loss carry forwards) to shareholders in the form of a special dividend. By the end of the year, Ligand expects to have restructured and focused its research and development endeavors. The Board ofDirectors expects to have new corporate leadership, a promising stable of molecules in various phases of development, future royalty streams, and a goal to be both earnings and cash-flow positive. "

ABOUT AVINZA
AVINZA (oral morphine sulfate extended-release capsules) is the first true once-a-day treatment for chronic to moderate-to-severe pain in patients who require continuous, around-the-clock opioid therapy for an extended period of time. Approved by the FDA in March 2002, AVINZA consists of two components: an immediate-release component that rapidly achieves plateau morphine concentrations in plasma and an extended-release component that maintains plasma concentrations throughout a 24-hour dosing interval. According to Frost and Sullivan opioid sales are expected to exceed $7 billion in 2009.


ABOUT LIGAND
Ligand discovers, develops and markets new drugs that address critical unmet medical needs of patients in the areas of cancer, pain, skin diseases, men's and women's hormone-related diseases, osteoporosis, metabolic disorders, and cardiovascular and inflammatory diseases. Ligand's proprietary drug discovery and development programs are based on its leadership position in gene transcription technology, primarily related to intracellular receptors. For more information, go to HTTP://WWW.LIGAND.COM.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Ligand's judgment and involve risks and uncertainties as of the date of this release. The statements include those related to the pending sale of AVINZA to King. Actual events or results may differ from Ligand's expectations, judgments and beliefs. For example, there can be no assurance that the pending sale ofAVINZA to King will close as contemplated. .
         Additional information concerning these or other risk factors affecting Ligand's business can be found in prior press releases as well as in Ligand's public periodic filings with the SEC, available via Ligand's web site at www.ligand.com. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.
         AVINZA is a registered trademark of Ligand Pharmaceuticals Incorporated. Each other trademark, trade name or service mark appearing in this news release belongs to its holder.

         CONTACT: Ligand Pharmaceuticals Incorporated
         Paul V. Maier, 858-550-7573

         SOURCE: Ligand Pharmaceuticals Incorporated

                                       ###

                                                                    EXHIBIT 99.2

            LIGAND ANNOUNCES SALE OF ONCOLOGY PRODUCT LINES AS NEXT
                 STEP IN SHAREHOLDER VALUE MAXIMIZATION PROCESS

    AGGREGATE CASH CONSIDERATION TO LIGAND FROM COMMERCIAL PRODUCTS SALES OF AVINZA AND ONCOLOGY PRODUCT LINES EXCEEDS $500 MILLION PLUS AVINZA ROYALTIES


         SAN DIEGO, CA SEPTEMBER 7, 2006---Ligand Pharmaceuticals Incorporated (NASDAQ: LGND) (the "Company" or "Ligand") is pleased to announce today that it has signed a definitive agreement to sell its oncology product line and the associated assets to Eisai Co., Ltd. (Tokyo) and Eisai Inc. (New Jersey) ("Eisai"). The sale includes Ligand's four marketed oncology drugs: ONTAK, Targretin capsules, Targretin gel and Panretin gel.
         "We are pleased that our strategic process has produced another transaction that we believe will enhance shareholder value. The sale of our commercial businesses will create a refocused Ligand built upon our targeted internal research and development effort and broad partnered product pipelines," said Henry F. Blissenbach, Ligand Chairman and Interim CEO. "This transaction brings significant near-term value to Ligand and places the product line with a strong international company that we are confident will serve our oncology patients well."
         The asset purchase agreement and related contracts have been approved by relevant executive committee and/or boards of directors of the companies. The transaction is, however, subject to Hart-Scott-Rodino clearance, and is expected to close soon afterwards.
         Under the terms of the asset purchase agreement, Ligand will receive cash of $205 million. In addition, Eisai will assume all future royalty payment obligations for the products. Eisai will receive from Ligand all rights to the products worldwide including the related intellectual property and licenses, transfer of product inventory, and the assignment of certain agreements, principally patent licenses and supply and distribution agreements.

                                   CONCLUSION

         Blissenbach stated, "We have now sold our two commercial operations for aggregate cash consideration of $518 million, and have also retained a significant royalty participation in AVINZA - which we believe will provide extraordinary value to Ligand as a result of the excellent sales capabilities of King Pharmaceuticals. The shareholder value maximization process will remain ongoing as we continue to identify sources of value for Ligand's shareholders. With the sale of our commercial operations, Ligand will become a dynamic and highly-specialized R&D and royalty company. On the royalty front, we are excited about the future income streams from AVINZA (through November 2017), and are also optimistic about potential milestones and royalties from GSK's Promacta (formerly Eltrombopag), Wyeth's Bazedoxifene, and Ligand's several other clinical-stage partnered products. By the end of 2006, Ligand expects to have new corporate leadership, to have restructured and narrowly focused its research and development endeavors in order to focus on our most promising compounds (two of which we expect will be going into clinical trials before year end), and to minimize its expense structure with a goal to be both earnings and cash-flow positive."

                                    CONFERENCE CALL

     Ligand will hold a conference call on Monday September 11th at 11:00AM EDT. to discuss the sales of its two commercial operations, to outline its vision for the "new" Ligand, and to answer any questions related to either topic. Conference dial-in for US and Canada is: 1-877-356-5578, Conference ID is:
6223927. The call will be web cast live and can be accessed on Ligand's web site at WWW.LIGAND.COM, investor relations page, and WWW.STREETEVENTS.COM.

ABOUT THE ONCOLOGY PRODUCTS
ABOUT ONTAK(R)

         In February 1999, the U.S. Food and Drug Administration granted Seragen, Inc., a wholly owned subsidiary of Ligand, marketing approval for ONTAK for the treatment of patients with persistent or recurrent cutaneous T-cell lymphoma, whose malignant cells express the p55 (CD25) component of the IL-2 receptor.

ABOUT TARGRETIN(R) & PANRETIN(R)

         Targretin is a selective retinoid X receptor (RXR) modulator with proven efficacy as monotherapy in the treatment of cutaneous T-cell lymphoma
(CTCL). RXR levels in the tumor have been shown to be an independent predictor of survival in NSCLC and in other solid tumors.
         In December 1999, the FDA approved Targretin capsules for the treatment of cutaneous manifestations of cutaneous t-cell lymphoma in patients who are refractory to at least one prior systemic therapy. The European Commission granted marketing authorization for Targretin capsules in March 2001, and the product is currently marketed in many major European countries, including Germany, the United Kingdom, France, and Italy.
         In February 1999, the FDA granted marketing clearance for Panretin gel 0.1% for the topical treatment of cutaneous lesions of patients with AIDS-related Kaposi's sarcoma.

ABOUT AVINZA
         AVINZA (oral morphine sulfate extended-release capsules) is the first true once-a-day treatment for chronic to moderate-to-severe pain in patients who require continuous, around-the-clock opioid therapy for an extended period of time. Approved by the FDA in March 2002, AVINZA consists of two components: an immediate-release component that rapidly achieves plateau morphine concentrations in plasma and an extended-release component that maintains plasma concentrations throughout a 24-hour dosing interval. According to Frost and Sullivan opioid sales are expected to exceed $7 billion in 2009.

ABOUT LIGAND
         Ligand discovers, develops and markets new drugs that address critical unmet medical needs of patients in the areas of cancer, pain, skin diseases, men's and women's hormone-related diseases, osteoporosis, metabolic disorders, and cardiovascular and inflammatory diseases. Ligand's proprietary drug discovery and development programs are based on its leadership position in gene transcription technology, primarily related to intracellular receptors. For more information, go to HTTP://WWW.LIGAND.COM.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS
         This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Ligand's judgment and involve risks and uncertainties as of the date of this release. The statements include those related to the pending sales of the Avinza and oncology product lines. Actual events or results may differ from Ligand's expectations, judgments and beliefs. For example, there can be no assurance that the pending sales of Avinza and oncology product lines will close as contemplated.
          Additional information concerning these or other risk factors affecting Ligand's business can be found in prior press releases as well as in Ligand's public periodic filings with the SEC, available via Ligand's web site at www.ligand.com. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.
         AVINZA, ONTAK, Targretin and Panretin are registered trademarks of Ligand Pharmaceuticals Incorporated. Each other trademark, trade name or service mark appearing in this news release belongs to its holder.

         CONTACT: Ligand Pharmaceuticals Incorporated
         Paul V. Maier, 858-550-7573

         SOURCE: Ligand Pharmaceuticals Incorporated

                                       ###

________________________________________________________________________________





                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 6, 2006

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)

                            _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|x| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_______________________________________________________________________________]

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

PURCHASE AGREEMENT

              On September 6, 2006, Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "COMPANY"), King Pharmaceuticals, Inc., a Tennessee corporation ("KING PHARMACEUTICALS"), and King Pharmaceuticals Research and Development, Inc., a Delaware corporation and wholly owned subsidiary of King Pharmaceuticals ("KING R&D", and together with King Pharmaceuticals, "KING") entered into a Purchase Agreement (the "PURCHASE AGREEMENT"), pursuant to which King has agreed to acquire all of the Company's rights in and to Avinza(R) (morphine sulfate extended-release capsules) in the United States, its territories and Canada, including, among other things, all Avinza(R) inventory, equipment, records and related intellectual property, and assume certain liabilities as set forth in the Purchase Agreement (collectively, the "TRANSACTION"). In addition, King has, subject to the terms and conditions of the Purchase Agreement, agreed to offer employment following the closing of the Transaction (the "CLOSING") to certain of the Company's existing sales representatives that support the sale of Avinza(R) or otherwise reimburse the Company for certain agreed upon severance arrangements offered to any such non-hired representatives.

              Pursuant to the Purchase Agreement, at Closing, the Company will be paid a $265 million cash payment (the "CLOSING PAYMENT"), $15 million of which will be funded into an escrow account to support any indemnification claims made by King following the Closing, and King will assume certain liabilities, including a product-related liability owed by the Company to Organon Pharmaceuticals USA Inc. of approximately $48 million. The Closing Payment is subject to adjustment based on the Company's ability to reduce wholesale and retail inventory levels of Avinza(R) to certain targeted levels by Closing in accordance with the Purchase Agreement.

              King has also agreed to pay the Company, in addition to assuming existing royalty obligations owed to Organon Pharmaceuticals USA Inc. and other third parties, a 15% royalty on King's annual net sales of Avinza(R) or any reformulation or derivation thereof for the first 20 months following the later of the Closing or January 1, 2007, and, thereafter through November 25, 2017, as follows:

              o if annual net sales are $200 million or less, 5% of all such net sales;

              o if annual net sales exceed $200 million but do not exceed $250 million, 10% of all such net sales; and

              o if annual net sales exceed $250 million, 10% on all net sales up to and including $250 million, plus 15% of net sales in excess of $250 million.

              In connection with the Transaction, King has committed to loan the Company, at the Company's option, $37.75 million (the "LOAN"). If the Loan is drawn by the Company, amounts outstanding thereunder would be subject to certain market terms, including a 9.75% interest rate and a security interest in Company assets other than those related to Avinza(R). Upon Closing, accrued interest on the Loan would be forgiven and the outstanding principal amount due thereunder would be credited against the Closing Payment. If the Loan is drawn by the Company and the Closing does not occur, accrued interest and the outstanding principal amount due thereunder would become due on January 1, 2007.

              The Purchase Agreement may be terminated by either King or the Company if the Closing has not occurred by December 31, 2006, or upon the occurrence of certain customary matters. In addition, if the Purchase Agreement is terminated under certain circumstances, including a determination by the Company's board of directors to accept an acquisition proposal it deems superior to the Transaction, the Company has agreed to pay King a termination fee of $12 million. The Closing is subject to certain closing conditions, including, but not limited to, Company stockholder approval of the Transaction, the conversion or redemption prior to Closing of all outstanding 6% Convertible Subordinated Notes due 2007 of the Company, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and certain other customary closing conditions.

CONTRACT SALES FORCE AGREEMENT

              Also on September 6, 2006, the Company entered into a Contract Sales Force Agreement (the "SALES AGREEMENT") with King, pursuant to which King has agreed to conduct a detailing program to promote the sale of Avinza(R) for an agreed upon fee, subject to the terms and conditions of the Sales Agreement. Pursuant to the Sales Agreement, King has agreed to perform certain minimum monthly product details, which are to commence no later than October 1, 2006 and continue for a period of six months following such date or until the Closing or earlier termination of the Purchase Agreement. The Company estimates that, assuming the Closing were to occur at the end of December 2006, the amount due to King under the Contract Sales Force Agreement would be approximately $4 million.

              The foregoing descriptions of the Purchase Agreement and the Sales Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements. The Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

           IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

              The Company and its board of directors intend to file with the Securities and Exchange Commission and mail to its stockholders a Proxy Statement in connection with the Transaction. The Proxy Statement will contain important information about the Company, King, the Transaction and related matters. Investors and security holders are urged to read the Proxy Statement carefully when it is available.

              Investors and security holders will be able to obtain copies of the Proxy Statement and other documents filed with the SEC by the Company and King free of charge through the web site maintained by the SEC at WWW.SEC.GOV. In addition, investors and security holders will be able to obtain copies of the Proxy Statement free of charge from the Company by contacting Ligand Pharmaceuticals Incorporated, Attn: Investor Relations, 10275 Science Center Drive, San Diego, California 92121-1117, (858) 550-7500.

              The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the Transaction. Information regarding the Company's directors and executive officers is contained in the Company's Form 10-K for the year ended December 31, 2005 and in Reports on Form 8-K filed with the SEC from time to time. As of August 31, 2006, the Company's directors and executive officers beneficially owned approximately 9,695,891 shares, or 11.99%, of the Company's common stock. A more complete description will be available in the Proxy Statement. Investors and security holders are urged to read the Proxy Statement and the other relevant materials (when they become available) before making any voting or investment decision with respect to the Transaction.



ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT NUMBER       DESCRIPTION
----------------     --------------------

2.1 Purchase Agreement, by and between Ligand Pharmaceuticals Incorporated, King Pharmaceuticals, Inc. and King Pharmaceuticals Research and Development, Inc., dated as of September 6, 2006*

* Schedules 1.1(b) (Pre-Existing Assigned Contracts), 2.6 (Royalties) and 2.8(b) (Inventory Value Adjustments) are attached to end of the Purchase Agreement. All other schedules to the Purchase Agreement are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  LIGAND PHARMACEUTICALS INCORPORATED




    Date : September 11, 2006     By:   /s/  Warner R. Broaddus
                                        _______________________________________
                                  Name:    Warner R. Broaddus
                                  Title:   Vice President, General Counsel &
                                           Secretary

                                  EXHIBIT INDEX



EXHIBIT NUMBER       DESCRIPTION
-----------------    -------------------

2.1 Purchase Agreement, by and between Ligand Pharmaceuticals Incorporated, King Pharmaceuticals, Inc. and King Pharmaceuticals Research and Development, Inc., dated as of September 6, 2006*

* Schedules 1.1(b) (Pre-Existing Assigned Contracts), 2.6 (Royalties) and 2.8(b) (Inventory Value Adjustments) are attached to the end of the Purchase Agreement. All other schedules to the Purchase Agreement are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

                                                                     EXHIBIT 2.1






                               PURCHASE AGREEMENT



                                     between



                       LIGAND PHARMACEUTICALS INCORPORATED


                                       and

                           KING PHARMACEUTICALS, INC.

                                       and

               KING PHARMACEUTICALS RESEARCH AND DEVELOPMENT, INC.



                          Dated as of September 6, 2006

                                TABLE OF CONTENTS


ARTICLE I DEFINITIONS..........................................................1

         1.1      DEFINITIONS..................................................1
         1.2      OTHER DEFINITIONAL PROVISIONS...............................14

ARTICLE II PURCHASE AND SALE..................................................14

         2.1      TRANSFER OF PURCHASED ASSETS................................14
         2.2      EXCLUDED ASSETS.............................................14
         2.3      ASSUMED LIABILITIES.........................................15
         2.4      EXCLUDED LIABILITIES........................................16
         2.5      SELLER TO OBTAIN CONSENT OF THIRD PARTIES...................16
         2.6      PURCHASE PRICE..............................................16
         2.7      PURCHASE PRICE ALLOCATION...................................17
         2.8      INVENTORY VALUE ADJUSTMENTS.................................17
         2.9      ESCROW......................................................19
         2.10     RISK OF LOSS................................................20

ARTICLE III CLOSING...........................................................20

         3.1      CLOSING.....................................................20
         3.2      TRANSACTIONS AT CLOSING.....................................20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SELLER...........................21

         4.1      ORGANIZATION................................................21
         4.2      DUE AUTHORIZATION...........................................21
         4.3      NO CONFLICTS; ENFORCEABILITY................................22
         4.4      TITLE; ASSETS...............................................22
         4.5      INTELLECTUAL PROPERTY.......................................22
         4.6      LITIGATION..................................................24
         4.7      CONSENTS....................................................24
         4.8      TAXES.......................................................24
         4.9      EMPLOYEE MATTERS............................................25
         4.10     COMPLIANCE WITH LAWS........................................25
         4.11     REGULATORY MATTERS..........................................26
         4.12     GOVERNMENT PRODUCT CONTRACTS; LIABILITY FOR COST
                  AND PRICING DATA............................................26
         4.13     FINANCIAL STATEMENTS........................................27
         4.14     WARRANTIES..................................................27
         4.15     BROKERS, ETC................................................27
         4.16     INVENTORY AND EQUIPMENT.....................................27
         4.17     CONTRACTS...................................................27
         4.18     PRODUCT LIABILITY; DISTRIBUTORS; RECALLS....................28
         4.19     PRODUCT TREATMENTS; PRODUCT RETURNS; EXPORTING
                  AND MANUFACTURING...........................................28
         4.20     CUSTOMERS, SUPPLIERS AND THIRD PARTY SERVICE PROVIDERS......29

         4.21     MEDICAL INFORMATION.........................................29
         4.22     DISCLAIMER..................................................29

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................30

         5.1      ORGANIZATION................................................30
         5.2      DUE AUTHORIZATION...........................................30
         5.3      NO CONFLICTS; ENFORCEABILITY................................30
         5.4      LITIGATION..................................................30
         5.5      CONSENTS....................................................30
         5.6      FINANCING...................................................31
         5.7      BROKERS, ETC................................................31

ARTICLE VI COVENANTS PRIOR TO CLOSING.........................................31

         6.1      ACCESS TO INFORMATION; REPORTING; CORRESPONDENCE
                  AND NOTICES.................................................31
         6.2      CONDUCT OF THE PRODUCT LINE.................................32
         6.3      INVENTORY...................................................33
         6.4      REQUIRED APPROVALS AND CONSENTS.............................33
         6.5      HSR ACT.....................................................33
         6.6      PROXY STATEMENT; SELLER STOCKHOLDERS' MEETIN................34
         6.7      NO NEGOTIATION..............................................36
         6.8      NOTIFICATIONS...............................................36
         6.9      PRODUCT PACKAGING...........................................36
         6.10     FURTHER ASSURANCES; FURTHER DOCUMENTS.......................37

ARTICLE VII CONDITIONS TO CLOSING.............................................37

         7.1      CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER
                  AND SELLER..................................................37
         7.2      CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS.............38
         7.3      CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS................38

ARTICLE VIII ADDITIONAL COVENANTS.............................................39

         8.1      CONFIDENTIALITY; PUBLICITY..................................39
         8.2      AVAILABILITY OF RECORDS.....................................39
         8.3      NOTIFICATION OF CUSTOMERS...................................40
         8.4      PRODUCT RETURNS, REBATES AND CHARGEBACKS....................40
         8.5      ACCOUNTS RECEIVABLE.........................................43
         8.6      REGULATORY MATTERS..........................................43
         8.7      WEBSITE INFORMATION.........................................44
         8.8      TAX MATTERS.................................................44
         8.9      GOVERNMENT PRODUCT CONTRACTS................................45
         8.10     INSURANCE...................................................45
         8.11     PRODUCT PROMOTION...........................................45
         8.12     ADVISORY FEES, ETC..........................................46

ARTICLE IX EMPLOYEE MATTERS...................................................46

         9.1      EMPLOYEE OFFERS.............................................46
         9.2      BENEFITS....................................................47
         9.3      WARN ACT....................................................48
         9.4      EMPLOYEE INFORMATION........................................48

ARTICLE X INDEMNIFICATION.....................................................48

         10.1     INDEMNIFICATION BY SELLER...................................48
         10.2     INDEMNIFICATION BY PURCHASER................................48
         10.3     PROCEDURES..................................................49
         10.4     CERTAIN LIMITATIONS ON INDEMNIFICATION OBLIGATIONS..........50
         10.5     SET-OFF.....................................................50
         10.6     SURVIVAL....................................................51

ARTICLE XI TERMINATION AND SURVIVAL...........................................51

         11.1     TERMINATION.................................................51
         11.2     PROCEDURE AND EFFECT OF TERMINATION.........................52

ARTICLE XII MISCELLANEOUS.....................................................53

         12.1     ASSIGNMENT; BINDING EFFECT..................................53
         12.2     EXPENSES....................................................53
         12.3     NOTICES.....................................................54
         12.5     ENTIRE AGREEMENT............................................54
         12.6     NO THIRD PARTY BENEFICIARIES................................55
         12.7     WAIVER......................................................55
         12.8     GOVERNING LAW; JURISDICTION.................................55
         12.9     INJUNCTIVE RELIEF...........................................55
         12.10    HEADINGS................................................... 56
         12.11    COUNTERPARTS................................................56
         12.12    SCHEDULES...................................................56
         12.13    CONSTRUCTION................................................56

                           LIST OF EXHIBITS



Exhibit A       -          Form of Assignment of Product Intellectual Property

Exhibit B       -          Form of Bill of Sale and Assignment and
                           Assumption Agreement

Exhibit C       -          Form of Product License and Supply Agreement
                           Assignment

Exhibit D       -          Form of Second Source Supply Agreement
                           Assignment

Exhibit E       -          Form of Termination and Return of Rights Agreement
                           Assignment

Exhibit F       -          Form of Technical Agreement Avinza(R) Assignment

Exhibit G       -          Form of Quality Agreement for Avinza(R) Assignment

Exhibit H       -          Form of Transition Services Agreement

Exhibit I       -          Form of Contract Sales Force Agreement

Exhibit J       -          Form of Escrow Agreement

Exhibit K       -          Form(s) of Consents to Assignment

Exhibit L       -          Product License and Supply Agreement

Exhibit M       -          Second Source Supply Agreement

Exhibit N       -          Termination and Return of Rights Agreement

Exhibit O       -          Technical Agreement Avinza(R)

Exhibit P       -          Quality Agreement for Avinza(R)

                                LIST OF SCHEDULES

       Schedule 1.1(a)         -       Applicable Permits
       Schedule 1.1(b)         -       Pre-Existing Assigned Contracts
       Schedule 1.1(c)         -       Inventory
       Schedule 1.1(d)         -       Knowledge
       Schedule 1.1(e)         -       Product Domain Names
       Schedule 1.1(f)         -       Product Equipment
       Schedule 1.1(g)         -       Product Marks
       Schedule 1.1(h)         -       Product Trade Dress
       Schedule 1.1(i)         -       Promotional Materials
       Schedule 1.1(j)         -       Registrations
       Schedule 1.1(k)         -       Product Patent Rights
       Schedule 2.3            -       Assumed Liabilities
       Schedule 2.5            -       Assigned Contracts - Third Party Consents
       Schedule 2.6            -       Royalties
       Schedule 2.7            -       Allocation Schedule
       Schedule 2.8(b)         -       Inventory Value Adjustments
       Schedule 3.2(a)(iv)     -       Seller FDA Letter
       Schedule 3.2(b)(iv)     -       Purchaser FDA Letter
       Schedule 6.2            -       Conduct of the Product Line Business
       Schedule 8.4(a)         -       Product Returns
       Schedule 8.4(b)         -       Best Price; AMP
       Schedule 8.4(c)         -       Commercial Rebate Agreements
       Schedule 9.1(a)(1)      -       Product Employees
       Schedule 9.1(a)(2)      -       Severance Pay Policy


                           SELLER DISCLOSURE SCHEDULE

        Schedule 4.3           -       No Conflicts
        Schedule 4.4           -       Title; Assets
        Schedule 4.5           -       Intellectual Property
        Schedule 4.6           -       Litigation
        Schedule 4.7           -       Consents
        Schedule 4.8           -       Taxes
        Schedule 4.9           -       Plans and Material Documents
        Schedule 4.9(g)        -       Product Employee Actions
        Schedule 4.10          -       Compliance with Laws
        Schedule 4.11          -       Regulatory Matters
        Schedule 4.14          -       Warranties
        Schedule 4.17(a)       -       Product Line Business Contracts
        Schedule 4.17(b)       -       Contract Deficiencies
        Schedule 4.18          -       Product Liability; Distributors; Recalls
        Schedule 4.19          -       Product Treatments; Product Returns;
                                       Exporting and Manufacturing

                               PURCHASE AGREEMENT

         THIS PURCHASE AGREEMENT (this "AGREEMENT"), dated as of September 6, 2006 (the "EXECUTION DATE"), is entered into by and between Ligand Pharmaceuticals Incorporated, a Delaware corporation, and all of its successors and assigns ("SELLER"), King Pharmaceuticals, Inc., a Tennessee corporation ("KING"), and King Pharmaceuticals Research and Development, Inc., a Delaware corporation and wholly owned subsidiary of King ("KING R&D", and together with King, "PURCHASER"). Each of Seller and Purchaser is sometimes referred to herein, individually, as a "PARTY" and, collectively, as the "PARTIES." All capitalized terms used herein shall have the meanings specified in ARTICLE I below or elsewhere in this Agreement, as applicable.

                                  INTRODUCTION

         WHEREAS, subject to the terms and conditions of this Agreement, Seller desires to transfer all of its rights in and to the Purchased Assets, including without limitation all of Seller's rights related to the Distribution (as such capitalized terms are defined below) of the Product in the Territory, (collectively, the "PRODUCT LINE BUSINESS") to Purchaser; and

         WHEREAS, subject to the terms and conditions of this Agreement, Seller wishes to sell the Purchased Assets and transfer the Assumed Liabilities to Purchaser (as such capitalized terms are defined below), and Purchaser wishes to purchase the Purchased Assets and assume the Assumed Liabilities from Seller.

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and provisions set forth herein and in the Other Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1 DEFINITIONS. In addition to the terms defined above and other terms defined in other Sections of this Agreement, the following terms shall have the meanings set forth below for purposes of this Agreement:

         "ACCOUNTANTS" means an accounting firm of national reputation with pharmaceutical experience (excluding each of Seller's and Purchaser's respective regular outside accounting firms) as may be mutually acceptable to the Parties; PROVIDED, HOWEVER, if the Parties are unable to agree on such accounting firm within ten (10) days or any such mutually selected accounting firm is unwilling or unable to serve, then Seller shall deliver to Purchaser a list of three (3) other accounting firms of national reputation, and Purchaser shall select one of such three (3) accounting firms.

     "ACCOUNTS RECEIVABLE" has the meaning set forth in SECTION 2.2(B).

     "ACQUISITION PROPOSAL" means an unsolicited proposal from a third party relating to any transaction involving, in whole or in part, directly or indirectly, the Product or Product Line

Business, including an acquisition of more than 25% of the common stock, par value, $.001, of Seller.

     "ACT" means the United States Federal Food, Drug, and Cosmetic Act, as amended, and regulations promulgated thereunder.

     "ACTION" means any claim, action, suit, arbitration, complaint, inquiry, audit, proceeding or investigation, in each case by or before any Governmental Authority.

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, a Person shall be deemed, in any event, to control another Person if it owns or controls, directly or indirectly, more than fifty percent (50%) of the voting equity of the other Person.

     "AGREEMENT" has the meaning set forth in the Preamble of this Agreement.

     "ALLOCATION SCHEDULE" has the meaning set forth in SECTION 2.7(A).

     "AMP" has the meaning set forth in SECTION 8.4(B)(I).

     "APPLICABLE PERMITS" means, to the extent transferable under applicable Law, the permits, approvals, licenses, franchises or authorizations, including the Registrations, from any Governmental Authority held by Seller that relate primarily or exclusively to the Product or the Product Line Business set forth on SCHEDULE 1.1(A)(I) hereto.

     "ASSETS" of any Person means all assets and properties of any kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, equipment, inventory, goods and intellectual property.

     "ASSIGNED CONTRACTS" means the Pre-Existing Assigned Contracts and the Permitted Contract(s), and excluding for all purposes, the Commercial Rebate Agreements.

     "ASSIGNMENT OF PRODUCT INTELLECTUAL PROPERTY" means the Assignment of Product Intellectual Property, in the form which shall be mutually agreed by the Parties and then attached hereto as EXHIBIT A.

     "ASSUMED LIABILITIES" has the meaning set forth in SECTION 2.3.

     "BASKET AMOUNT" has the meaning set forth in SECTION 10.4.

     "BEST PRICE" has the meaning set forth in SECTION 8.4(B)(V).

     "BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Bill of Sale and Assignment and Assumption Agreement, in the form which shall be mutually agreed by the Parties and then attached hereto as EXHIBIT B.

     "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York, United States of America are authorized or obligated by Law to be closed.

     "CARDINAL" means Cardinal Health PTS, LLC.

     "CLOSING" means the closing of the purchase and sale of the Purchased Assets, and assignment and assumption of the Assumed Liabilities contemplated by this Agreement.

      "CLOSING DATE" has the meaning set forth in SECTION 3.1.

      "CODE" means the United States Internal Revenue Code of 1986, as amended.

      "COMMERCIAL REBATE AGREEMENTS" has the meaning set forth in SECTION
8.4(C).

      "CONFIDENTIALITY AGREEMENT" means (a) that certain Confidentiality Agreement, dated as of December 28, 2005, between Seller and King, as amended by that certain letter agreement, dated as of May 11, 2006, by and between Seller and King, and (b) that certain Confidentiality Agreement, dated as of August 15, 2006, between Seller and King.

      "CONSENTS TO THE ASSIGNMENTS" shall mean the written consent of each of the third parties identified on SCHEDULE 2.5 to the assignment of the Contracts set forth on such schedule, in each case in the applicable form(s) which shall be mutually agreed by the Parties and then attached hereto as EXHIBIT K.

      "CONTRACTS" means any and all binding written commitments, contracts, purchase orders, leases, licenses, easements, permits, instruments, commitments, arrangements, undertakings, practices or other agreements.

      "CONTROL" or "CONTROLLED BY" means, with respect to Intellectual Property, the ability of a Party (collectively with its Affiliate(s)), whether by ownership, license or otherwise, to grant a license or sublicense.

      "CONVERTIBLE NOTES" means all outstanding 6% Convertible Subordinated Notes due 2007, the outstanding aggregate principal amount of which, as of June 30, 2006, was $128,150,000.

      "DISTRIBUTION" means activities related to the distribution, marketing, promoting, offering for sale and selling of the Product, including advertising, detailing, educating, planning, promoting, conducting reporting, packaging, storing, handling, shipping and communicating with Governmental Authorities and third parties in connection therewith.

      "EFFECTIVE TIME" has the meaning set forth in SECTION 3.1.

      "ELAN" means Elan Corporation, plc.

      "ENCUMBRANCE" means any lien (statutory or otherwise), claim, charge, option, security interest, pledge, mortgage, restriction, financing statement or similar encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

      "ERISA AFFILIATE" of any entity means any other entity (whether or not incorporated) that, together with such entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

      "ESCROW ACCOUNT" has the meaning set forth in SECTION 2.9.

      "ESCROW AGENT" means Wells Fargo Bank, National Association, or such other party as may be mutually agreed by the Parties.

      "ESCROW AGREEMENT" means the escrow agreement to be entered into at the Effective Time by and among Purchaser, Seller and the Escrow Agent, substantially in the form attached hereto as EXHIBIT J, pursuant to which the Escrow Amount and the Retail Escrow Amount shall be held and disbursed.

      "ESCROW AMOUNT" has the meaning set forth in SECTION 2.9.

      "EXCESS WHOLESALE INVENTORY VALUE" has the meaning set forth in
SCHEDULE 2.8(B).

      "EXCHANGE" means the Nasdaq Global Market.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "EXCLUDED ASSETS" means all of Seller's Assets, whether or not relating to the Product or the Product Line Business, other than the Purchased Assets.

      "EXCLUDED INTELLECTUAL PROPERTY" means all rights, title and interest of Seller in and to Intellectual Property, whether now existing or hereafter developed or acquired (including the Seller Brands), other than the Product Intellectual Property.

      "EXCLUDED LIABILITIES" has the meaning set forth in SECTION 2.4.

      "EXECUTION DATE" means the date set forth in the Preamble of this Agreement.

      "FDA" means the United States Food and Drug Administration, or any successor agency thereto.

      "FINAL ALLOCATION" has the meaning set forth in SECTION 2.7(B).

      "FSS" has the meaning set forth in SECTION 8.4(B)(IV).

      "GAAP" means United States generally accepted accounting principles.

      "GOVERNMENTAL AUTHORITY" means any nation or government, any provincial, state, regional, local or other political subdivision thereof, any supranational organization of sovereign states, and any entity, department, commission, bureau, agency, authority, board, court, official or officer, domestic or foreign, exercising executive, judicial, regulatory or administrative functions of or pertaining to government.

     "GOVERNMENT PRODUCT CONTRACTS" means all Contracts to which Seller is a party and pursuant to which Seller sells the Product to a Governmental Authority either singly or together with other pharmaceutical products of Seller.

      "GOVERNMENT REBATES" has the meaning set forth in SECTION 8.4(B)(I).

      "HIRED EMPLOYEES" has the meaning set forth in SECTION 9.1(A).

      "HSR ACT" means the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

      "ICS" means Integrated Commercialization Solutions, Inc.

      "ICS AGREEMENT" means the Commercial Outsourcing Services Agreement entered into March 1, 2002 by and between ICS and Seller, as amended by:
Amendment No. 1 to Ligand Service Agreement dated September 4, 2003, Amendment No. 2 to Ligand Service Agreement dated September 28, 2004, Amendment to Commercial Outsourcing Services Agreement dated July 22, 2004, Fourth Amendment to Commercial Outsourcing Services Agreement dated January 24, 2005, and Fifth Amendment to Commercial Outsourcing Services Agreement dated April 29, 2005.

      "IND" means Investigational New Drug Application No. 61,328.

      "INTELLECTUAL PROPERTY" means intellectual property rights, including Trademarks, copyrights and Patents, whether registered or unregistered, and all applications and registrations therefor, domain names, web sites, know-how, confidential information, trade secrets, and similar proprietary rights in inventions, discoveries, analytic models, improvements, products, systems, processes, techniques, devices, methods, patterns, formulations and specifications.

      "INVENTORY" means all inventories of the finished Product (and all rights thereto) and active pharmaceutical ingredient of the Product as described on SCHEDULE 1.1(C) hereto, which schedule shall describe the Inventory quantities by SKU and shall be updated at Closing.

      "IRS" means the Internal Revenue Service of the United States.

      "KING PURCHASED ASSETS" means, collectively, all right, title and interest of Seller in and to the Assigned Contracts, Inventory, Promotional Materials, Product Equipment, Product
                                        5

Records, and all claims, counterclaims, credits, causes of action, CHOSES IN ACTION, rights of recovery and rights of setoff relating to any of the foregoing.

      "KING R&D PURCHASED ASSETS" means, collectively, all right, title and interest of Seller in and to the Product and Product Line Business other than the King Purchased Assets and the Excluded Assets, including without limitation, the Registrations, Applicable Permits, all regulatory files (including correspondence with regulatory authorities) relating to the Applicable Permits (provided that Seller may maintain a copy of such files for purposes of fulfilling its ongoing obligations relating to the Product), any intangible rights in and to the Product Records, the Product Intellectual Property, and all claims, counterclaims, credits, causes of action, CHOSES IN ACTION, rights of recovery and rights of setoff relating to any of the foregoing.

      "KNOWLEDGE" means, with respect to Seller, the actual knowledge of the Persons set forth on SCHEDULE 1.1(D) hereto.

      "LAW" means each provision of any currently existing federal, provincial, state, local or foreign law, statute, ordinance, order, code, rule or regulation, promulgated or issued by any Governmental Authority, as well as any judgments, decrees, injunctions or agreements issued or entered into by any Governmental Authority specifically with respect to Seller or the Product.

      "LIABILITY" means, collectively, any indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, choate or inchoate, liquidated or unliquidated, secured or unsecured, direct or indirect, matured or unmatured, or absolute, contingent or otherwise, including any product liability.

      "LOI" means, if executed by the Parties, a letter of intent regarding the Transactions.

      "LOSSES" means, with respect to any claim or matter, all losses, expenses, obligations and other Liabilities or other damages (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), diminution in value, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation).

      "MALLINCKRODT" means Mallinckrodt, Inc.

      "MALLINCKRODT AGREEMENT" means the letter agreement between Mallinckrodt and Seller dated May 26, 2005.

      "MATERIAL ADVERSE EFFECT" means any change or effect that is materially adverse to the Product Line Business taken as a whole, but shall exclude any change, effect or circumstance resulting or arising from: (a) events, circumstances, changes or effects that generally affect the industries in which Seller operates, (b) general economic or political conditions or events, circumstances, changes or effects affecting the securities markets generally, and (c) any circumstance, change or effect that results from any action taken at the request of Purchaser (other than as Seller is required to perform under this Agreement).

      "NDA(S)" means the new drug application covering the Product (NDA No. 21-260), including any supplements, amendments or modifications thereto, or divisions thereof, including all correspondence under NDA No. 21-260 between the FDA and Seller, in each case submitted to or required by the FDA prior to the Effective Time.

     "NDC" means the "National Drug Code", which is the eleven digit code registered by a company with the FDA with respect to a pharmaceutical product.

     "NET SALES" has the meaning set forth in SCHEDULE 2.6.

     "NON-FAMP" has the meaning set forth in 38 U.S.C. ss. 8126 (h)(5).

     "NOTICE OF OBJECTION" has the meaning set forth in SECTION 2.8(D).

     "ORGANON" means Organon Pharmaceuticals USA Inc.

     "OTHER AGREEMENTS" means, collectively, the Assignment of Product Intellectual Property, the Bill of Sale and Assignment and Assumption Agreement, the Product License and Supply Agreement Assignment, the Second Source Supply Agreement Assignment, the Termination and Return of Rights Agreement Assignment, the Technical Agreement Avinza(R) Assignment, the Quality Agreement for Avinza(R) Assignment, the Transition Services Agreement and the Escrow Agreement.

     "OUTSIDE DATE" has the meaning set forth in SECTION 11.1(A)(II).

     "PARTY" or "PARTIES" has the meaning set forth in the Preamble of this Agreement.

     "PATENTS" means United States and non-United States patents, patent applications, patent disclosures, invention disclosures and other rights relating to the protection of inventions worldwide, and any and all right, title and interest related to any of the foregoing, including without limitation all reissues, reexaminations, divisions, continuations, continuations-in-part, extensions or renewals of any of the foregoing as well as supplementary protection certificates for medicinal products provided under Council Regulation
(EEC) No. 1768/92 of June 18, 1992, and their equivalents.

     "PDE" shall mean a primary detail equivalent and be defined as equivalent to any of the following: (a) one P1 Detail; (b) two P2 Details; or (c) five P3 Details. Product Calls other than P1 Details, P2 Details and P3 Details shall have no effect on any calculation of PDEs. A "P1 DETAIL" is a Product Call where the Product is presented in the first position. A "P2 DETAIL" is a Product Call where the Product is presented in the second position. A "P3 DETAIL" is a Product Call where the Product is presented in the third position.

     "PDM ACT" means the Prescription Drug Marketing Act of 1987, as amended.

     "PERMITTED CONTRACT(S)" means any Contracts, including purchase orders, which relate to the Product or the Product Line Business and which are entered into by Seller after the Execution Date, which Contracts involve payment by Seller of no more than $25,000 or extend for a term no longer than ninety (90) days from the Closing Date, and which are not otherwise material.

     "PERMITTED ENCUMBRANCES" means (a) statutory liens for current Taxes of Seller not yet due and payable or (b) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Seller.

     "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, trust or unincorporated organization or Governmental Authority.

     "PLAN" means any employment, bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, "phantom" stock, performance, stock bonus, paid time off, perquisite, fringe benefit, vacation, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance, retention or other contracts or agreements, or other program, policy or arrangement.

     "PRE-EXISTING ASSIGNED CONTRACTS" means those Contracts, including purchase orders, related primarily or exclusively to the Product and the Product Line Business which are identified on SCHEDULE 1.1(B) hereto; provided that with respect to each of Seller's contracts with ICS or Stericycle (formerly Universal Solutions International Inc.), in the event Purchaser shall have entered into its own contracts with such parties regarding Purchaser's conduct of the Product Line Business prior to Closing, then such Seller's contracts with ICS or Stericycle (formerly Universal Solutions International Inc.) shall not be included as PRE-EXISTING ASSIGNED CONTRACTS AND SHALL NOT BE ASSIGNED TO OR ASSUMED BY PURCHASER AS PART OF THE TRANSACTIONS.

     "PRESCRIBERS" shall mean healthcare institutions, hospitals, outpatient surgery centers and clinics, as well as individual office-based primary care physicians (i.e., internists, family practitioners and general practitioners), other specialists, health care professionals or para-professionals legally authorized to write prescriptions for pharmaceutical products located in the Territory pursuant to applicable Law.

     "PRODUCT" means, the 30 mg, 60 mg, 90 mg and 120 mg finished dosage strengths of the once-daily oral dosage microparticulate formulation developed by Elan containing the active drug substance morphine and its salts as its primary active ingredient currently marketed by Seller as Avinza(R), and such other dosage strengths thereof, any reformulations or derivations of the same (whether or not utilizing the Product Patent Rights) and any other product sold or distributed under the Product Marks.

     "PRODUCT CALL" shall mean an in person, face-to-face contact by a sales Representative with a Prescriber in the Territory during which time the promotional message involving the Product is presented in the first, second or third position.

     "PRODUCT COPYRIGHTS" means any and all copyrights owned, licensed, Controlled or otherwise utilized by Seller primarily or exclusively related to the Product Line Business, Product Trade Dress, Product Mark(s), and/or Promotional Materials.

     "PRODUCT DOMAIN NAMES" means the domain names and web sites (including source code and layout) owned, licensed, Controlled or otherwise utilized by Seller which primarily or exclusively utilize the Product Mark(s) as identified on SCHEDULE 1.1(E) hereto.

     "PRODUCT EMPLOYEE" means those employees set forth on SCHEDULE 9.1(A)(1) hereto.

     "PRODUCT EQUIPMENT" means the manufacturing tools and test equipment owned by Seller and used primarily or exclusively to manufacture the Product identified on SCHEDULE 1.1(F) hereto.

     "PRODUCT INTELLECTUAL PROPERTY" means the Product Patent Rights, Product Copyrights, Product Know-How, Product Marks, and Product Trade Dress, in each case relating to the Territory, and the Product Domain Names worldwide.

     "PRODUCT INVENTORY DATA" has the meaning set forth in SECTION 6.1.

     "PRODUCT KNOW-HOW" means as owned, licensed or Controlled by Seller and primarily or exclusively related to the Product Line Business or Product, the research and development information, validation methods and procedures, unpatented inventions, know-how, trade secrets, technical or other data or information, or other materials, methods, systems, procedures, processes, materials, developments or technology, including all biological, chemical, clinical, manufacturing and other information or data, other than such know-how which is or becomes the subject of a Patent.

     "PRODUCT LICENSE AND SUPPLY AGREEMENT" means the Amended and Restated License and Supply Agreement, dated as of November 12, 2002, by and between Seller, Elan and Elan Management Limited, as amended and supplemented from time to time prior to the Closing Date, which is attached hereto as EXHIBIT L.

     "PRODUCT LICENSE AND SUPPLY AGREEMENT ASSIGNMENT" means the Assignment and Assumption of Contract with respect to the Product License and Supply Agreement, in the form which shall be mutually agreed by the Parties and then attached hereto as EXHIBIT C.

     "PRODUCT LINE BUSINESS" has the meaning set forth in the first Recital to this Agreement.

     "PRODUCT MARK(S)" means the Trademark "Avinza(R)" and/or such other Trademark(s) as registered with the PTO or other equivalent Governmental Authority, which are owned, licensed, Controlled or otherwise utilized by Seller and/or its Affiliates in the Territory to identify the Product in the Territory which are identified on SCHEDULE 1.1(G) hereto, including without limitation, any and all right, title and interest of Seller in and to such Trademarks outside the Territory (if and to the extent Seller has any such rights, title or interests).

     "PRODUCT PATENT RIGHTS" means the Patents licensed by Seller pursuant to the Product License and Supply Agreement, which are identified on SCHEDULE 1.1(K) hereto.

     "PRODUCT RECORDS" means, in whatever medium (e.g., audio, visual, print or electronic) relating to the Product or the Product Line Business: (a) any and all data and correspondence supporting and/or utilized or made in connection with obtaining and/or maintaining any of the Registrations and/or the drug master file for the Product, (b) raw and/or analysis data for pivotal trials and integrated summaries (ISE/ISS) and all bio-analytical data in SAS transport, PC SAS Version 6.06, or above, or other agreed format, (c) all clinical data (phase I - IV), (d) all data from ongoing development of the compound utilized in the Product (including marketing studies), (e) programs (analysis, reports and supporting documentation) for trials for which data is provided, (f) copies of SAS libraries (with non-exclusive rights to use same) from Seller's analysis programs relating to the Product, and (g) all books and records owned by Seller relating to the Product (which shall be copies to the extent not exclusive to the Product), including copies of all customer and supplier lists, account lists, call data, sales history, call notes, research data, marketing studies, consultant reports, physician databases, and correspondence (including invoices) with respect to the Product, and all complaint files and adverse event reports and files, and (h) copies of all data and information in the possession of Seller relating to the activities of Organon and/or IHS or other entity providing support services to Seller which relate to the Product, including for commercial rebates, discounts, administrative fees, chargebacks and/or Government Rebates; PROVIDED, HOWEVER, that (i) in each case, Seller may exclude any Excluded Intellectual Property contained therein, (ii) Seller may retain: (A) a copy of any such books and records to the extent necessary for Tax, accounting, litigation or other valid business purposes other than the conduct of any business competitive with the Product or the Product Line Business, (B) a copy of all such books and records which relate to the Excluded Assets, and (C) all books, documents, records and files (1) prepared in connection with the Transactions, including bids received from other parties and strategic, financial or Tax analyses relating to the divestiture of the Purchased Assets, the Assumed Liabilities, the Product and the Product Line Business, or (2) maintained by Seller and/or its Representatives, agents or licensees in connection with their respective Tax, legal, regulatory or reporting requirements other than those relating to the Product or the Product Line Business, (iii) any attorney work product, attorney-client communications and other items protected by privilege shall be excluded except to the extent relating to the Product or the Product Line Business, and (iv) Seller shall be entitled to redact from any such books and records any information that does not relate to the Product or Product Line Business.

     "PRODUCT TRADE DRESS" means the trade dress, package designs, product inserts, labels, logos and associated artwork owned by, licensed to or otherwise held by Seller and used primarily or exclusively in connection with the Product, Product Line Business or the packaging therefor, including without limitation that which is identified on SCHEDULE 1.1(H) hereto, but specifically excluding all Seller Brands used thereon other than the Product Marks.

     "PROMOTIONAL MATERIALS" means the advertising, promotional and media materials, sales training materials (including any related outlines and quizzes/answers, if any), trade show materials (including displays) and videos, including materials containing post-marketing clinical data, if any, used primarily or exclusively for the commercialization of the Product in the Territory by Seller (including Distribution and sales promotion information, market research studies and toll-free telephone numbers) identified on SCHEDULE 1.1(I) hereto.

     "PROXY STATEMENT" has the meaning set forth in SECTION 6.6(A).

     "PTO" means the United States Patent and Trademark Office.

     "PURCHASE PRICE" has the meaning set forth in SECTION 2.6.

     "PURCHASE PRICE BANK ACCOUNT" means a bank account in the United States to be designated by Seller in a written notice to Purchaser at least three (3) Business Days before the Closing.

     "PURCHASED ASSETS" means, together, the King Purchased Assets and the King R&D Purchased Assets.

     "PURCHASER" has the meaning set forth in the Preamble of this Agreement.

     "QUALITY AGREEMENT FOR AVINZA(R)" means the Quality Agreement for Avinza(R) dated April 10, 2006, by and between Seller and Cardinal, as amended and supplemented from time to time prior to the Closing Date, which is attached hereto as EXHIBIT P.

     "QUALITY AGREEMENT FOR AVINZA(R) ASSIGNMENT" means the Assignment and Assumption of Contract with respect to the Quality Agreement for Avinza(R), in the form which shall be mutually agreed by the Parties and then attached hereto as EXHIBIT G.

     "REBATE TAIL PERIOD" has the meaning set forth in SECTION 8.4(B)(I).

     "REGISTRATIONS" means the regulatory approvals, authorizations, licenses, applications, rights of reference, permits, INDs, NDAs and other permissions held by Seller relating primarily or exclusively to the Product in the Territory and/or Product Line Business issued by Governmental Authorities in the Territory to Seller as set forth on SCHEDULE 1.1(J) hereto.

     "REPRESENTATIVES" means, with respect to any Person, the directors, managers, employees, independent contractors, agents or consultants of such Person.

     "REQUIRED SELLER STOCKHOLDERS" means the approval of the holders of a majority of the outstanding shares of Seller's common stock.

     "RETAIL ESCROW ACCOUNT" has the meaning set forth in SECTION 2.8(C)(II).

     "RETAIL ESCROW AMOUNT" has the meaning set forth in SECTION 2.8(C)(II).

     "RETAIL INVENTORY VALUE DIFFERENCE" has the meaning set forth in SCHEDULE 2.8(B).

     "RETAIL INVENTORY VALUE STATEMENT" has the meaning set forth in SECTION 2.8(D).

     "RETAIL TARGET" has the meaning set forth in SCHEDULE 2.8(B).

     "ROYALTIES" has the meaning set forth in SCHEDULE 2.6.

     "ROYALTY TERM" means that period of time (a) beginning on later of January 1, 2007 and the Closing Date, and (b) ending on November 25, 2017.

     "SEC" means the United States Securities and Exchange Commission.

     "SECOND SOURCE SUPPLY AGREEMENT" means that certain Manufacturing and Packaging Agreement, dated as of February 13, 2004, between Seller and Cardinal, as amended and supplemented from time to time prior to the Closing Date, which is attached hereto as EXHIBIT M.

     "SECOND SOURCE SUPPLY AGREEMENT ASSIGNMENT" means the Assignment and Assumption of Contract with respect to the Second Source Supply Agreement, in the form which shall be mutually agreed by the Parties and then attached hereto as EXHIBIT D. "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SELLER" has the meaning set forth in the Preamble of this Agreement.

     "SELLER BRANDS" means all Trademarks, housemarks, tradenames, and trade dress owned, licensed, Controlled or used by Seller, whether or not registered, including the name "Ligand", other than the Product Marks.

     "SELLER DISCLOSURE SCHEDULE" means the disclosure schedules delivered by Seller to Purchaser in connection with this Agreement (it being expressly agreed that disclosure of any item or matter under any Section or subsection in such Seller Disclosure Schedule, or in attachments thereto, and documents referred to therein, shall be deemed disclosure for all purposes of ARTICLE IV).

     "SELLER PLAN" means all Plans under which any current or former Product Employee has accrued any benefit or right whatsoever maintained by, contributed to or required to be contributed to by Seller or any of its ERISA Affiliates or as to which Seller or any of its ERISA Affiliates has any Liability.

     "SELLER RECOMMENDATION" means the recommendation of the board of directors of Seller that the board of directors of Seller has determined that the Transactions are fair to and in the best interests of Seller's stockholders.

     "SELLER STOCKHOLDERS' MEETING" has the meaning set forth in SECTION 6.6(C).

     "SELLER'S SEC FILINGS" means all forms, reports and other documents required to be filed by Seller under the Securities Act or Exchange Act, as the case may be since and including January 1, 2004.

     "SKU" means stock keeping unit.

     "SUBSIDIARY" means, with respect to any Person, any and all corporations, partnerships, limited liability companies, joint ventures, associations and other entities controlled by such Person.

     "SUPERIOR PROPOSAL" means an Acquisition Proposal, which (a) in the good faith judgment of the board of directors of Seller (after considering the advice of its financial advisors and outside legal counsel) would if consummated result in a transaction that (i) if for the Product, is more favorable to Seller than the Transactions, or (ii) if for equity interests in Seller or substantially all of the Assets of Seller, including the Product, is more favorable, taken as a whole, to Seller's stockholders than the Transactions, and the board of directors of Seller intends to terminate this Agreement in connection with such determination, or (b) does not require termination of this Agreement or any of the Other Agreements as a condition to consummation of such Acquisition Proposal.

     "TAX" or "TAXES" means any and all taxes, assessments, levies, tariffs, duties or other charges or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including income, estimated income, gross receipts, profits, business, license, occupation, franchise, capital stock, real or personal property, sales, use, transfer, value added, employment or unemployment, social security, disability, alternative or add-on minimum, customs, excise, stamp, environmental, commercial rent or withholding taxes, and shall include any Liability for Taxes of any other Person under applicable Law, as a transferee or successor, by contract or otherwise.

     "TAX RETURN" means any report, return (including any information return), claim for refund, election, estimated Tax filing or payment, request for extension, document, declaration or other information or filing required to be supplied to any Governmental Authority with respect to Taxes, including attachments thereto and amendments thereof.

     "TECHNICAL AGREEMENT AVINZA(R)" means the Technical Agreement Avinza(R) dated June 10, 2003, by and between Seller and Elan Holdings, Incorporated, as amended and supplemented from time to time prior to the Closing Date, which is attached hereto as EXHIBIT O.

     "TECHNICAL AGREEMENT AVINZA(R) ASSIGNMENT" means the Assignment and Assumption of Contract with respect to the Technical Agreement Avinza(R), in the form which shall be mutually agreed by the Parties and then attached hereto as EXHIBIT F.

     "TERMINATION AND RETURN OF RIGHTS AGREEMENT" means the Termination and Return of Rights Agreement, dated as of January 1, 2006, by and between Seller and Organon USA Inc., as amended and supplemented from time to time prior to the Closing Date, which is attached hereto as EXHIBIT N.

     "TERMINATION AND RETURN OF RIGHTS AGREEMENT ASSIGNMENT" means the Assignment and Assumption of Contract with respect to the Termination and Return of Rights Agreement, in the form which shall be mutually agreed by the Parties and then attached hereto as EXHIBIT E.

     "TERMINATION FEE" has the meaning set forth in SECTION 11.2(B).

     "TERRITORY" means the United States of America and its territories and Canada.

     "TRADEMARK" means trademarks, service marks, certification marks, trade dress, Internet domain names, trade names, identifying symbols, designs, product names, company names, slogans, logos or insignia, whether registered or unregistered, and all common law rights, applications and registrations therefor, and all goodwill associated therewith.

     "TRANSACTIONS" means the transactions contemplated by this Agreement.

     "TRANSFER TAXES" means any and all transfer, documentary, sales, use, gross receipts, stamp, registration, value added, recording, escrow and other similar Taxes and fees (including any penalties and interest) incurred in connection with the Transactions (including recording and escrow fees and any real property or leasehold interest transfer or gains tax and any similar Tax).

     "TRANSITION SERVICES AGREEMENT" means that certain Transition Services Agreement, dated as of the date hereof, between Seller and Purchaser, in the form which shall be mutually agreed by the Parties and then attached hereto as EXHIBIT H.

     "WHOLESALE TARGET" has the meaning set forth in and calculated pursuant to
SCHEDULE 2.8(B)(I).

     1.2  OTHER DEFINITIONAL PROVISIONS.

          (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

          (b) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (c) The terms defined in the singular has a comparable meaning when used in the plural, and vice versa.

          (d) Words of one gender include the other gender.

          (e) References to a Person are also to its successors and permitted assigns. (f) The term "dollars" and "$" means United States dollars.

          (g) The word "including" means "including without limitation" and the words "include" and "includes" have corresponding meanings.

                                   ARTICLE II
                                PURCHASE AND SALE

     2.1 TRANSFER OF PURCHASED ASSETS. At the Effective Time, on the terms and subject to the conditions hereof and in consideration of the Purchase Price, Seller will sell, convey, transfer, assign and deliver to King, and King will purchase, take delivery of and acquire from Seller, all of Seller's right, title and interest in and to the King Purchased Assets, and Seller will sell, convey, transfer, assign and deliver to King R&D, and King R&D will purchase, take delivery of and acquire from Seller, all of Seller's right, title and interest in and to the King R&D Purchased Assets.

     2.2 EXCLUDED ASSETS. The Parties acknowledge and agree that Seller is not selling, conveying, transferring, delivering or assigning any rights whatsoever to the Excluded Assets to

Purchaser, and Purchaser is not purchasing, taking delivery of or acquiring any rights whatsoever to the Excluded Assets from Seller. Without limiting the foregoing:

          (a) Purchaser expressly acknowledges it is not acquiring any rights whatsoever to the Excluded Intellectual Property, including the Seller Brands thereof and any other logos or Trademarks of Seller not included in the Product Intellectual Property, and

          (b) Purchaser expressly acknowledges it is not acquiring any rights whatsoever to any accounts receivable (including any payments received with respect thereto on or after the Closing, unpaid interest accrued on any such accounts receivable and any security or collateral related thereto) arising from sales of the Product on or prior to the Closing Date (collectively, the "ACCOUNTS RECEIVABLE").

     2.3 ASSUMED LIABILITIES. As of the Effective Time, Purchaser shall assume and pay, perform or otherwise discharge, in accordance with their respective terms and subject to the respective conditions thereof, only the following Liabilities (collectively, the "ASSUMED LIABILITIES"):

          (a) any Liability arising after the Effective Time under any Assigned Contract; PROVIDED that, for the avoidance of doubt, to the extent Seller has not made all or any portion of the Forty Seven Million Seven Hundred Fifty Thousand Dollar ($47,750,000) early termination payment to be made pursuant to
Section 3(c) of the Termination and Return of Rights Agreement prior to the Effective Time, any and all such unpaid amounts (excluding any penalty amounts, interest or other amounts due thereon for Seller's failure to pay such amounts prior to the Effective Time) shall constitute an Assumed Liability;

          (b) any Liability in respect of Hired Employees arising after Purchaser's employment of Hired Employees, except to the extent that the same constitute Excluded Liabilities or as otherwise provided in ARTICLE IX to be retained by Seller; and

          (c) any other Liability, if any, specifically and to the extent set forth on SCHEDULE 2.3 hereto.

For avoidance of doubt, nothing in this SECTION 2.3 is intended to, or shall be interpreted to, limit or otherwise reduce the Liabilities of Purchaser as they may occur and/or exist after the Effective Time solely by virtue of Purchaser's ownership of the Purchased Assets or operation of the Product Line Business, but rather, this SECTION 2.3 is solely intended to identify and provide for the assumption by Purchaser of those Liabilities of Seller that are specifically assumed by Purchaser hereunder and which, but for such assumption, would remain Liabilities of Seller.

     2.4 EXCLUDED LIABILITIES. Seller shall retain and shall be responsible for paying, performing and discharging when due, and Purchaser shall not assume or have any responsibility for (i) any Liability of Seller for Taxes (except as otherwise provided in SECTION 8.8(A) with respect to Transfer Taxes), (ii) any penalties or interest resulting from failure to timely pay amounts due under any Assigned Contracts to the extent relating to any time prior to the Effective Time, and (iii) any and all Liabilities other than the Assumed Liabilities (the "EXCLUDED LIABILITIES").

     2.5 SELLER TO OBTAIN CONSENT OF THIRD PARTIES. On the Closing Date, Seller shall assign to Purchaser, and Purchaser will assume, the Assigned Contracts (to the extent provided in this Agreement), in each case to the extent permitted by, and in accordance with, applicable Law. Seller shall, at its sole cost and expense, use commercially reasonable efforts to obtain the consent of any third party (in the form which shall be mutually agreed by the Parties and then attached hereto as EXHIBIT K) required under any Assigned Contract to the assignment by Seller to Purchaser of the applicable Assigned Contract. Notwithstanding anything herein to the contrary, if the assignment or assumption of all or any portion of any rights or obligations under any Assigned Contract shall require the consent of any other party thereto or any other third party that has not been obtained prior to the Effective Time, this Agreement shall not constitute an agreement to assign, license, sublicense, lease, sublease, convey or otherwise transfer any rights or obligations under any such Assigned Contract. In order, however, to provide Purchaser the full realization and value of every Assigned Contract of the character described in the immediately preceding sentence as soon as practicable after the Effective Time, Seller shall, at its sole cost and expense, after the Closing, use commercially reasonable efforts to obtain those consents from any Persons (in the form which shall be mutually agreed by the Parties and then attached hereto as EXHIBIT K) not obtained prior to the Effective Time necessary to effectuate the assignment of any Assigned Contracts. Purchaser shall reasonably cooperate with Seller at Purchaser's sole cost and expense in connection with such undertaking of Seller and Seller shall keep Purchaser fully informed in a timely manner as to all developments regarding the same, including promptly providing Purchaser with copies of all material correspondence, drafts and other material communications regarding same.

Notwithstanding the foregoing prior to Closing Purchaser shall use its best efforts to enter into its own contracts with ICS and Stericycle (formerly Universal Solutions International Inc.) regarding Purchaser's conduct of the Product Line Business following Closing.

     2.6 PURCHASE PRICE. In addition to any other amounts due hereunder (including, without limitation, the Royalties to be paid in accordance with SCHEDULE 2.6), in consideration of the sale, assignment, conveyance, license and delivery of the Purchased Assets under ARTICLE II, Purchaser shall, upon the Closing, assume the Assumed Liabilities and subject to the terms and conditions hereof pay to Seller, by wire transfer of immediately available funds directly to an account designated by Seller, the aggregate of the following amounts, subject to the adjustments set forth in SECTION 2.8 (as adjusted, the "PURCHASE PRICE"):

          (a) Two Hundred Sixty-Five Million Dollars ($265,000,000); PLUS

          (b) to the extent paid to Organon by Seller prior to Closing, reimbursement for up to Forty Seven Million Seven Hundred Fifty Thousand Dollars ($47,750,000) in early termination payments made pursuant to Section 3(c) of the Termination and Return of Rights Agreement.

Payment of the Purchase Price at Closing shall be subject to reduction for any amounts required to be withheld in escrow pursuant to SECTION 2.8, SECTION 2.9 and any other credits due to Purchaser under the terms of this Agreement.

     2.7  PURCHASE PRICE ALLOCATION.

          (a) Subject to the adjustments described in SECTION 2.8, any payments or other amounts that are required to be treated as part of the Purchase Price for federal income tax purposes shall be allocated among the Purchased Assets as set forth on SCHEDULE 2.7 (the "ALLOCATION SCHEDULE").

          (b) Within fifteen (15) days after the final determination of the Retail Inventory Value Statement pursuant to SECTION 2.8, Purchaser shall prepare and deliver to Seller, an amended Allocation Schedule (the "FINAL ALLOCATION") that reflects the Retail Inventory Value Statement and any resulting adjustments in the allocation of the payments or other amounts treated under the Allocation Schedule pursuant to SECTION 2.7(A).

          (c) The Allocation Schedule and Final Allocation shall each be prepared based on independent third party valuation and in accordance with GAAP. In accordance with Section 1060 of the Code and the Treasury Regulations thereunder, Purchaser and Seller agree, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code, to be bound by the Final Allocation, to file all Tax Returns (including IRS Form 8594 and any supplemental or amended IRS Form 8594, each of which IRS Form 8594 shall be prepared by Purchaser and provided to Seller) in accordance with the Final Allocation, and not to take any position inconsistent with the Final Allocation in the course of any audit, examination, other administrative or judicial proceeding.

     2.8  INVENTORY VALUE ADJUSTMENTS.

          (a) On the Closing Date, Seller shall provide Purchaser with a report based on Product Inventory Data provided by Seller in accordance with this Agreement setting forth (i) the calculated amounts for each of the items enumerated on SCHEDULE 2.8(B) together with all supporting data used to calculate same, (ii) whether, and the extent to which, the Wholesale Target and the Retail Target have been met, and (iii) Seller's out-of-pocket cost (without markup) paid as purchase price to Elan and/or Cardinal between the Execution Date and the Effective Time for finished Product. The foregoing report shall be accompanied by a written certification of the CFO of Seller as to the good faith completeness and accuracy of such report.

          (b) If, at Closing, the Wholesale Target (as adjusted to allow Seller a credit against the Wholesale Target for Seller's out-of-pocket cost (without markup) paid as purchase price to Elan and/or Cardinal between the Execution Date and the Effective Time for the finished Product) has not been achieved, the Purchase Price shall be adjusted downward by the Excess Wholesale Inventory Value.

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          (c) If, at Closing, the Retail Target has not been achieved, then for each One Dollar ($1.00) of Retail Inventory Value Difference up to and including Ten Million Dollars ($10,000,000), the Purchase Price shall be adjusted downward by One Dollar ($1.00), and in addition:

               (i) if Retail Inventory Value Difference is greater than Ten Million Dollars ($10,000,000), then for each One Dollar ($1.00) of Retail Inventory Value Difference in excess of Ten Million Dollars ($10,000,000), the Purchase Price shall be adjusted downward by Fifty Cents ($0.50); or

               (ii) if Retail Inventory Value Difference is less than Ten Million Dollars ($10,000,000), then the difference between Retail Inventory Value Difference and Ten Million Dollars ($10,000,000) (the "RETAIL ESCROW AMOUNT") shall be withheld from Purchase Price paid at Closing and delivered to the Escrow Agent for deposit into a separate escrow account (the "RETAIL ESCROW ACCOUNT"), and held pursuant to the provisions of the Escrow Agreement.

          (d) As promptly as practicable, but in any event not later than thirty
(30) days after the Closing Date, Purchaser shall prepare and deliver to Seller a statement calculating the Retail Inventory Value Difference (the "RETAIL INVENTORY VALUE STATEMENT"). During the thirty (30) day period immediately following Seller's receipt of the Retail Inventory Value Statement, Seller and Purchaser shall each review the Product Inventory Data to evaluate the Retail Inventory Value Statement. The Retail Inventory Value Statement shall become final and binding upon Purchaser and Seller at the end of such thirty (30) day period, unless Seller objects to the Retail Inventory Value Statement, in which case it shall send written notice (the "NOTICE OF OBJECTION") to Purchaser within such period, setting forth in specific detail the basis for its objection and Seller's proposal for any adjustments to the Retail Inventory Value Statement. If a timely Notice of Objection is received by Purchaser, then the Retail Inventory Value Statement shall become final and binding (except as provided below with respect to resolution of disputes) on Seller and Purchaser on the first to occur of (i) the date Seller and Purchaser resolve in writing any differences they have with respect to the matters specified in the Notice of Objection, or (ii) the date all matters in dispute are finally resolved in writing by the Accountants, in each case as provided below. Seller and Purchaser shall seek in good faith to reach agreement with respect to any such proposed adjustment or that no such adjustment is necessary within twenty (20) days following Purchaser's receipt of the Notice of Objection. If agreement is reached in writing within such twenty (20) day period as to all proposed adjustments, or that no adjustments are necessary, Purchaser shall revise the Retail Inventory Value Statement accordingly. If Seller and Purchaser are unable to reach agreement within twenty (20) days following receipt of the Notice of Objection, then the Accountants shall be engaged at that time to review the Retail Inventory Value Statement, and shall make a determination as to the resolution of any adjustments. The determination of the Accountants shall be delivered as soon as practicable following engagement of the Accountants, but in no event more than sixty (60) days thereafter, and shall be final, conclusive and binding upon Seller and Purchaser and Purchaser shall revise the Retail Inventory Value Statement accordingly. The Parties agree that judgment may be entered on such determination in any court having jurisdiction. Seller, on the one hand, and Purchaser, on the other hand, shall each pay one-half of the cost of the Accountants.

          (e) Within three (3) Business Days after the date on which the Retail Inventory Value Statement becomes final and binding on Seller and Purchaser pursuant to SECTION 2.8(D), then:

               (i) To the extent the Retail Inventory Value Statement (as final and binding on the Parties in accordance with SECTION 2.8(D)) provides that Seller owes a payment to Purchaser, Seller shall pay Purchaser an amount equal to the amount due as follows:

                    (A) first, amounts contained in the Retail Escrow Account up to and including the amount due shall be paid to Purchaser pursuant to the terms of the Retail Escrow Agreement; and

                    (B) second, to the extent such amounts held in the Retail Escrow Account are insufficient to satisfy in full such amounts due, Seller shall pay to Purchaser an amount equal to the remaining amounts due which have not been paid to Purchaser from the Retail Escrow Account; or

               (ii) To the extent the Retail Inventory Value Statement (as final and binding on the Parties in accordance with SECTION 2.8(D)) provides that Purchaser owes a payment to Seller, Purchaser shall pay Seller such amount due (exclusive of the return of funds in the Retail Escrow Account pursuant to SECTION 2.8(E)(III)); and

               (iii) All amounts remaining in the Retail Escrow Account (after giving effect to SECTION 2.8(E)(I), if applicable), if any, shall be paid to Seller pursuant to the terms of the Retail Escrow Agreement.

     2.9 ESCROW. At the Closing, Purchaser shall, in addition to any other reductions to the Purchase Price paid at Closing to be made pursuant to this
ARTICLE II, if any, withhold Fifteen Million Dollars ($15,000,000) (the "ESCROW AMOUNT") from the Purchase Price paid at Closing, which Escrow Amount shall be delivered to the Escrow Agent for deposit into a separate escrow account (the "ESCROW ACCOUNT"). The Escrow Amount shall be held pursuant to the provisions of Escrow Agreement. The Escrow Amount will be available to compensate Purchaser for Losses as provided in ARTICLE X, subject to the terms, conditions and limitations in the Escrow Agreement. On the six (6)-month anniversary of the Closing Date, Seven Million Five-Hundred Thousand Dollars ($7,500,000) (or such lesser amount then remaining in the Escrow Account) shall be released from the Escrow Account to Seller, PROVIDED that, if any good faith claims for indemnification by Purchaser have been made pursuant to this Agreement and remain unresolved at such time and an amount equal to such unresolved good faith claims would not remain in the Escrow Account following such release from the Escrow Account, an amount equal to such good faith claims shall remain in the Escrow Account and all other amounts in the Escrow Account at such time, up to a maximum of Seven Million Five-Hundred Thousand Dollars ($7,500,000), shall be released from the Escrow Account to Seller. On the one (1)-year anniversary of the Closing Date, all amounts then remaining in the Escrow Account shall be released from the Escrow Account to Seller, PROVIDED that, if any good faith claims for indemnification by Purchaser have been made pursuant to this Agreement and remain unresolved at such time, an amount equal to such good faith claims shall remain in the Escrow Account and all other amounts in the Escrow Account at such time shall be released from the Escrow Account to

Seller. If any amounts remain in the Escrow Account after the one (1)-year anniversary of the Closing Date in order to satisfy unresolved good faith claims for indemnification made by Purchaser pursuant to this Agreement, any and all such amounts remaining in the Escrow Account following the resolution of such claims, if any, shall be promptly released to Seller.

     2.10 RISK OF LOSS. Until the delivery to Purchaser pursuant to this Agreement, following the Effective Time, any loss of or damage to the Purchased Assets from fire, flood, casualty or any other similar occurrence shall be the sole responsibility of Seller. As of the Effective Time, title to the Purchased Assets shall be transferred to Purchaser. After the delivery to Purchaser pursuant to SECTION 3.2(A)(I) following the Effective Time, Purchaser shall bear all risk of loss associated with the Purchased Assets and shall be solely responsible for procuring adequate insurance to protect the Purchased Assets against any such loss.

                                  ARTICLE III
                                    CLOSING

     3.1 CLOSING. Upon the terms and subject to the conditions of this Agreement, the Closing shall be held on a date following the satisfaction or waiver of all of the conditions set forth in ARTICLE VII, which shall be specified by Purchaser and be, if such conditions have been satisfied by such time, no later than December 31, 2006, such date (the "CLOSING DATE") and take place through facsimile exchange of signature pages together with email exchange of electronic files in Adobe(R) PDF file format containing copies of the executed documents, unless the Parties otherwise agree. The Parties will exchange (or cause to be exchanged) at the Closing the funds, agreements, instruments, certificates and other documents, and do, or cause to be done, all of the things respectively required of each Party as specified in SECTION 3.2. The Closing shall be deemed to have occurred at 11:59 p.m. eastern time on such day on which the Closing occurs (the "EFFECTIVE TIME").

     3.2 TRANSACTIONS AT CLOSING. At the Closing, subject to the terms and conditions hereof:

          (a) SELLER'S ACTIONS AND DELIVERIES. Seller shall deliver or cause to be delivered to Purchaser:

               (i) the Inventory (which shall be delivered at the facilities of ICS, Mallinckrodt, Elan, and/or Cardinal, as the case may be);

               (ii) the forms of all of the Other Agreements have been mutually agreed by the Parties and attached to this Agreement as the appropriate Exhibits;

               (iii) executed counterparts of each of the Other Agreements to which it is a party;

               (iv) a letter from Seller to the FDA, duly executed by Seller, transferring the rights to the Registrations to Purchaser, in form and substance reasonably satisfactory to Purchaser, set forth on SCHEDULE 3.2(A)(IV) hereto;

               (v) a certificate of a duly authorized officer of Seller certifying as to the matters set forth in SECTIONS 7.2(A) and (B);

               (vi) such other documents and instruments as may be reasonably necessary to effect or evidence the Transactions, including, without limitation reasonably stored and organized Product Records;

               (vii) executed Consents to the Assignments in the forms that have been mutually agreed by the Parties with respect to each party set forth on SCHEDULE 2.5 hereto.

          (b) PURCHASER'S ACTIONS AND DELIVERIES. Purchaser shall deliver or cause to be delivered to Seller:

               (i) the Purchase Price (subject to adjustments and reductions as set forth in SECTION 2.6), by wire transfer of immediately available funds directly to the Purchase Price Bank Account designated by Seller;

               (ii) the forms of all of the Other Agreements have been mutually agreed by the Parties and attached to this Agreement as the appropriate Exhibits;

               (iii) executed counterparts of each of the Other Agreements to which it is a party;

               (iv) a letter from Purchaser to the FDA duly executed by Purchaser, assuming responsibility for Registrations from Seller, in form and substance reasonably satisfactory to Seller, as set forth on
          SCHEDULE 3.2(B)(IV);

               (v) a certificate of a duly authorized officer of Purchaser certifying as to the matters set forth in SECTIONS 7.3(A) and (B); and

               (vi) such other documents and instruments as may be reasonably necessary to effect or evidence the Transactions.



                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser, as of the Execution Date, as follows:

     4.1 ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Seller has all requisite corporate power and authority to own, lease and operate, as applicable, the Purchased Assets and to carry on the Product Line Business as presently conducted.

     4.2 DUE AUTHORIZATION. Seller has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Other Agreements, and the execution and delivery of this Agreement and the Other
Agreements and the performance of all of its obligations hereunder and thereunder have been duly authorized by Seller. The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder have been authorized by all requisite board and, only as of the Closing Date, all requisite stockholder action.

     4.3 NO CONFLICTS; ENFORCEABILITY. The execution, delivery and performance of this Agreement and the Other Agreements by Seller (a) are not prohibited or limited by, and will not result in the breach of or a default under, any provision of the certificate of incorporation or bylaws of Seller or any Subsidiary of Seller, (b) assuming all of the consents, approvals, authorizations and permits described in SECTION 4.7 have been obtained and all the filings and notifications described in SECTION 4.7 have been made and any waiting periods thereunder have terminated or expired, except as would not reasonably be expected to have a Material Adverse Effect, do not conflict with or result in violation or breach of any Law applicable to Seller, and (c) except as set forth on SCHEDULE 4.3 of the Seller Disclosure Schedule, does not conflict with, result in a material breach of, constitute (with or without due notice or lapse of time or both) a material default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any agreement, including without limitation any Assigned Contracts, or instrument binding on Seller prior to the Effective Time or any applicable order, writ, injunction or decree of any court or Governmental Authority to which Seller is a party or by which Seller is bound or to which any of its Assets is subject. This Agreement and the Other Agreements have been duly executed and delivered by Seller, and constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other Laws of general application relating to or affecting creditors' rights generally.

     4.4 TITLE; ASSETS. Except as set forth on SCHEDULE 4.4 of the Seller Disclosure Schedule, Seller has good and valid title to the Purchased Assets, whether by ownership, leases, licenses or other instruments granting Seller the right to use the Purchased Assets, in each case free and clear of all Encumbrances other than the Permitted Encumbrances. Neither Seller nor any Affiliate of Seller has any right, title or interest in or to any product containing morphine or other opioid as an active pharmaceutical ingredient in any stage of development. Seller does not lease any manufacturing tools or test equipment utilized in the conduct of the Product Line Business. The Purchased Assets transferred to Purchaser pursuant to this Agreement constitute all assets necessary and sufficient for the conduct of the Product Line Business as has been conducted by Seller and as is presently conducted by Seller, other than permits issued by the U.S. Drug Enforcement Agency and controlled substances permits issued by State Governmental Authorities.

     4.5  INTELLECTUAL PROPERTY.

          (a) SCHEDULE 4.5(A) of the Seller Disclosure Schedule sets forth any and all Patents licensed, owned or Controlled by Seller (i) pursuant to the Product License and Supply Agreement, and/or (ii) relating to the Product or its use or manufacture.

          (b) Included in the Product Intellectual Property are all rights in and to any and all Intellectual Property necessary and sufficient for the conduct of the Product Line Business as has been conducted by Seller and as is presently conducted by Seller, and all such rights are included in the Purchased Assets transferred to Purchaser pursuant to this Agreement.

          (c) Except as set forth on SCHEDULE 4.5(C) of the Seller Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all Intellectual Property necessary for the conduct of the Product Line Business is under the Control of Seller.

          (d) Except as set forth on SCHEDULE 4.5(D) of the Seller Disclosure Schedule, (i) to Seller's Knowledge the Product Intellectual Property is enforceable and valid and (ii) none of the Product Intellectual Property has been or is the subject of: (A) any pending adverse judgment, injunction, order, decree or agreement restricting (x) its use in connection with the Product or the Product Line Business or (y) assignment or license thereof by Seller; or (B) any threatened litigation or claim of infringement threatened or made, in each case made in writing or to Seller's Knowledge made otherwise; or (C) any pending litigation; or (D) any requests for royalty payments or offers for licenses to Intellectual Property which would relate to the Product or the Product Line Business, in each case made in writing or to Seller's Knowledge made otherwise; or (E) to Seller's Knowledge any discussions relating to any of the matters addressed by SECTIONS 4.5(D)(II)(B) or (D).

          (e) Except as set forth on SCHEDULE 4.5(E) of the Seller Disclosure Schedule, all Product Intellectual Property is under the Control of Seller.

          (f) Except as set forth on SCHEDULE 4.5(F) of the Seller Disclosure Schedule, (i) neither Seller nor any of its Affiliates has granted any licenses to the Product Intellectual Property to third parties; (ii) neither Seller nor any of its Affiliates, nor to Seller's Knowledge, any other Person, is party to any agreements with third parties that materially limit or restrict use of the Product Intellectual Property or require any payments for their use; and (iii) to Seller's Knowledge, no other Person has any joint ownership or royalty interest in the Product Intellectual Property.

          (g) Except as set forth on SCHEDULE 4.5(G) of the Seller Disclosure Schedule, (i) to Seller's Knowledge, the use or sale of the Product in the Territory, and the manufacture of the Product in the Territory or where manufactured by or behalf of Seller for use or sale in the Territory, does not and will not infringe any valid intellectual property right of any third party, and (ii) neither Seller nor any of its Affiliates has received written notice of a claim of any such infringement.

          (h) Seller has not received written notice of any misappropriation or infringement of, any of the Product Intellectual Property by any Person.

          (i) All issuance, renewal, maintenance and other payments that are or have become due with respect to the Product Intellectual Property have been timely paid by or on behalf of Seller, except as would not reasonably be expected to have a Material Adverse Effect.

          (j) To Seller's Knowledge, there are no actual or threatened inventorship challenges, interferences declared or assertions of invalidity with respect to any Patents included in the Product Intellectual Property.

          (k) (i) to Seller's Knowledge, the use of the Product Mark(s) in the Territory does not infringe any intellectual property right, including Trademark, of any third party, and (ii) neither Seller nor any of its Affiliates has received written notice of any such infringement claims.

          (l) Seller and its Affiliates have taken reasonable measures to maintain in confidence all Product Know-How, except as would not reasonably be expected to have a Material Adverse Effect.

          (m) To Seller's Knowledge, except as set forth on SCHEDULE 4.5(M) of the Seller Disclosure Schedule, no present or former employee or consultant of Seller and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in the Product Intellectual Property.

     4.6 LITIGATION. Except as set forth on SCHEDULE 4.6 of the Seller Disclosure Schedule and as would not reasonably be expected to have a Material Adverse Effect or would prevent the consummation by Seller of the Transactions, as of the Execution Date, to Seller's Knowledge, there is no Action pending or threatened related to the Product, the Product Line Business or the Transactions.


     4.7 CONSENTS. Except for the Consents to Assignments required to be delivered by Seller to Purchaser pursuant to SECTION 7.2(C), the approval of the Required Seller Stockholders, any requisite filings under the HSR Act and the expiration or termination of the waiting period under the HSR Act, any other necessary premerger or competition filings, and all of the filings and other actions contemplated set forth on SCHEDULE 4.7 of the Seller Disclosure Schedule (including the letters to the FDA contemplated by SECTIONS 3.2(A)(IV) and 3.2(B)(IV), any applicable filings required under the Exchange Act, any applicable Blue Sky Laws and the rules and regulations of the Exchange, and as may be necessary as a result of any facts or circumstances relating solely to Purchaser), no notice to, filing with, authorization of, exemption by, or consent of, any Person, including any Governmental Authority, is required for Seller to consummate the Transactions, except where the failure to make such filings or notifications, or obtain such consents, approvals, authorizations or permits, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     4.8  TAXES.

          (a) There are no liens for Taxes (other than liens for current Taxes not yet due and payable) on the Purchased Assets or the Inventory.

          (b) Except as set forth on SCHEDULE 4.8, there are no ongoing or pending or, to Seller's Knowledge, threatened Actions or audits concerning any Tax Liability of Seller attributable to or associated with any of the Purchased Assets or the Product Line Business.

     4.9  EMPLOYEE MATTERS.

          (a) PLANS AND MATERIAL DOCUMENTS. SCHEDULE 4.9 of the Seller Disclosure Schedule lists all material Seller Plans. Seller has made available to Purchaser a true and complete copy of each Seller Plan.

          (b) COMPLIANCE. Each Seller Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws. Seller has performed all material obligations required to be performed by it under, is not in any material respect in default under or in material violation of, and Seller has no Knowledge of any material default or violation by any party to, any Seller Plan.

          (c) QUALIFICATION OF CERTAIN PLANS. Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination or opinion letter from the IRS covering all of the provisions applicable to the Seller Plan for which determination or opinion letters are currently available that the Seller Plan is so qualified and no fact or event has occurred since the date of such determination or opinion letter or letters from the IRS to adversely affect the qualified status of any such Seller Plan or the exempt status of any such trust.

          (d) COLLECTIVE BARGAINING AGREEMENTS. With respect to Product Employees, (i) Seller is not a party to, or bound by, the terms of any collective bargaining agreement, and is under no obligation to collectively bargain with any labor organization as those terms are interpreted under the federal National Labor Relations Act, (ii) Seller has experienced no material labor difficulties during the last five (5) years, (iii) there are currently no labor disputes involving, by way of example, strikes, work stoppages, slowdowns, picketing, or any other forms or methods of interference with work or production, or any other concerted action by Product Employees, (iv) there is currently no existing or threatened grievance or other legal action arising out of any collective bargaining agreement or employment relationship of any kind or otherwise pending against Seller, and (v) there are currently no charges or proceedings before the National Labor Relations Board, or other governmental agency.

          (e) To Seller's Knowledge, all Product Employees are authorized to work in the United States under the Immigration Reform and Control Act of 1986, 8 U.S.C. ss. 1324a, et seq.

          (f) To Seller's Knowledge, no Product Employee intends to terminate his or her employment with Seller,

          (g) To Seller's Knowledge, (i) there are no pending or threatened Actions (including unfair labor practice and wage/hour charges) by any Product Employee against Seller, and (ii) none of the Product Employees have been the subject of any such actual or threatened proceedings within the past two (2) years, except as set forth on SCHEDULE 4.9(G) of the Seller Disclosure Schedule.

     4.10 COMPLIANCE WITH LAWS. Except as set forth on SCHEDULE 4.10 of the Seller Disclosure Schedule:

          (a) all Registrations employed in the Product Line Business or necessary to the ongoing conduct of (i) the Product Line Business, or (ii) to Seller's Knowledge, the manufacture or supply of the Product for sale in the Territory, are in full force and effect;

          (b) except as set forth under SCHEDULE 4.10(C) of the Seller Disclosure Schedule, Seller and its conduct of the Product Line Business are in material compliance with all applicable Laws relating to the Product and the Purchased Assets; and

          (c) to Seller's Knowledge, no circumstances presently exist which would reasonably be expected to lead to any loss of or refusal to renew any Registrations employed in the Product Line Business.

     4.11  REGULATORY MATTERS.

          (a) All existing Registrations held by Seller as of the date of this Agreement are set forth in SCHEDULE 1.1(J). Seller is the sole and exclusive owner of the Registrations.

          (b) To Seller's Knowledge, the Distribution of the Product by Seller in the Territory has been conducted in material compliance with the Registrations and all applicable Laws, including the Act and the PDM Act.

          (c) Except as set forth in SCHEDULE 4.11(C) of the Seller Disclosure Schedule, Seller has not received any written or, to Seller's Knowledge, other notice of proceedings from a Governmental Authority alleging that the Product or any of the Purchased Assets or the ownership, manufacturing, operation, storage, Distribution, warehousing, packaging, labeling, handling and/or testing thereof is in material violation of any applicable Law.

          (d) Seller has completed and filed all annual or other reports required by the FDA in order to maintain the Registrations to the extent required under the Product License and Supply Agreement.

     4.12  GOVERNMENT PRODUCT CONTRACTS; LIABILITY FOR COST AND PRICING DATA.

          (a) Seller has made available to Purchaser true and correct copies of all Government Product Contracts; PROVIDED that such copies may have been redacted to prevent disclosure of information not related to the Product.

          (b) Seller has made available to Purchaser true and correct copies of Seller's Non-FAMP calculations and submissions, with all supporting data, for the two (2) most recent calendar quarters, as well as Seller's annual Federal Ceiling Price ("FCP") calculation and submission for the FCP currently in effect, with all supporting data.

          (c) Seller has made available to Purchaser the FCP for Product on Seller's FSS Contract.

          (d) To Seller's Knowledge, there exists no claim for Liability against Seller by any Governmental Authority as a result of incomplete or Product-related defective pricing data submitted to any Governmental Authority.

          (e) Seller has made available to Purchaser all AMP and Best Price related submissions regarding sales of the Product during the period since the launch of the Product as submitted to the Centers for Medicare and Medicaid Services.

     4.13 FINANCIAL STATEMENTS. Each of the consolidated financial statements (including, in each case, any notes thereto) contained in Seller's SEC Filings, as amended, supplemented or restated, if applicable, was prepared in accordance with GAAP applied (except as may be indicated in such filings and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act) on a consistent basis during the periods indicated (except as may be indicated in such filings), and each, as amended, supplemented or restated, if applicable, presented fairly, in all material respects, the consolidated financial position of Seller as of the respective dates thereof and the consolidated results of operations and cash flows of Seller for the respective periods indicated therein (subject, in the case of unaudited statements, to normal adjustments which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect).

     4.14 WARRANTIES. Except as set forth on SCHEDULE 4.14 of the Seller Disclosure Schedule, Seller has not made any warranties to its customers with respect to the quality or absence of defects of the Products which it has sold or have been sold on its behalf which are in force as of the date hereof or with respect to which claims are outstanding as of the date hereof. To Seller's Knowledge, there are no claims pending, or threatened against Seller with respect to the quality of, or existence of defects in, any such Products and, to the Knowledge of Seller, there is no legitimate basis for any such claim. Seller has made available to Purchaser information which is accurate in all material respects, regarding all returns of defective or expired Products (other than Products damaged in transit), and all credits and allowances for such defective or expired products given or promised to customers during said period. Seller has not paid or been required to pay or received a request or demand for payment of any direct, incidental or consequential damages to any Person in connection with any of such Products, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

     4.15 BROKERS, ETC. No broker, investment banker, agent, finder or other intermediary acting on behalf of Seller or under the authority of Seller, except for UBS Securities LLC, is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the Transactions.

     4.16 INVENTORY AND EQUIPMENT. To Seller's Knowledge, (i) the Product Equipment and Inventory are free from material defects, and (ii) the Inventory is useable, saleable and merchantable in all material respects.

     4.17  CONTRACTS.

          (a) Other than the Pre-Existing Assigned Contracts, except as set forth on SCHEDULE 4.17(A) of the Seller Disclosure Schedule, Seller is not a party to or bound by any material Contract that is used primarily in or is necessary to the operation or conduct of the Product Line Business.

          (b) Except as set forth in SCHEDULE 4.17(B) of the Seller Disclosure Schedule,

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
                  (i)   all Pre-Existing Assigned Contracts listed in
SCHEDULE 1.1(B) are valid and binding on Seller and, to Seller's Knowledge, are valid and binding on the other party or parties thereto and in full force and effect;

                  (ii) Seller has performed all material obligations required to be performed by it to date under the Pre-Existing Assigned Contracts;

                  (iii) Seller is not (with or without the lapse of time or the giving of notice, or both) in material breach or default in any respect thereunder;

                  (iv) to Seller's Knowledge, no third party to any Pre-Existing Assigned Contract is (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder; and

                  (v) Complete and correct copies of all Pre-Existing Assigned Contracts listed in SCHEDULE 1.1(B), together with all modifications and amendments thereto and material correspondence related thereto, have been made available to Purchaser.

          (c) With respect to those Assigned Contracts which Seller does not deliver to Purchaser on or before Closing the written consent of the parties to such Assigned Contracts regarding the assignment to Purchaser, (i) the assignment of such Assigned Contracts to Purchaser as contemplated by the Transactions (X) is permitted under applicable Law, (Y) shall not constitute a default or breach of under such Assigned Contracts, and (ii) Seller has all rights and consents necessary to effect such assignment to Purchaser as contemplated by the Transactions, and (iii) upon such assignment to Purchaser, Purchaser shall have all rights necessary to exercise and enforce its rights (as assignee) under such Assigned Contracts and to require performance of the other parties to such Assigned Contracts.

     4.18 PRODUCT LIABILITY; DISTRIBUTORS; RECALLS. To Seller's Knowledge there is no (X) fact relating to the Product that may impose upon the Seller a duty to recall the Product or to warn customers of a defect therein, or (Y) latent or overt design, manufacturing or other defect in any Product. Except as set forth on SCHEDULE 4.18 of the Seller Disclosure Schedule, Seller has not granted rights to any third party nor appointed any third party as a licensee, distributor or subdistributor of the Product. To Seller's Knowledge, (i) there have been no recalls ordered by any Governmental Authority with respect to the Product being sold by or on behalf of Seller and (ii) each of the third parties appointed by Seller as a licensee, distributor or subdistributor of the Product identified on SCHEDULE 4.18, if any, to Seller's Knowledge, have obtained all approvals and clearances necessary in order to market the Product in any and all geographic areas in which they are marketed by or on behalf of Seller.

     4.19 PRODUCT TREATMENTS; PRODUCT RETURNS; EXPORTING AND MANUFACTURING. Except as set forth on SCHEDULE 4.19, Seller has not offered any promotional allowance (including, without limitation, any coupon programs and co-pay assistance programs) to any customer nor has Seller or its agents provided any customer-specific packaging or value added services (other than displays) with respect to the Products. Seller has processed all material returns or requests for returns of the Products of which Seller is aware. Seller's returns policy in effect prior to Closing and during the one (1) year period prior to the Execution Date is attached hereto as SCHEDULE

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
4.19 of the Seller Disclosure Schedule. During the one (1) year period prior to the Execution Date, (i) Seller has processed returns consistent with the foregoing returns policy, and (ii) except as would not reasonably be expected to have a Material Adverse Effect, (A) Seller has not refused to accept returns of any Products and (B) no disputes arose with any customer of Seller regarding any attempted return to Seller of any Product sold by Seller. During the one (1) year period prior to the Execution Date, no customer of Seller has refused to accept further shipments of the Products. Seller does not have outstanding any authorization to any of its customers to destroy any of the Products in lieu of returning such product. Except as set forth on SCHEDULE 4.19 of the Seller Disclosure Schedule, the Seller has not engaged in (i) any exporting or manufacturing activities of or relating to any Product or the Product Line Business, or (ii) Product Line Business activities in Canada.

     4.20 CUSTOMERS, SUPPLIERS AND THIRD PARTY SERVICE PROVIDERS. Prior to the Execution Date, Seller has provided Purchaser with a list of Seller's top ten
(10) customers by total sales of the Product for each of the three (3) most recent calendar years (the "CUSTOMERS"). For purposes of this SECTION 4.20, "Customer" shall mean any entity contracting with Seller to purchase the Product whether through written contract and without regard to the end user of the goods in question. Since January 1, 2006, no supplier or third party service provider of Seller providing goods or services to the Product Line Business has indicated that it shall stop, or materially decrease the rate of, providing materials, products or services to Seller.

     4.21 MEDICAL INFORMATION. Prior to the date hereof, Seller has provided Purchaser with access to (a) a list of all serious adverse event reports and periodic adverse event reports with respect to the Products that have been filed by Seller since Seller's initial launch of the Product, including any material correspondence or other material documents relating thereto, complete copies of which have been made available to Purchaser prior to the Effective Date, (b) all payouts made by Seller since Seller's initial launch of the Product to end-users in respect of claims relating to the Products and (c) all actual or threatened claims made by end-users since Seller's initial launch of the Product against Seller relating to the Product.

     4.22 DISCLAIMER. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NONE OF THE SELLER OR ITS REPRESENTATIVES MAKES OR HAS MADE ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AT LAW OR IN EQUITY, IN RESPECT OF THE PURCHASED ASSETS, ASSUMED LIABILITIES, THE PRODUCT, THE PRODUCT INTELLECTUAL PROPERTY OR THE PRODUCT LINE BUSINESS, INCLUDING ANY IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO (I) MERCHANTABILITY, NON-INFRINGEMENT, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, (II) THE OPERATION OF THE PRODUCT LINE BUSINESS BY PURCHASER AFTER THE CLOSING IN ANY MANNER OTHER THAN AS USED AND OPERATED BY SELLER OR, (III) THE PROBABLE SUCCESS OR PROFITABILITY OF THE PRODUCT LINE BUSINESS AFTER THE CLOSING.

                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

     5.1 ORGANIZATION. Purchaser is a corporation duly organized and validly existing and in good standing under the Laws of the place of its incorporation. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     5.2 DUE AUTHORIZATION. Purchaser has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Other Agreements, and the execution and delivery of this Agreement and the Other Agreements and the performance of all of its obligations hereunder and thereunder have been duly authorized by Purchaser and, to the extent required by Law, contract or otherwise, its stockholders.

     5.3 NO CONFLICTS; ENFORCEABILITY. The execution, delivery and performance of this Agreement and the Other Agreements by Purchaser (a) are not prohibited or limited by, and will not result in the breach of or a default under, any provision of the certificate of incorporation or bylaws of Purchaser, (b) assuming all of the consents, approvals, authorizations and permits described in
SECTION 5.5 have been obtained and all the filings and notifications described in SECTION 5.5 have been made and any waiting periods thereunder have terminated or expired, conflict with any Law applicable to Purchaser, and (c) does not conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material agreement or instrument binding on Purchaser prior the Closing Date or any applicable order, writ, injunction or decree of any court or Governmental Authority to which Purchaser is a party or by which Purchaser is bound or to which any of its Assets is subject, except for such prohibition, limitation, default, notice, filing, permit, authorization, consent, approval, conflict breach or default which would not prevent or delay consummation by Purchaser of the Transactions. This Agreement and the Other Agreements have been duly executed and delivered by Purchaser, and constitute the legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other Laws of general application relating to or affecting creditors' rights generally.

     5.4 LITIGATION. There is no Action pending or, to Purchaser's knowledge, threatened, directly or indirectly involving Purchaser (or to Purchaser's knowledge, any third party) that would prohibit, hinder, delay or otherwise impair Purchaser's ability to perform its obligations hereunder or under the Other Agreements, including the assumption of the Assumed Liabilities, would affect the legality, validity or enforceability of this Agreement or the Other Agreements, or prevent or delay the consummation of the Transactions.

     5.5 CONSENTS. Except for the requisite filings under the HSR Act and the expiration or termination of the waiting period thereunder, any other necessary premerger or competition filings, the letters to the FDA contemplated by SECTIONS 3.2(A)(IV) and 3.2(B)(IV), and as may be necessary as a result of any facts or circumstances relating solely to Seller, no notice to, filing with, authorization of, exemption by, or consent of, any Person, including any Governmental Authority, is required for Purchaser to consummate the Transactions.

     5.6 FINANCING. Purchaser has sufficient immediately available funds to pay, in cash, the Purchase Price and all other amounts payable pursuant to this Agreement and the Other Agreements or otherwise necessary to consummate all the Transactions.

     5.7 BROKERS, ETC. No broker, investment banker, agent, finder or other intermediary acting on behalf of Purchaser or under the authority of Purchaser, except for CitiGroup, is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the Transactions.



                                   ARTICLE VI
                           COVENANTS PRIOR TO CLOSING

     6.1 ACCESS TO INFORMATION; REPORTING; CORRESPONDENCE AND NOTICES. Between the Execution Date and the Closing Date, Seller shall, (i) afford Purchaser and its Representatives access, during regular business hours and upon reasonable agreed-upon times, to Seller's personnel, personnel records (relating solely to the Product Employees, if and to the extent permitted under applicable Law, but in any event including date of hire, current base salary, and severance for each Product Employee calculated consistent with SCHEDULE 9.1(A)(2)), and properties pertaining primarily or exclusively to any of the Purchased Assets, PROVIDED that such access shall not unreasonably interfere with Seller's business and operations; and (ii) copies of all Assigned Contracts or other documentation constituting Purchased Assets. Without limiting the generality of the foregoing, or being limited thereby, Seller shall, at its own cost and expense, provide to Purchaser on (1) the last Business Day of each calendar month occurring prior to Closing, (2) daily for each of the five (5) Business Days prior to Closing, and
(3) on the Closing Date, the following information and data ("PRODUCT INVENTORY DATA"):

     (a) wholesale data comprised of (i) 852 reports from each distribution services provider for the Product, (ii) inventory balances as reported on 852 forms for each wholesaler of the Product, (iii) "morgue" data for each wholesaler of the Product, and (iv) quarter-to-date 867 information for each wholesaler of the Product beginning July 1, 2006 through the Closing Date;

     (b) retail data comprised of (i) IMS prescription data for the Product, and
(ii) "APROV" study data for the Product; and

     (c) data relating to Inventory of Product held at ICS including the lot numbers and expiration dates of such Inventory, as well as Seller's out of pocket cost (without markup and appropriately supported and documented in accordance with GAAP) paid to Elan and/or Cardinal for all such units of Product.

Furthermore, Seller shall promptly provide Purchaser with complete copies of any and all material correspondence, notices, subpoenas, requests, demands, complaints or other written or electronic communications received from, or sent by or behalf of Seller to, (X) the third parties identified on SCHEDULE 2.5 and any other party to an Assigned Contract, and
(Y), to the extent such correspondence or other communications relates to the Product or the Product Line Business, to any of the top five (5) wholesalers of the Product or the FDA, Health Canada, or any other Governmental Authority, and
(Z) any Person if it relates to any Material Adverse Effect.

     6.2 CONDUCT OF THE PRODUCT LINE BUSINESS. The Parties acknowledge that various actions are desirable with respect to the smooth transition of the Purchased Assets and Product Line Business from Seller to Purchaser at the Effective Time and, consequently, Seller hereby agrees to advise Purchaser from the date of this Agreement through the Effective Time promptly following any material developments or changes, if any, with respect to the Purchased Assets or the Product Line Business. In addition, each of Purchaser and Seller agree to advise the other Party promptly upon becoming aware of any event, circumstance or development arising subsequent to the date of this Agreement that would result in any material breach of a representation, warranty or covenant of such advising Party in this Agreement or that would have the effect of making any representation or warranty of such advising Party in this Agreement untrue or incorrect in any material respect so as to cause the failure of any Closing condition to be satisfied prior to or at the Closing. In addition to the foregoing, to the extent consistent with applicable Law throughout the period between the Execution Date and the Effective Time:

     (a) except as required by Law (including the Law of fiduciary duties), neither Purchaser nor Seller shall take any willful action reasonably likely to result in any material representation or warranty made by such Party hereunder to become untrue;

     (b) subject to SECTION 6.3, Seller shall exercise its reasonable best efforts to operate the Product Line Business only in the ordinary course of business, consistent with past practices and preserve intact in all material respects the Purchased Assets and the Product Line Business, including, to the extent that Seller currently has or currently purchases wholesale data in support of the Product, Seller shall maintain such wholesale data arrangements in all material respects;

     (c) Seller shall not mortgage, pledge or subject the Purchased Assets to any Encumbrance (other than Permitted Encumbrances);

     (d) Seller shall not enter into any Contracts (other than Permitted Contracts) relating primarily or exclusively to the Products or the Product Line Business;

     (e) Seller shall not terminate Contracts that will constitute Assigned Contracts at and as of the Effective Time;

     (f) Seller shall use its commercially reasonable efforts to maintain satisfactory relationships with and preserve the goodwill of suppliers and customers providing products or services primarily to or exclusively in connection with the Product Line Business;

     (g) Seller shall not transfer or grant any rights or options in or to any of the Purchased Assets except for the transfer of Inventory in the ordinary course of business consistent with past practice;

     (h) Seller shall not transfer or agree to transfer to any third party any rights under any licenses, sublicenses or other agreements with respect to any Product Intellectual Property;

     (i) Seller shall pay all payables and Taxes relating to the Product Line Business;

     (j) Seller shall not fail to exercise any rights of renewal with respect to any Assigned Contracts that by its terms would otherwise expire and which Purchaser shall reasonably request Seller to renew;

     (k) Seller shall not (i) initiate any litigation or arbitration actions or
(ii) make any claims or demands for breach against any party to any of the Assigned Contracts, or threaten to take any such action;

     (l) Seller shall not (i) enter into or modify any employment agreement with a Product Employee; (ii) except in the ordinary course consistent with past practice, increase or improve wages or fringe benefits of Product Employees, or
(iii) promote, re-assign, transfer or change the job description of any Product Employee; and

     (l) Seller shall not agree to take any of the actions specified in this
SECTION 6.2.

     6.3 INVENTORY. Seller shall exercise its best efforts to reduce Inventory in commercial (wholesale and retail) distribution channels to meet the Wholesale Target and the Retail Target, PROVIDED, HOWEVER, that notwithstanding the foregoing (i) Seller shall be entitled to ship Inventory after the Execution Date and prior to Closing to the extent Seller determines in its reasonable discretion that such shipments are necessary to meet its ongoing cash requirements, and (ii) such shipments shall not be a breach of this Agreement; PROVIDED FURTHER Seller shall provide Purchaser with advance written notice of any such shipments. Seller shall give written notice to Purchaser of all Product shipments made after the Execution Date promptly following each shipment. Such notice shall set forth the quantity of the Product shipped and, to the extent reasonably ascertainable, the then current Inventory levels in commercial (wholesale and retail) distribution channels.

     6.4 REQUIRED APPROVALS AND CONSENTS. As soon as reasonably practicable after the Execution Date, the Parties shall make all filings required to be made in order to consummate the Transactions, including all filings under the HSR Act and any other necessary premerger or competition filings in accordance with
SECTION 6.5. Seller shall also provide reasonable assistance with respect to all filings that Purchaser elects to make which Purchaser, in its reasonable discretion, deems legally necessary.

     6.5  HSR ACT.

          (a) If required pursuant to applicable Law, each Party shall file as soon as practicable, and in any event no later than three (3) Business Days after the execution of a LOI by the Parties, or if no LOI is executed by the Parties, after the Execution Date except as mutually agreed otherwise, a Notification and Report Form under the HSR Act with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice, as well as any other necessary premerger or competition filings. As deemed advisable, each Party shall respond as promptly as practicable to any inquiries or requests received from any Governmental Authority in the Territory for additional information or documentation. Each Party shall (i) promptly notify the other Party of any communication to that Party or its Affiliates from any Governmental Authority and, subject to applicable Law, permit the other Party or the other Party's counsel to review in advance any proposed written communication to any of the foregoing; (ii) not participate, or permit its Affiliates to participate, in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement unless it consults with the other Party in advance and, to the extent permitted by such Governmental Authority in the Territory, gives the other Party the opportunity to attend and participate thereat; and
(iii) subject to applicable Law and any other reasonable confidentiality obligations of the disclosing Party, furnish the other Party with copies of all correspondence, filings, and communication (and memoranda setting forth the substance thereof) (including documents submitted as attachments to each Party's Notification and Report Form under the HSR Act) between such Party (its affiliates, and its respective Representatives) on the one hand, and any Governmental Authority or members of their respective staffs on the other hand, with respect to this Agreement. The responsibility for any required HSR Act filing fees shall be split 50/50 between Purchaser and Seller.

          (b) In furtherance and not in limitation of the other covenants of the Parties contained herein, Purchaser shall have the right, but not the obligation, to seek to remedy any material competition concerns that any Governmental Authority may have with respect to the consummation of the Transactions. If any administrative, judicial or legislative Action is instituted (or threatened to be instituted) challenging the sale and purchase of the Purchased Assets or any of the Transactions as violative of any anti-competition Law, Purchaser may, but shall not be required to, elect to contest and resist any such Action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order that is in effect and that restricts, prevents or prohibits the consummation of the Transactions. In the event Purchaser elects not to seek to remedy any such competition concerns of a Governmental Authority after being given notice thereof, Seller may terminate this Agreement by giving notice of termination to Purchaser. Seller shall cooperate in a commercially reasonable manner with any efforts of Purchaser to remedy any such competition concerns of a Governmental Authority.

     6.6  PROXY STATEMENT; SELLER STOCKHOLDERS' MEETING.

          (a) PROXY STATEMENT. As promptly as practicable after the Execution Date, Seller shall prepare and file with the SEC a proxy statement relating to Seller Stockholders' Meeting (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT"). Seller, after consultation with Purchaser, will use commercially reasonable efforts to respond to any comments made by the SEC with respect to the Proxy Statement and to make any further filings in connection therewith Seller in its reasonable discretion deems necessary or appropriate. Purchaser shall furnish all information as Seller may reasonably request in connection with such actions and the preparation of the Proxy Statement. As promptly as practicable after the clearance of the Proxy Statement by the SEC, Seller shall mail the Proxy Statement to its stockholders. Subject to SECTION 6.7, the Proxy Statement shall include the Seller Recommendation. Seller will notify Purchaser, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. Seller shall supply

Purchaser with copies of all written correspondence between Seller or any of its Representatives, on the one hand, and the SEC or the SEC's staff or any other governmental officers, on the other hand, with respect to the Proxy Statement or the Transactions; PROVIDED, HOWEVER, that nothing herein shall obligate Seller to disclose any written information submitted to the SEC for which Seller has obtained confidential treatment thereof from the SEC. If at any time prior to the Effective Time, any event or circumstance relating to Purchaser or any Affiliate of Purchaser, or their respective Representatives, should be discovered by Purchaser which should be set forth in an amendment or a supplement to the Proxy Statement, Purchaser shall promptly inform Seller. If at any time prior to the Effective Time, any event or circumstance relating to Seller or any Subsidiary of Seller, or their respective Representatives, should be discovered by Seller which should be set forth in an amendment or a supplement to the Proxy Statement, Seller shall promptly inform Purchaser. All documents that Seller is responsible for filing in connection with the Transactions will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and other applicable Laws.

          (b) INFORMATION SUPPLIED. The Proxy Statement is Seller's document and Seller shall be and remain solely responsible for its contents. All documents that Seller is responsible for filing with the SEC in connection with the Transactions will comply as to form in all material respects with the applicable requirements of the Exchange Act and will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) SELLER STOCKHOLDERS' MEETING. Subject to this SECTION 6.6, Seller shall mail the Proxy Statement to its stockholders and call and hold a meeting of its stockholders (the "SELLER STOCKHOLDERS' MEETING") in accordance with Seller's bylaws and applicable Law as promptly as practicable following the date on which the Proxy Statement is cleared by the SEC for the purpose of obtaining the approval of the Required Seller Stockholders. Subject to Seller's fiduciary duties and applicable Law, Seller will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the Transactions, and will take all other reasonable action, if any, deemed necessary by Seller to secure the approval of its stockholders (by vote or consent) required by applicable Law, Seller's certificate of incorporation and bylaws, each as amended to date, and, if applicable, all Contracts binding on Seller. The Proxy Statement will contain the Seller Recommendation; PROVIDED, HOWEVER, that no director or officer of Seller shall be required to violate any fiduciary duty or other requirement imposed by Law in connection therewith.

          (d) CONVERTIBLE NOTES. Prior to Seller Stockholders' Meeting, Seller shall mail to each of the holders of the Convertible Notes a notice of redemption pursuant to Section 3.04 of the Indenture entered into by Seller and dated as of November 26, 2002. Without limiting the foregoing or being limited thereby, Seller shall have redeemed or converted all of the Convertible Notes by the earlier of the Closing Date or the Outside Date. Seller shall not disperse or otherwise distribute to any of its stockholders any proceeds from any sale of Seller's assets prior to (i) the redemption or conversion of all of the Convertible Notes and (ii) repayment in full of any indebtedness owed to Purchaser by Seller.

          (e) NO RESTRICTION. Nothing in this SECTION 6.6 shall be deemed to prevent Seller or the board of directors of Seller from taking any action they are permitted or required to take under, and in compliance with, SECTION 6.6 or are required to take under applicable Law. Nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct Seller's or its Subsidiaries' operations prior to the Effective Time.

     6.7 NO NEGOTIATION. Between the Execution Date and the Closing Date, Seller agrees it shall not, and shall cause its Affiliates and Representatives not to, directly or indirectly, take any action to (i) solicit, initiate or facilitate any Acquisition Proposal, (ii) as to any such Acquisition Proposal, participate in any way in discussions or negotiations with, or furnish any non-public information to, any Person that has made an Acquisition Proposal or
(iii) enter into any agreement with respect to any Acquisition Proposal; PROVIDED, however, that, at any time prior to the Closing Date, Seller shall, following the provision of notice to Purchaser, be permitted to:

          (a) participate in any discussions or negotiations with, and provide any non-public information (other than any confidential information of Purchaser or any non-public financial or other material terms of this Agreement) to, any Person in response to an Acquisition Proposal by any such Person, if the board of directors of Seller determines that there is a reasonable likelihood that such Acquisition Proposal could lead to a Superior Proposal;

          (b) if Seller has received an Acquisition Proposal from a third party and the board of directors of Seller determines that such Acquisition Proposal constitutes a Superior Proposal, effect a change in the Seller Recommendation or enter into an agreement with respect to such Acquisition Proposal;

          (c) effect a change in the Seller Recommendation if the board of directors of Seller determines that doing so is consistent with its fiduciary duties to Seller's stockholders under applicable Law; and

          (d) take and disclose to Seller's stockholders a position with respect to any tender offer or exchange offer by a third party or amend or withdraw such a position in accordance with Rule 14d-9 and Rule 14e-2 of the Exchange Act.

     6.8 NOTIFICATIONS. Between the Execution Date and the Closing Date, Seller, on the one hand, and Purchaser, on the other hand, shall promptly notify the other Party in writing of any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in ARTICLE VII becoming incapable of being satisfied; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this SECTION 6.8 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice.

     6.9  PRODUCT PACKAGING.

          (a) Following the Execution Date, Purchaser shall exercise its reasonable best efforts to obtain its own NDC number for the Product and develop and obtain governmental approval of its own proposed packaging for the Product for use by Purchaser upon Closing, in each case at Purchaser's sole cost and expense (including, without limitation, any fees, expenses or costs associated with converting at Purchaser's request existing Inventory to reflect Purchaser's packaging for the Product).

          (b) In order ensure the Parties' compliance with Drug
Enforcement Administration guidelines and requirements and to facilitate a more efficient transfer of the Product and Product Line Business to Purchaser upon Closing, Seller shall, in cooperation with Purchaser, use commercially reasonable efforts (i) to arrange, effective upon a date mutually agreed upon by the Parties, for Elan and Cardinal to appropriately hold and store in unlabeled bottles (e.g., "bright stock") at their respective manufacturing sites all production of Product currently scheduled to be produced and shipped to ICS between execution and Closing; and (ii) upon appropriate lead time, to arrange for Elan and Cardinal to label such Product using labeling made available by Purchaser but retain possession of such packaged Product until the date of Closing. In the event this Agreement is terminated, Purchaser shall pay for all reasonable costs and expenses to label with Seller's label all such Purchaser labeled Product.

     6.10  FURTHER ASSURANCES; FURTHER DOCUMENTS.

          (a) As of the Execution Date, each of the Parties shall use its commercially reasonable efforts, in the most expeditious manner practicable, (i) to satisfy or cause to be satisfied all the conditions precedent that are set forth in ARTICLE VII, as applicable to each of them, (ii) to cause the Transactions to be consummated, and (iii) without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to consummate the Transactions.

          (b) Each of Purchaser and Seller shall, and shall cause its respective Affiliates to, at the request of another Party, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents as such other Party may reasonably request in connection with the carrying out of this Agreement and the Transactions.

                                  ARTICLE VII
                             CONDITIONS TO CLOSING

     7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND SELLER. The respective obligations of Purchaser and Seller to consummate the Transactions on the Closing Date are subject to the satisfaction or waiver (in accordance with SECTION 12.7) at or prior to the Closing Date of the following conditions:

          (a) LITIGATION. No preliminary or permanent injunction or other order has been issued by any court or by any Governmental Authority, body or authority which enjoins, restrains, prohibits or makes illegal pursuant to applicable Law the Transactions on the Closing Date.

          (b) HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the Transactions has expired or been terminated.

          (c) STOCKHOLDER APPROVAL. The Required Seller Stockholders shall have approved stockholder resolutions authorizing Seller to consummate the Transactions.

     7.2 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. Purchaser's obligations to consummate the Transactions shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived, at Purchaser's sole discretion, in writing by Purchaser:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in ARTICLE IV shall be true and correct in all material respects as of the Execution Date and true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

          (b) PERFORMANCE. Seller shall have performed and complied in all material respects with each of the covenants, agreements and obligations Seller is required to perform under this Agreement on or before the Closing.

          (c) CONSENTS. All Consents to the Assignments shall have been duly executed and delivered to Purchaser; provided that with respect to each of Seller's Contracts with ICS or Stericycle (formerly Universal Solutions International Inc.) relating to the Product, if, prior to Closing Purchaser shall have entered into its own contracts with such third parties regarding Purchaser's conduct of the Product Line Business following Closing, Seller shall be relieved of its obligation to obtain Consent to Assignment of such Contracts.

          (d) OFFICER'S CERTIFICATE. Purchaser shall have received a certificate executed by a duly elected, qualified and acting officer of Seller certifying to the satisfaction of the conditions set forth in SECTIONS 7.2(A) and (B).

          (e) OTHER AGREEMENTS. Seller shall have duly executed and delivered to Purchaser the Other Agreements.

          (f) CONVERTIBLE NOTES. Seller shall have redeemed or converted all of the Convertible Notes.

     7.3 CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS. Seller's obligation to consummate the Transactions shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived, at Seller's sole discretion, in writing by Seller:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Purchaser contained in ARTICLE V shall be true and correct in all material respects as of the Execution Date and as of the Effective Time as though made on and as of the Effective Time (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

          (b) PERFORMANCE. Purchaser shall have performed and complied in all material respects with each of the covenants, agreements and obligations Purchaser is required to perform under this Agreement on or before the Closing.

          (c) OFFICER'S CERTIFICATE. Seller shall have received a certificate executed by a duly elected, qualified and acting officer of Purchaser certifying to the satisfaction of the conditions set forth in SECTIONS 7.3(A) and (B).

          (d) OTHER AGREEMENTS. Purchaser shall have duly executed and delivered the Other Agreements to Seller.

                                  ARTICLE VIII
                              ADDITIONAL COVENANTS

     8.1  CONFIDENTIALITY; PUBLICITY.

          (a) The terms of the Confidentiality Agreement shall apply to any information provided to Seller or Purchaser pursuant to this Agreement.

          (b) The Parties shall jointly agree upon the necessity and content of any press release in connection with the execution of this Agreement and the matters contemplated hereby as well as the Closing of the Transactions hereunder. Any other publication, news release or other public announcement by a Party relating to this Agreement or to the performance hereunder shall first be reviewed and consented to in writing by the other Party; PROVIDED, HOWEVER, that notwithstanding any contrary term contained in the Confidentiality Agreement,
(i) any disclosure that is required by Law as advised by the disclosing Party's counsel may be made without the prior written consent of the other Party, provided a copy of such disclosure is provided to the other Party prior to any such legally required disclosure, and (ii) any Party may issue a press release or public announcement if the contents of such press release or public announcement have previously been made public other than through a breach of this Agreement by the issuing Party, without the prior written consent of the other Party. To the extent practicable, the disclosing Party shall give at least three (3) Business Days advance notice of any such legally required disclosure to the other Party, and such other Party may provide any comments on the proposed disclosure during such period and if not practicable, such lesser practicable period, if any. Notwithstanding any contrary term contained in the Confidentiality Agreement, to the extent that either Party determines that it or the other Party is required to file or register this Agreement, a summary thereof or a notification thereof to comply with the requirements of an applicable stock exchange, Exchange regulation, New York Stock Exchange regulation or Nasdaq regulation or any Governmental Authority, including without limitation the SEC, such Party shall give at least two (2) Business Days advance written notice of any such required disclosure to the other Party. Prior to making any such filing, registration or notification, the Parties shall reach mutual agreement with respect thereto regarding any confidential treatment request. The Parties shall cooperate, each at its own expense, in such filing, registration or notification, including without limitation such confidential treatment request, and shall execute all documents reasonably required in connection therewith.

     8.2 AVAILABILITY OF RECORDS. After the Closing, Seller, on the one hand, and Purchaser, on the other hand, shall make available to each other Party and its Affiliates and Representatives during normal business hours when reasonably requested, all Product Records in its possession and shall preserve all such information, records and documents until the later of:

(i) six (6) years after the Closing; (ii) the expiration of all statutes of limitations for assessing or collecting Taxes for periods ending on or prior to the Closing and periods including the Closing Date, including extensions thereof applicable to Seller or Purchaser; or (iii) the required retention period under any applicable Laws for all such information, records or documents (it being understood that the Parties shall not be required to provide any Tax Returns to any Person, other than as required by applicable Laws). Purchaser and Seller shall also make available to each other during normal business hours, when reasonably requested, personnel responsible for preparing or maintaining information, records and documents, in connection with Tax matters, governmental contracts, litigation or potential litigation, each as it relates to the Product, Product Line Business, Purchased Assets or Assumed Liabilities prior to the Closing Date (with respect to Seller) or from and after the Closing Date (with respect to Purchaser), including product liability and general insurance liability.

     8.3 NOTIFICATION OF CUSTOMERS. Promptly after the Closing, Purchaser and Seller shall jointly notify all wholesale distributors of the Product (a) of the transfer of the Purchased Assets to Purchaser, (b) that all purchase orders for the Product received by Seller or any of its Affiliates prior to the Closing Date but not shipped prior to 11:59 p.m. eastern time on or prior to the Business Day immediately preceding the Closing Date will be transferred to Purchaser (PROVIDED that to the extent that any purchase order cannot be so transferred, Seller and Purchaser shall cooperate with each other to ensure that such purchase order is filled and that Purchaser receives the same economic benefit and assumes the same Liability associated with filling such purchase order as if such purchase order had been so transferred), and (c) that all purchase orders for the Product received after the Closing Date should be sent to the Persons and addresses as directed by Purchaser.

     8.4  PRODUCT RETURNS, REBATES AND CHARGEBACKS.

          (a) PRODUCT RETURNS.

               (i) Purchaser shall be responsible for all Product returns from and after the Closing Date other than with respect to any returns of the Product sold prior to the Effective Time for which Seller shall be and remain responsible for processing after the Closing Date. A list of all lot numbers of Product sold by Seller since the launch of the Product and to the Closing Date is attached at SCHEDULE 8.4(A). The Parties shall use, and cause any third party return processing service providers to use, the foregoing list to determine which Party shall be responsible for returns of a particular lot of Product.

               (ii) The Party responsible for the returns of the Product in a given lot number and/or NDC shall be responsible for processing such returns as well as be financially responsible for such returns. Seller and Purchaser shall issue joint instructions in writing to third parties from which Product returns may be expected hereunder and otherwise reasonably cooperate with one another to help ensure Product returns are made in an appropriate manner.

               (iii) Notwithstanding any provision herein to the contrary, Purchaser and its Affiliates shall not take any action with the intention of encouraging or otherwise affirmatively causing Seller's customers and distributors to return Products.

          (b) GOVERNMENT REBATES.

               (i) Seller shall be responsible for all claims for all rebates pursuant to any governmental rebate program ("GOVERNMENT REBATES") for Products dispensed prior to the Effective Time; PROVIDED that Seller's responsibility with respect to such Government Rebates shall terminate 180 days following the Closing Date (the "REBATE TAIL PERIOD") and, after the termination of the Rebate Tail Period, Purchaser shall be responsible for legally and accurately calculated Government Rebates owed by Seller for Products dispensed prior to the Effective Time (to the extent not previously paid by Seller) and, in addition, for the avoidance of doubt, Purchaser shall be responsible for all Government Rebates for Products dispensed after the Effective Time. Purchaser acknowledges that Seller will require certain information from Purchaser in order to calculate the Government Rebates for Product bearing NDC numbers of Seller or any of its Affiliates. Seller acknowledges that Purchaser will require certain information from Seller to meet its obligations with regard to pricing and calculating Government Rebates. Accordingly, the Parties agree that, from and after the Closing Date until the date which is one (1) calendar year after the expiration date of the last lot of Product produced with any NDC number of Seller, each Party shall reasonably cooperate with the other Party in connection with appropriately submitting to the Centers for Medicare and Medicaid Services, and in providing to the other Party, the following information: (a) the Best Price for each Product identified by NDC number, (b) the "average manufacturer price" ("AMP") (as defined under the Social Security Act, 42 U.S.C. ss. 1396r-8(k)(1)) for each Product identified by the NDC number, (c) all data used by Purchaser or Seller to calculate the AMP and Best Price for each Product identified by NDC number, and (d) any additional pricing and/or claims data or other information related to such Medicaid issues reasonably requested by the other Party. Without limiting the generality of the foregoing, or being limited thereby, Purchaser shall make all appropriate filings (even after Closing, as necessary) with the Centers for Medicare and Medicaid Services in regard to all pre-Closing sales of Product, including any filings covering Seller's sales of Product in a partial calendar quarter period leading up the Closing Date.

               (ii) Purchaser shall pay or reimburse Seller for legally and accurately calculated Government Rebates owed by Seller to any Governmental Authority (to the extent not previously paid by Seller) following the termination of Government Rebate Tail Period; PROVIDED, that the Parties acknowledge that Government Rebates are billed on a calendar quarter basis and, to the extent that Purchaser's reimbursement obligations under this SECTION 8.4(B)(II) commence following the first (1st) day of any calendar quarter, Purchaser shall reimburse Seller in an amount equal to the total amount of the Government Rebates billed to Seller for such quarter, multiplied by a fraction, the numerator of which shall be the number of days elapsed during such quarter for which Purchaser has a reimbursement obligation under this SECTION 8.4(B), and the denominator of which shall be the number of days elapsed during such calendar quarter. Seller shall submit an invoice to Purchaser for the amount due from Purchaser to Seller hereunder within ten (10) Business Days after receipt by Seller of any claim for a Government Rebate for which Purchaser may be responsible under this SECTION 8.4(B). Purchaser shall make all payments due under this SECTION 8.4(B) to Seller upon receipt by Purchaser of invoices from Seller that describe the requested payments in reasonable detail. IN NO EVENT SHALL SELLER OR ANY GOVERNMENTAL AUTHORITY CLAIM, AND PURCHASER SHALL NOT BE OBLIGATED TO REIMBURSE SELLER FOR OR PAY ANY GOVERNMENTAL AUTHORITY FOR ANY GOVERNMENT REBATES THAT ARE NOT OWED BY SELLER

OR ARE NOT BASED UPON LEGALLY AND ACCURATELY CALCULATED INFORMATION SUBMITTED TO GOVERNMENTAL AUTHORITIES BY SELLER.

               (iii) If Purchaser disputes in good faith any Government Rebate claimed by Seller to be owed by Purchaser to Seller under any invoice submitted to Purchaser pursuant to SECTION 8.4(B)(II), Purchaser shall provide notice to Seller within ten (10) Business Days of receipt of such invoice requesting that Seller notify the applicable Governmental Authority that Purchaser disputes such claim and the reasonable basis therefor. Seller shall, to the extent not part of the Purchased Assets, provide to Purchaser, upon Purchaser's reasonable request, copies of any documents and records evidencing the original Government Rebate claims and any resubmission of such claims and data relating to unit Government Rebate calculations that are reasonably necessary to enable Purchaser to resolve such disputed amount. Purchaser shall be responsible for managing the dispute and amount owed under any such disputed Government Rebate, and Seller shall provide reasonable assistance to Purchaser in its dispute thereof; PROVIDED that Purchaser shall reimburse Seller for any and all reasonable costs and expenses incurred by Seller as a result of Purchaser's dispute of such Government Rebate.

               (iv) Notwithstanding the other provisions of this SECTION 8.4, the Parties acknowledge that the VA National Acquisition Center must approve the addition of the Product to Purchaser's Federal Supply Schedule ("FSS") Contract and the removal of the Product from Seller's FSS Contract before the responsibility of processing such chargebacks is transferred from Seller to Purchaser. Until such approval is obtained, Seller shall continue to be responsible for processing the FSS chargebacks on Purchaser's behalf, at Purchaser's sole costs and expense (with Purchaser promptly paying such costs and expenses as they become due or promptly reimbursing Seller for such costs as paid by Seller), in each case in a manner consistent with this Agreement. Seller shall provide Purchaser with all information reasonably related to the Product and the prices thereof that Purchaser reasonably requires in order to comply with applicable rules and regulations relating to P.L. 102-585 as it relates to the FSS. When requested, such information shall be provided by Seller to Purchaser as promptly as practicable.

               (v) SCHEDULE 8.4(B) sets forth the "BEST PRICE" (as defined at 42 U.S.C. ss. 1396r-8(c)(1)(C)) and AMP reported by Seller for the Product for the two most recently ended calendar quarters.

          (c) COMMERCIAL REBATES. Seller shall be responsible for all claims for all commercial rebates for Products sold prior to the Effective Time; PROVIDED that Seller's responsibility with respect to such commercial rebates shall terminate upon termination of the Rebate Tail Period and thereafter Purchaser shall be responsible for commercial rebates (to the extent not already paid by Seller) for Products sold prior to the Effective Time and, in addition, for the avoidance of doubt, Purchaser shall be responsible for all claims for commercial rebates for Products sold after the Effective Time. SCHEDULE 8.4(C) hereto contains a list of all commercial rebate agreements, commercial chargeback agreements and Medicare Part D agreements in which the Product is included ("COMMERCIAL REBATE AGREEMENTS"). Seller and Purchaser agree that Purchaser shall continue to honor all such Commercial Rebate Agreements following the Effective Time; PROVIDED, HOWEVER, that Seller shall exercise its reasonable best efforts to terminate each such Commercial Rebate Agreement promptly following the Closing and no later than ten (10) Business Days thereafter and shall notify Purchaser in writing of such terminations in accordance with the applicable agreement. Upon termination of such agreements, Seller's Liability for such rebates and chargebacks shall cease. Seller shall be responsible at Sellers' sole cost and expense for the processing, payment, administration, support, and termination of all such Commercial Rebate Agreements. To the extent that Purchaser processes commercial rebates and chargebacks that are the responsibility of Seller, Seller shall reimburse Purchaser within thirty (30) days of receipt of Purchaser's invoices for the same together with appropriate documentation supporting such claim, including without limitation, the lot numbers, NDC number, the party/customer filing for the rebates and chargebacks and identification of the contract under which the Product in question with purchased. Similarly, to the extent that Seller processes commercial rebates and chargebacks for Product sold under Seller's NDC by or on behalf of Purchaser after the Effective Time, Purchaser shall reimburse Seller within thirty (30) days of receipt of Seller's invoices for the same. Any disputes with respect to such amounts due (and the related costs of any Accountants incurred in connection therewith, if any) shall be resolved in the manner set forth in SECTION 2.8(D).

          (d) CREDITS SHELF STOCK ADJUSTMENTS. Notwithstanding the foregoing, Purchaser and Seller agree that (i) Seller shall not be responsible for credits shelf stock adjustments to the extent resulting from price decreases initiated by Purchaser after Closing and (ii) any such payments by Seller shall be made on the terms and conditions comparable to Seller's rebate obligations as of the Closing with respect to each commercial customer and shall be based on Seller's terms of agreement with the respective contract. To the extent that Seller processes such claims, Purchaser shall reimburse Seller within thirty (30) days of receipt of invoices that describe the requested payments in reasonable detail.

     8.5 ACCOUNTS RECEIVABLE. The Parties acknowledge and agree that all Accounts Receivable are and shall after Closing remain the property of Seller and Seller's Affiliates and shall be collected by Seller or Seller's Affiliates subsequent to the Closing. In the event that, subsequent to the Closing, Purchaser or Purchaser's Affiliates receives any payments from any obligor with respect to an Account Receivable outstanding on the Closing Date, then Purchaser shall within thirty (30) days of receipt of such payment remit the full amount of such payment to Seller. In the case of the receipt by Purchaser of any payment from any obligor of both Seller and Purchaser then, unless otherwise specified by such obligor, such payment shall be applied first to amounts owed to Purchaser with the excess, if any, remitted to Seller. In the event that, subsequent to the Closing, Seller or Seller's Affiliates receives any payments from any obligor with respect to an account receivable of Purchaser for any period after the Closing Date, then Seller shall within thirty (30) days of receipt of such payment remit the full amount of such payment to Purchaser. In the case of the receipt by Seller of any payment from any obligor of both Seller and Purchaser then, unless otherwise specified by such obligor, such payment shall be applied first to amounts owed to Seller with the excess, if any, remitted to Purchaser.

     8.6  REGULATORY MATTERS.

          (a) From and after the Closing Date, Purchaser, at its cost, shall be solely responsible and liable for (i) taking all actions, paying all fees and conducting all communication with the appropriate Governmental Authority required by Law in respect of the Registrations, including preparing and filing all reports (including adverse drug experience reports) with the appropriate Governmental Authority (whether the Product is sold before or after transfer of such Registrations), (ii) taking all actions and conducting all communication with third parties with respect to Product sold pursuant to such Registrations (whether sold before or after transfer of such Registrations), including responding to all complaints in respect thereof, including complaints related to tampering or contamination, and (iii) investigating all complaints and adverse drug experiences with respect to Product sold pursuant to such Registrations (whether sold before or after transfer of such Registrations).

          (b) From and after the Closing Date, Seller promptly (and in any event within the time periods required by Law) shall notify Purchaser within three (3) Business Days if Seller receives a complaint or a report of an adverse drug experience with respect to the Product, but within twenty-four (24) hours if Seller receives a complaint or a report of a serious adverse drug experience. In addition, Seller shall cooperate with Purchaser's reasonable requests and use commercially reasonable efforts to assist Purchaser in connection with the investigation of and response to any complaint or adverse drug experience related to the Product sold by Seller.

          (c) From and after the Closing Date, Purchaser, at its cost, shall be solely responsible and liable for conducting all voluntary and involuntary recalls of units of the Product sold pursuant to such Registrations (whether sold before or after transfer of such Registrations), including recalls required by any Governmental Authority and recalls of units of the Product sold by Seller deemed necessary by Seller in its reasonable discretion; PROVIDED, HOWEVER, that Seller shall promptly reimburse Purchaser for all reasonable expenses and costs incurred by Purchaser relating to recalls (whether voluntary or required by any Governmental Authority) relating to Product sold by or on behalf of Seller prior to the Closing, including without limitation the costs of notifying customers, the costs associated with shipment of such recalled Product, the price paid for such Product, and reasonable credits extended to customers in connection with the recall. Seller promptly shall notify Purchaser in the event that a recall of the Product sold by Seller is necessary.

     8.7 WEBSITE INFORMATION. As soon as practicable following the Closing Date, but in no event less than ten (10) Business Days following the Closing Date, Seller shall remove all references to the Product from the "Product Information" and "Research and Development" sections of its website; PROVIDED upon request of Purchaser, Seller shall place a link to website(s) designated by Purchaser.

     8.8  TAX MATTERS.

          (a) Seller and Purchaser shall reasonably cooperate with one another to lawfully minimize all Transfer Taxes, and resulting Transfer Taxes, if any, shall be split by Purchaser and Seller 50/50. Seller and Purchaser shall cooperate in preparing and timely filing all Tax Returns and other documentation relating to such Transfer Taxes as may be required by applicable Tax Law.

          (b) Seller and Purchaser hereby waive compliance with any "bulk sales" Laws (including any requirement to withhold any amount from payment of the Purchase Price) applicable to the sale to Purchaser of the Purchased Assets and the Inventory by Seller.

8.9      GOVERNMENT PRODUCT CONTRACTS.

                  (a) After the Effective Time, Purchaser shall honor and perform all Liabilities of Seller arising after the Effective Time under and pursuant to each Government Product Contract with respect to supplying the Product to the applicable party pursuant to such Government Product Contract until such time as the VA permits Purchaser add the Product to its FSS Contract. Seller agrees that, except as otherwise required by applicable Law, after the Effective Time it will not take any action with respect to any Government Product Contract that would, to Seller's Knowledge, extend the term of such Government Product contract with respect to the Product or otherwise adversely affect Purchaser or the Product Line Business, without the prior consent of Purchaser. Seller may enter into a separate agreement with such government party, PROVIDED that such agreements do not contain any provisions relating to the Product or the Product Line Business.

                  (b) Seller shall provide Purchaser with all information and data reasonably requested by Purchaser necessary for Purchaser to add the Product to its FSS Contract to the extent not included in the Purchased Assets. Seller shall terminate the rights and obligations of Seller with respect to the Product under each such government product contract, to the extent permitted by the terms thereof and to the extent permitted by, and in accordance with, applicable Law, as soon as reasonably practicable after notification from Purchaser that the Product has been added to Purchaser's FSS Contract.

                  (c) Seller shall provide Purchaser all data related to Seller's sales of Product necessary for Purchaser to calculate a new Federal Ceiling Price under the Veterans Health Care Act, 38 U.S.C. ss. 8126.

     8.10 INSURANCE. Seller shall maintain, at its expense, general liability insurance together with product liability coverage for sales of the Product made prior to the Closing Date, which shall be written by A-rated insurance carriers as rated by A.M. Best Company, having a limit of not less than Ten Million Dollars ($10,000,000) in the aggregate, for a period of three (3) years following the Closing Date. Such insurance shall name each of King, King R&D and their respective Affiliates as additional named insureds. Seller shall provide to Purchaser thirty (30) days prior written notice of any cancellation or change in any of the foregoing coverage. Prior to Closing and thereafter upon request of Purchaser, Seller shall provide to Purchaser certificates of insurance evidencing the foregoing coverage.

     8.11  PRODUCT PROMOTION.

     (a) Purchaser shall exercise commercially reasonable efforts to promote the Product during the Royalty Term. Commercially reasonable efforts to promote shall mean (except to the extent the FDA, the U.S Drug Enforcement Administration or a court of competent jurisdiction finally and conclusively determines that Purchaser is legally prohibited from doing so): (a) for the period during the Royalty Term from the Closing Date through December 31, 2008, that Purchaser shall cause to be performed a minimum of 15,000 PDEs per calendar month (pro-rated for partial months); and (b) for the period during the Royalty Term from January 1, 2009 through December 31, 2009, that Purchaser shall cause to be performed a minimum of 10,000 PDEs per month (pro-rated for partial months); PROVIDED that, in each case, such PDEs shall be calculated on a quarterly basis. Thereafter, during the remainder of the Royalty Term, commercially reasonable efforts shall mean at least the same degree of effort as exercised in the promotion of Purchaser's other products of a similar market size, patent life and similar commercial opportunity.

     (b) Purchaser shall exercise commercially reasonable efforts to explore alternate formulations and derivations of the Product which utilize the same single active ingredient as the Product.

     (c) During the Royalty Term, Purchaser shall not market in the Territory for once-daily administration any controlled release solid oral dosage formulation containing morphine and its salts as its sole active ingredient, other than Product.

     (d) Purchaser confirms that it has received a copy of the Product License and Supply Agreement. Purchaser agrees that it shall be bound by the provisions of the Product License and Supply Agreement and shall perform in accordance with its terms all the obligations which by the terms of the Product License and Supply Agreement are required to be performed by Seller. Without limiting the foregoing, Purchaser acknowledges the foregoing covenant shall continue throughout the duration of the Royalty Term.

     8.12 ADVISORY FEES, ETC. Seller will provide for the transfer, on the Closing Date, to UBS Securities LLC (who is an intended third-party beneficiary of this paragraph) a cash amount sufficient to pay in full all amounts due and payable to UBS Securities LLC in connection with the Transactions.

                                   ARTICLE IX
                                EMPLOYEE MATTERS

     9.1  EMPLOYEE OFFERS.

          (a) Effective as of the Effective Time, Purchaser or an Affiliate of Purchaser shall offer to employ, on an at-will basis, each of the Product Employees listed on SCHEDULE 9.1(A)(1) (provided that such list shall in no event exceed eighty-seven (87) individuals, and after review of the employment records and/or interview of each listed individual (which in no event shall occur prior to HSR approval), Purchaser, in its discretion, may decline to offer employment to any Product Employee for valid, job-related reasons and provided further that Purchaser, in its discretion, will determine its staffing needs and therefore the aggregate number of Product Employees to be offered employment and the tasks to be performed by them) so long as (i) each such employee is currently performing his or her regular tasks during what have been customarily scheduled work hours for its salespersons; (ii) as of the Effective Time, each such employee is then able to perform the essential functions of the positions to be offered by Purchaser, with or without reasonable accommodation, and (iii) each such employee is already subject to or, prior to hire by Purchaser, signs a trade secret, confidentiality, "work for hire," non-compete, and any other similar agreement or agreements proffered by and with Purchaser, with such employment, if accepted, to commence as of the Effective Time. Such offers of employment shall be delivered to applicable Product Employees at least five (5) Business Days prior to the Closing or as soon as practicable thereafter but, in any event, prior to the Closing.

The Product Employees who become employed by Purchaser are herein referred to as the "HIRED EMPLOYEES".

          (b) On or before the effective date of hire by Purchaser, Seller shall terminate the employment of each Hired Employee and all Hired Employees shall cease participation in all Seller Plans, subject to the terms of such plans.

          (c) All Product Employees on SCHEDULE 9.1(A)(1) who receive no employment offers from Purchaser will remain employees of Seller, or, at Seller's option, Seller will sever their employment. If such employment severance occurs within ten (10) Business Days following the Closing Date, Seller shall treat such Product Employees as terminated employees under the severance pay policy attached hereto as SCHEDULE 9.1(A)(2), and, to the extent they are eligible for severance pay under such policy, will, at Seller's discretion, offer them severance pay consistent with SCHEDULE 9.1(A)(2). Purchaser agrees to reimburse Seller for the amount of severance pay paid out to such severed Product Employees only to the extent (i) Purchaser has not offered employment to such Product Employees pursuant to SECTION 9.1(A) above, and (ii) such severance pay is properly paid out in accordance with the severance pay policy attached hereto as SCHEDULE 9.1(A)(2), including without limitation that each such severance pay-eligible Product Employee submits to Seller and Purchaser a valid, binding, signed release of all possible legal claims against Seller and Purchaser in a form and in substance acceptable to Seller and Purchaser. Seller shall otherwise remain solely liable for the severance of such severed Product Employees.

          (d) Seller, at the request of Purchaser, shall enforce, now or in the future, any non-competition, non-solicitation, confidentiality, trade secret or like agreements between Seller and any of its employees, including any Product Employees, who have any confidential knowledge or information about the Product Line Business or have had any role in Distribution of the Product.

     9.2  BENEFITS.

          (a) Seller shall pay out to each Hired Employees any and all vacation pay, personal pay, and sick leave benefits earned but not yet used as of the date on which each such employee terminates employment with Seller in order to commence employment with Purchaser.

          (b) Seller shall retain responsibility for and continue to pay all workers' compensation, medical and dental and similar plan benefits for each Hired Employee with respect to claims incurred by such Hired Employee or his or her covered dependents under the Seller Plans prior to the Closing Date and beyond the Closing Date, to the extent the benefit-triggering event occurred prior to Closing and Liability continues after Closing. Without limiting the generality of SECTION 9.2, Seller and its Affiliates shall retain sole responsibility for all Liabilities in respect of continuation coverage of health insurance under Section 4980B of the Code or Part 6 of Title I of ERISA or other similar state or local law to Product Employees and any other current and former employees of Seller and their Affiliates and their eligible dependents with respect to "qualifying events" (as defined in Section 4980B of the Code) occurring prior to the Closing Date. Purchaser shall be responsible for satisfying all obligations under Section 4980B of the Code or Part 6 of Title I of ERISA or other similar state or local law with respect to any Hired Employee with respect to "qualifying events" occurring on or after the Closing Date.

     9.3 WARN ACT. Purchaser shall be responsible for all Liabilities, obligations, costs, claims, proceedings and demands, under the WARN Act, or any state plant closing or notification law, or similar Law in other jurisdictions, arising out of, or relating to, (i) in respect of Product Employees, the failure of Purchaser to offer employment to Product Employees in accordance with SECTION 9.1(A), or (ii) in respect of Hired Employees, any actions taken by Purchaser or its Affiliates on or after the Closing Date; so long as any information provided by Seller and relied upon by Purchaser is accurate, and with the further understanding, that Purchaser shall not be responsible for any such Liabilities, obligations, costs, claims, proceedings and demands to or in respect of any employees of Seller other than the Product Employees.

     9.4 EMPLOYEE INFORMATION. Following the Execution Date, Seller shall use commercially reasonable efforts to provide Purchaser with all information and data reasonably requested by Purchaser in connection with Purchaser's rights and obligations under this ARTICLE IX, including exchanging information and data relating to employee employment history and benefits and employee benefit plan coverages (except to the extent prohibited by applicable Law).

                                   ARTICLE X
                                 INDEMNIFICATION

     10.1 INDEMNIFICATION BY SELLER. For purposes of determining the existence and amount of Seller's indemnification obligations hereunder, a breach of Seller's representations or warranties shall be determined without regard to any limitation or qualification as to materiality or Material Adverse Effect (or similar concept) set forth in such representation or warranty. Seller shall indemnify Purchaser and its Affiliates and their respective, officers, directors, employees, stockholders, agents and Representatives against, and hold them harmless from, any Losses, to the extent arising from:

          (a) any breach of any representation or warranty of Seller contained in this Agreement or Seller's Officer's Certificate;

          (b) any pre-Closing activities of Seller, including but not limited to Seller's returns pertaining to sales of the Product before the Closing or termination of this Agreement;

          (c) any breach of any covenant of Seller contained in this Agreement;

          (d) any Excluded Liabilities; and

          (e) any fees, expenses or other payments incurred or owed by Seller to any brokers, financial advisors or comparable other Persons retained or employed by it in connection with the Transactions.

     10.2 INDEMNIFICATION BY PURCHASER. Purchaser shall indemnify Seller and its Affiliates and their respective officers, directors, employees, stockholders, agents and Representatives against, and agrees to hold them harmless from, any Losses, to the extent arising from or in connection with or otherwise with respect to:

          (a) any breach of any representation or warranty of Purchaser contained in this Agreement or Purchaser's Officer's Certificate;

          (b) any breach of any covenant of Purchaser contained in this Agreement;

          (c) any Assumed Liability; and

          (d) any fees, expenses or other payments incurred or owed by Purchaser to any brokers, financial advisors or other comparable Persons retained or employed by it in connection with the Transactions.

     10.3  PROCEDURES.

          (a) In order for a Party (the "INDEMNIFIED PARTY") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any Person against the Indemnified Party (a "THIRD PARTY CLAIM"), such Indemnified Party must notify the indemnifying party (the "INDEMNIFYING PARTY") in writing (and in reasonable detail) of the Third Party Claim within fifteen (15) Business Days after receipt by such Indemnified Party of notice of the Third Party Claim; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnified Party failed to give such notice). Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five Business Days' after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

          (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the reasonable fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party shall have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all Indemnified Parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees and Representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder or other matters reasonably related to such Third Party Claim. Whether or not the Indemnifying Party assumes the defense of a Third Party

Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld). If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the Losses in connection with such Third Party Claim, which releases the Indemnified Party completely in connection with such Third Party Claim and that would not otherwise materially adversely affect the Indemnified Party.

          (c) In the event any Indemnified Party should have a claim against any Indemnifying Party under SECTION 10.1 or 10.2 that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party, but in any event not later than five (5) Business Days after the Indemnified Party determines that it has or could have a claim to indemnification hereunder, stating the amount of Loss, if known, and method of computation thereof, and containing a specific reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any indemnification obligation that it may have to such Indemnified Party under
SECTION 10.1 or 10.2, as applicable, except to the extent that the Indemnifying Party is prejudiced by such failure. If the Indemnifying Party disputes that it has an indemnification obligation with respect to such claim, the Indemnifying Party shall deliver notice of such dispute with reasonable promptness and the Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute for a period of thirty (30) days following the receipt by the Indemnified Party of such dispute notice. If the Indemnified Party and the Indemnifying Party have not resolved such dispute during such time period through good faith negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction or other mutually agreeable non-judicial dispute resolution mechanism.

     10.4 CERTAIN LIMITATIONS ON INDEMNIFICATION OBLIGATIONS. Purchaser shall not be entitled to receive any indemnification payments under this ARTICLE X unless and until the aggregate amount of all indemnifiable Losses incurred by Purchaser equals One Million Five Hundred Thousand Dollars ($1,500,000) (the "BASKET AMOUNT"), whereupon Purchaser shall be entitled to receive in full indemnity payments for all such Losses that exceed the Basket Amount; PROVIDED that the maximum aggregate amount of indemnification payments under this ARTICLE X to which Purchaser shall be entitled shall not exceed Forty Million Dollars ($40,000,000); PROVIDED FURTHER that Purchaser shall not be permitted to submit a claim for indemnification if aggregate Losses with respect to such claim are less than Two Thousand Five Hundred Dollars ($2,500).

     10.5 SET-OFF. Any indemnifiable Losses to which Purchaser is entitled pursuant to the provisions of this Article X shall be satisfied as follows: first, such Losses shall be satisfied from the Escrow Account pursuant to the terms of the Escrow Agreement; second, subject to the provisions of this Article X, such Losses shall be set-off against Royalties then accrued but not paid to Seller hereunder to the extent no amounts remain in the Escrow Account; and third, to the extent, and only to the extent, unable to be satisfied from the Escrow Account and the Royalties, directly from Seller. Any payment for indemnifiable Losses determined to be due to Purchaser pursuant to this Article X from the Escrow Account, or any set-off against Royalties due and payable to Seller for indemnifiable Losses determined to be due to Purchaser pursuant to this Article X, shall be made within ten (10) days following the determination (in accordance with this Article X) of the amount of such indemnifiable Losses due and payable to Purchaser.

     10.6 SURVIVAL. Seller's indemnification obligation hereunder shall survive sixteen (16) months after the Closing Date, PROVIDED, HOWEVER, that Seller's indemnification obligation for Seller's breach of SECTIONS 4.2, 4.4 or 4.9 shall survive for a period of thirty (30) months after the Closing Date. Notwithstanding the foregoing, indemnification obligations of an Indemnifying Party shall survive the foregoing termination dates with respect to matters that the Indemnified Party has in good faith provided notice to the Indemnifying Party prior to the applicable termination date pursuant to SECTION 10.3 above, and the Indemnifying Party's obligation shall be tolled until such matters are definitively resolved.

                                   ARTICLE XI
                            TERMINATION AND SURVIVAL

     11.1  TERMINATION.

          (a) This Agreement may be terminated:

               (i) at any time before the Closing Date by mutual written consent of Purchaser and Seller; or

               (ii) by either Party, in writing, if the Transactions have not been consummated on or before December 31, 2006 (the "OUTSIDE DATE"), PROVIDED that such failure is not due to the failure of the Party seeking to terminate this Agreement to comply in all material respects with its obligations under this Agreement; or

               (iii) by either Party if the adoption of this Agreement by the Required Seller Stockholders shall not have been obtained at Seller's Stockholders' Meeting (or at any adjournment thereof) by reason of the failure to obtain the required vote; or

               (iv) by either Party, if a material breach of any provision of this Agreement has been committed by the other Party, such breach has not been waived and such breach is not cured within sixty (60) days after written notice thereof.

          (b) This Agreement may be terminated by Seller before Closing, in writing, if:

               (i) (A) any representation or warranty of Purchaser set forth in this Agreement shall have become untrue in any material respect or Purchaser has materially breached any covenant or agreement of Purchaser set forth in this Agreement, and (B) such breach or misrepresentation is not capable of being cured prior to the Outside Date;

               (ii) a material breach of any provision of this Agreement has been committed by Purchaser, such breach has not been waived by Seller and such breach is not cured by Purchaser within ten (10) days after written notice thereof or, in the reasonable determination of Seller, is incapable of being cured by Purchaser; or

               (iii) the board of directors of Seller determines that an Acquisition Proposal is a Superior Proposal, in which case Seller must, within two (2) days thereafter, provide Purchaser written notice of such determination.

           (c) This Agreement may be terminated by Purchaser before Closing, in writing, if:

               (i) (A) any representation or warranty of Seller set forth in this Agreement shall have become untrue in any material respect or Seller has materially breached any covenant or agreement of Seller set forth in this Agreement, and (B) such breach or misrepresentation is not capable of being cured prior to the Outside Date;

               (ii) a material breach of any provision of this Agreement has been committed by Seller and such breach is not cured by Seller within ten (10) days after written notice thereof or, in the reasonable determination of Purchaser, is incapable of being cured by Seller; or

               (iii) if, prior to obtaining the approval of this Agreement by the Required Seller Stockholders (A) Seller has failed to include the Seller Recommendation in the Proxy Statement or (B) the board of directors of Seller approves or recommends an Acquisition Proposal to Seller's stockholders or approves or recommends that its stockholders tender their shares of Seller's common stock in any tender offer or exchange offer that is an Acquisition Proposal; or

               (iv) Purchaser has received written notice from Seller indicating that Seller's board of directors has determined that an Acquisition Proposal is a Superior Proposal.

     11.2 PROCEDURE AND EFFECT OF TERMINATION.

          (a) Upon termination of this Agreement by Seller or Purchaser pursuant to SECTION 11.1, written notice thereof shall forthwith be given to the other Party and this Agreement shall terminate forthwith and become void and there shall be no Liability or obligation on the part of the Parties or their respective Representatives. Termination of this Agreement shall terminate all outstanding obligations and liabilities between the Parties arising from this Agreement except those described in: (i) SECTION 8.1, this ARTICLE XI and
ARTICLE XII; (ii) the Confidentiality Agreement; and (iii) any other provisions of this Agreement which by their nature are intended to survive any such termination.

          (b) In the event that this Agreement is terminated by Seller pursuant to (i) SECTION 11.1(B)(III) or (ii) by Purchaser pursuant to SECTIONS 11.1(C)(III) or (IV), Seller shall pay King a fee equal to Twelve Million Dollars ($12,000,000) (the "TERMINATION FEE") by wire transfer of immediately available funds to an account designated by King in writing. The Termination Fee shall be paid promptly, but in no event later than three (3) Business Days after the date of receipt by Seller of such wiring instructions. Receipt of the Termination Fee shall be Purchaser's sole and exclusive remedy against Seller for accepting a Superior Proposal.

          (c) In the event that this Agreement is terminated by Seller pursuant to SECTION 11.1(B)(I) or SECTION 11.1(B)(II) then, in addition to any other remedies available to Seller under this Agreement, Purchaser shall pay to Seller within two (2) Business Days after the receipt of a notice therefor an amount equal to Seller's reasonable out-of-pocket expenses in connection with the negotiation, execution and delivery of this Agreement and the actions taken in furtherance of the consummation of this Agreement, by wire transfer of immediately available funds to an account designated by Seller in writing.

          (d) In the event that this Agreement is terminated by Purchaser pursuant to SECTION 11.1(C)(I) or SECTION 11.1(C)(II) then, in addition to any other remedies available to Purchaser under this Agreement, Seller shall pay to King within two (2) Business Days after the receipt of a notice therefor an amount equal to Purchaser's reasonable out-of-pocket expenses in connection with the negotiation, execution and delivery of this Agreement and the actions taken in furtherance of the consummation of this Agreement, by wire transfer of immediately available funds to an account designated by King in writing.

                                  ARTICLE XII
                                 MISCELLANEOUS

     12.1 ASSIGNMENT; BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; PROVIDED, HOWEVER, that Purchaser may not sell, transfer, assign, license, sublicense, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of Law or otherwise, this Agreement or any of its rights or obligations under this Agreement without the prior written consent of Seller, which consent may be granted, withheld or conditioned at Seller's sole and absolute discretion; PROVIDED, FURTHER notwithstanding the foregoing Purchaser may assign its rights under this Agreement as security to one or more financial institutions providing financing (not in relation to the Closing of the Transactions contemplated hereunder) to Purchaser and may be assigned pursuant to the terms of the relevant security agreement; PROVIDED, FURTHER, that any permitted assignment shall protect Seller's rights under this Agreement.

     12.2 EXPENSES. Except as otherwise specified herein, each Party shall bear its own expenses with respect to the Transactions.

     12.3 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and
(c) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier, to the Parties at the following addresses:

                  If to Seller, to:

                           Ligand Pharmaceuticals Incorporated
                           10275 Science Center Drive
                           San Diego, California 92121
                           Attention: General Counsel

                  with a copy sent concurrently to:

                           Latham & Watkins LLP
                           12636 High Bluff Drive, Suite 400
                           San Diego, California 92130
                           Attn: Scott Wolfe
                           Attn: Faye Russell

                  If to Purchaser, to:

                           King Pharmaceuticals, Inc.
                           501 Fifth Street
                           Bristol, Tennessee 37620
                           Attention: General Counsel, Legal Affairs

                  with copies sent concurrently to:

                           King Pharmaceuticals, Inc.
                           400 Crossing Boulevard
                           Bridgewater, New Jersey 08807
                           Attention:  General Counsel, Legal Affairs

                           Reed Smith LLP
                           Princeton Forrestal Village
                           136 Main Street, Suite 250
                           Princeton, New Jersey 08540
                           Attn: Andres Liivak

PROVIDED, HOWEVER, that if any Party shall have designated a different address by notice to the others, then to the last address so designated.

     12.4 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy such determination shall not affect the enforceability of any others or of the remainder of this Agreement.

     12.5 ENTIRE AGREEMENT. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by all of the Parties hereto. This Agreement, the Other Agreements and the Confidentiality Agreement contain the entire agreement of the Parties hereto with respect to the Transactions, superseding all negotiations, prior discussions and preliminary agreements made prior to the Execution Date

     12.6 NO THIRD PARTY BENEFICIARIES. Except as otherwise set forth under
ARTICLE IX, this Agreement is solely for the benefit of the Parties hereto and their respective Affiliates and no provision of this Agreement shall be deemed to confer upon any third parties any remedy, claim, Liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

     12.7 WAIVER. The failure of any Party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.

     12.8 GOVERNING LAW; JURISDICTION. Except for federal Laws referenced in this Agreement, and except as superseded by federal Law, this Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the law of the State of New York without regard to conflict of law principles that would result in the application of any Law other than the Law of the State of New York. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Court of Chancery of the State of Delaware, and any appellate court from any thereof, in any Action arising out of or relating to this Agreement, the Other Agreements, the Transactions or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally
(a) agrees not to commence any such Action except in such courts, (b) agrees that any claim in respect of any such Action may be heard and determined in the Court of Chancery of the State of Delaware, (c) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action in the Court of Chancery of the State of Delaware, and (d) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in the Court of Chancery of the State of Delaware. Each of the Parties hereto agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 12.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

     12.9 INJUNCTIVE RELIEF. Notwithstanding anything to the contrary in this Agreement, either Party will have the right to seek temporary injunctive relief in any court of competent jurisdiction as may be available to such Party under the Laws applicable in such jurisdiction with respect to any matters arising out of the other Party's performance of its obligations under this Agreement. Either Party agrees that in the event the other Party institutes an appropriate Action seeking injunctive/equitable relief for specific performance under this Agreement, the Party seeking such relief shall not be required to provide the other Party with service of process of a complaint and summons under the procedures set forth in any Canadian or other non-United States judicial process or system. Under such circumstances, the Party seeking such relief need only provide the other Party with two copies of a true, correct and lawfully issued summons and complaint, via Federal Express (priority delivery).

     12.10 HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

     12.11 COUNTERPARTS. This Agreement may be executed manually, electronically in Adobe(R) PDF file format, or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Party.

     12.12 SCHEDULES. Purchaser agrees that any disclosure by Seller in any Schedule attached hereto shall not establish any threshold of materiality or concede the materiality of any matter or item disclosed.

     12.13 CONSTRUCTION. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.


                              * * * * * * * * * * *

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.



                  LIGAND PHARMACEUTICALS INCORPORATED

                  By: /S/ HENRY F. BLISSENBACH
                      ----------------------------------------

                  Name:    HENRY F. BLISSENBACH
                        --------------------------------------

                  Title:   CHAIRMAN AND CEO
                        --------------------------------------



                  KING PHARMACEUTICALS, INC.

                  By:    /S/ BRIAN A. MARKISON
                      ----------------------------------------

                  Name:    BRIAN A. MARKISON
                        --------------------------------------

                  Title:   PRESIDENT AND CEO
                        --------------------------------------



                  KING PHARMACEUTICALS RESEARCH AND DEVELOPMENT, INC.

                  By:    /S/ BRIAN A. MARKISON
                      ----------------------------------------

                  Name:    BRIAN A. MARKISON
                        --------------------------------------

                  Title:   PRESIDENT AND CEO
                        --------------------------------------

                                 SCHEDULE 1.1(B)

                         PRE-EXISTING ASSIGNED CONTRACTS

(a) Requires Consent

Amended and Restated License & Supply Agreement between ELAN CORPORATION PLC, Elan Management Limited and Ligand Pharmaceuticals Incorporated dated December 6, 2002.

Manufacturing and Packaging Agreement by and between CARDINAL HEALTH PTS LLC and Ligand Pharmaceuticals Incorporated dated 13 February 2004; First Amendment to the Manufacturing and Packaging Agreement by and between Cardinal Health PTS LLC and Ligand Pharmaceuticals Incorporated dated July 1 2006.

Co- Promotion Agreement by and between Ligand Pharmaceuticals Incorporated and ORGANON PHARMACEUTICALS USA, INC. dated 1st January 2003; First Amendment to the Co-Promotion Agreement effective as of October 1, 2003

Termination & Return of Rights Agreement by and between Ligand Pharmaceuticals Incorporated and ORGANON USA INC. (assignee of Organon Pharmaceuticals USA, Inc.) effective as of January 1, 2006.

Pharmaceutical Return Goods Servicing Agreement by and between UNIVERSAL SOLUTIONS INTERNATIONAL, INC. (now Stericycle Direct Return) and Ligand Pharmaceuticals Incorporated dated as of May 15, 2003; Letter Amendment dated January 17, 2005

Commercial Outsourcing Services Agreement entered into March 1, 2002 by and between INTEGRATED COMMERCIALIZATION SOLUTIONS, INC. and Seller, as amended by:
Amendment No. 1 to Ligand Service Agreement dated September 4, 2003, Amendment No. 2 to Ligand Service Agreement dated September 28, 2004, Amendment to Commercial Outsourcing Services Agreement dated July 22, 2004, Fourth Amendment to Commercial Outsourcing Services Agreement dated January 24, 2005, and Fifth Amendment to Commercial Outsourcing Services Agreement dated April 29, 2005. (partial assignment only)

Quality Agreement for Avinza(R) dated April 10, 2006 between CARDINAL HEALTH PTS, LLC and Seller.

Technical Agreement Avinza(R) dated June 10, 2003 between ELAN HOLDINGS, INCORPORATED and Seller.

Cardinal Health PTS, LLC and Elan Corporation, plc to the assignment to Purchaser of (a) the Agreement dated September 20, 2003 between Cardinal Health PTS, LLC, ELAN CORPORATION, PLC and Seller, and (b) the Amended and Restated Confidentiality Agreement Avinza(R) dated February 13, 2004 and effective as of August 30, 2003, between Cardinal Health PTS, LLC, ELAN CORPORATION, PLC and Seller.

McKesson Health Solutions Arizona Inc. to the assignment to Purchaser of (a) the Trial Script(R) Program Agreement dated February 9, 2004 and (b) the First Amendment to Ligand Pharmaceuticals TrialScript(R) Program Agreement For Avinza, in each case between McKesson Health Solutions Arizona Inc. and Seller.

(b) Consent not Required

             PO      APPROVE       DELIVERY                                        ACCT           ORIGINAL    INVOICED      OPEN
   DEPT    NUMBER  DATE              DATE             VENDOR               NAME                      AMOUNT     AMOUNT   COMMITMENT
   6000    1004253   07/12/2006   12/31/2006    MCKESSON SPECIALTY          COUPON PROGRAM           342,000      54,872   287,128
                                                                            BROCHURE
   6000    1004253   07/12/2006   12/31/2006    MCKESSON SPECIALTY          PRODUCTION/REPRINTS      143,000               143,000
   6000    999577    09/09/2005   12/31/2005    MCKESSON SPECIALTY          COUPON PROGRAM           200,000     170,610    29,390
   6000    1004711   04/11/2006   06/30/2006    MCKESSON CORPORATION        SPECIAL PROGRAMS           4,500                 4,500
                                                                            OTHER TRADE SHOW
   6010    1004334   03/10/2006   05/01/2006  MERISOURCE BERGEN CORP        EXPENSES                   8,500                 8,500
                                                                            OTHER TRADE SHOW
   6010    1004336   03/10/2006   05/01/2006          NACDS                 EXPENSES                   8,300                 8,300
                                                                            OTHER TRADE SHOW
   6010    1004335   03/10/2006   06/01/2006           NCPA                 EXPENSES                   5,595                 5,595
                                                                            OTHER TRADE SHOW
   6010    1004355   03/06/2006   05/01/2006    MCKESSON CORPORATION        EXPENSES                   4,500                 4,500
                                              INTEGRATED COMMERCIALIZATION  BROCHURE
   6700    993345                                    SOLUTIONS              PRODUCTION/REPRINTS        1,000                 1,000
                                                                                                     ---------- -------- ----------

                                  SCHEDULE 2.6

                                    ROYALTIES

Purchaser shall pay Seller the Royalties contemplated in this SCHEDULE 2.6 during the Royalty Term (collectively, the "ROYALTIES") and the Parties agree to the following terms and conditions relating to such Royalty Payments as follows:

1. INITIAL ROYALTY PERIOD. During the Royalty Term, Purchaser shall pay Seller a Fifteen Percent (15%) royalty on Net Sales of Products sold by Purchaser during the time period beginning on the later of (i) the Closing Date and (ii) January 1, 2007, and ending on the twenty (20)-month anniversary of such date (the "INITIAL ROYALTY PERIOD"). During the Initial Royalty Period, Royalties due hereunder shall be paid quarterly within forty-five (45) days of the end of each calendar quarter.

2. SUBSEQUENT ROYALTY PERIOD. After the Initial Royalty Period, during the remainder of the Royalty Term Purchaser shall pay Seller a royalty on annual Net Sales of Products within forty-five (45) days of the end of each calendar year as follows:

------------------------------------------------------------- ------------------------------------------------------
ANNUAL NET SALES OF PRODUCTS                                  ROYALTY RATE
------------------------------------------------------------- ------------------------------------------------------
If annual Net Sales of Products are $200 million or less      5% of such Net Sales
------------------------------------------------------------- ------------------------------------------------------
If annual Net Sales of Products exceed $200 million but do    10% of all Net Sales
not exceed $250 million
------------------------------------------------------------- ------------------------------------------------------
If annual Net Sales of Products exceed $250 million           10% of Net Sales on all Net Sales from dollar one
                                                              ($1) to $250 million, plus 15% of Net Sales in
                                                              excess of $250 million
------------------------------------------------------------- ------------------------------------------------------

For example, after the Initial Royalty Period if Purchaser achieves annual Net Sales of Products of $300 million, Purchaser shall pay Seller a royalty as follows: 10% x $250 million = $25 million; 15% x $50 million= $7.5 million; for a total of $32.5 million.

         3. "NET SALES" means the gross amount received by Purchaser or its Affiliates or sublicensees, from third parties for sale of the Products in the Territory, less, to the extent deducted from such amount or on such invoice consistent with GAAP, the following items: (a) quantity, trade or cash discounts, chargebacks, returns, allowances, rebates (including any and all federal, state or local government rebates, such as Medicaid rebates) and price adjustments, and amounts paid pursuant to inventory management arrangements; (b) sales and other excise taxes and duties or similar governmental charges levied upon the production, transportation, importation, delivery, use or sale of such Product; (c) amounts actually refunded due to rejected, spoiled, damaged, outdated or returned Product; and (d) freight, shipment and insurance costs. If any Products are sold to third parties in transactions that are not at arm's length between the buyer and seller, or for consideration other than cash, then the gross amount to be included in the calculation of Net Sales for such sales shall be the amount that would have been invoiced had the transaction been conducted at arm's length, which amount shall be determined, whenever possible, by reference to the average selling price of the relevant Product in arm's-length transactions in the country of sale at the time of sale. Net Sales shall not include amounts invoiced for the supply, disposal of Product for, or use of Product, in clinical or pre-clinical trials or as free samples (such samples to be in quantities common in the industry for this sort of Product).

4.       ROYALTY PAYMENTS.

         (a) Each Royalty payment shall be accompanied by a statement of the amount of gross sales during the applicable time period represented by such Royalty payment (together with appropriate documentation in support thereof), the calculation of Net Sales during the applicable payment time period and the amount of royalties due on such Net Sales.

         (b) The obligation to pay royalties to Seller is imposed only once with respect to each Net Sale. In calculating the above royalty due with respect to Net Sales during any period of less than a calendar year, the foregoing thresholds for a calendar year Net Sales shall be pro-rated in accordance with the duration of such period. Purchaser shall be entitled to a credit against royalties once with respect to any particular sale. There shall be no obligation to pay royalties to Seller on sales to, between or among Purchaser, sublicensees, distributors or their respective Affiliates, but in such instances the obligation to pay royalties shall arise upon the sale by Purchaser, sublicensees, distributors or their respective Affiliates to other third parties.

5. MODE OF PAYMENT. All statements submitted by Purchaser to Seller pursuant to SECTION 4(A) shall be stated in U.S. Dollars. All Royalties to be made by Purchaser to Seller under this Agreement shall be made in U.S Dollars and shall be paid by bank wire transfer in immediately available funds to such bank account as may be designated in writing by Seller or Purchaser, respectively, from time to time.

6. RECORDS RETENTION. For purposes of this Agreement, Purchaser shall keep complete and accurate records pertaining to all sales of Products in the Territory and covering all transactions from which Net Sales under this Agreement are derived for a period of three (3) calendar years after the year in which such sales occurred, and in sufficient detail to permit Seller to confirm the accuracy of Royalties due hereunder.

7. AUDIT REQUEST. At the request and expense (except as provided below) of Seller, Purchaser shall each permit an independent, certified public accountant appointed by Seller and reasonably acceptable to Purchaser, at reasonable intervals and times and upon reasonable notice (but no more than once in any 12-month period unless Seller is required to do in order to comply with applicable Law), to examine Purchaser's records regarding Net Sales of Products under this Agreement. The accounting firm shall disclose to Seller only whether the royalty reports are correct or incorrect and the amount of any discrepancy. No other information shall be provided to Seller. In the event that such inspection shall indicate that in any calendar year the royalties which should have been paid by Purchaser are at least ten percent (10%) greater than those which were actually paid by Purchaser, then Purchaser shall pay the cost of such inspection. Seller shall treat all such financial information in accordance with the confidentiality and non-use provisions of this Agreement, and shall cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with Purchaser, obligating it to retain all such information in confidence pursuant to such confidentiality agreement on terms no less stringent than as provided herein.

8. TAXES. If Laws require withholding of income taxes or other taxes imposed upon Royalties set forth herein, Purchaser shall make such withholding payments as may be required and shall subtract such withholding payments from the Royalties due hereunder. Purchaser shall submit appropriate proof of payment of the withholding taxes to Seller within a reasonable period of time.

                                 SCHEDULE 2.8(B)

                           INVENTORY VALUE ADJUSTMENTS

(I) "WHOLESALE TARGET" means achievement by Seller of levels of wholesale Inventory of Product of 1 month or less, based on WHOLESALE CHANNEL INVENTORY MONTHS ON HAND.

(II) "RETAIL TARGET" means achievement by Seller of $22,500,000 in RETAIL INVENTORY VALUE.

(III) "WHOLESALE CHANNEL INVENTORY MONTHS ON HAND" is calculated as follows:

         WHOLESALE INVENTORY VALUE divided by [AVERAGE WEEKLY SALES VALUE times 4.33]


(IV) "EXCESS WHOLESALE INVENTORY VALUE" is calculated as follows:

         Any positive number obtained by the product of $10,000,000 times [WHOLESALE CHANNEL INVENTORY MONTHS ON HAND minus 1]


(V) "RETAIL INVENTORY VALUE DIFFERENCE" is calculated as follows:

         ANY POSITIVE NUMBER OBTAINED BY THE DIFFERENCE OF RETAIL INVENTORY VALUE minus $22,500,000.


(VI) "WHOLESALE INVENTORY VALUE" is measured as follows:

         the aggregation of ending inventory per SKU (in pills or equivalent unit of measure), as reported on the Closing Date by the Designated Wholesale Customers on their 852 report - field QA, multiplied by the PRICE PER PILL OR EQUIVALENT UNIT.


(VII) "RETAIL INVENTORY VALUE" is measured as follows:

         the aggregate amount of inventory stocking per SKU (in pills or equivalent unit of measure), as reported in the PRODUCT RETAIL DEMAND, INVENTORY & APROV STUDY PREPARED BY IMS for Seller on the Closing Date multiplied by the respective PRICE PER PILL OR EQUIVALENT UNIT.


(VIII) "AVERAGE WEEKLY SALES VALUE" is calculated as follows:

         the aggregate of pills (or equivalent units of measure) shipped by all wholesalers of Product, by SKU, for the past 13 week period up through Closing Date, as reported by the Designated Wholesale Customers on their 867 report - field QS, multiplied by the respective PRICE PER PILL OR EQUIVALENT UNIT; resulting product will be divided by 13.


(IX) "PRICE PER PILL OR EQUIVALENT UNIT" is measured as follows:

         WAC Price per pill or equivalent unit (on a SKU basis).


(X) "DESIGNATED WHOLESALE CUSTOMERS" means those wholesale customers of Seller with which Seller has distribution sales "DSA" contracts as well as those to whom Seller has sold more than $25,000 of Product in 2006.

________________________________________________________________________________




                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 7, 2006

                       LIGAND PHARMACEUTICALS INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

                                    000-20720
                            (Commission File Number)

                           10275 SCIENCE CENTER DRIVE,
                              SAN DIEGO, CALIFORNIA
                    (Address of principal executive offices)

                                 (858) 550-7500
              (Registrant's telephone number, including area code)

                                   77-0160744
                      (I.R.S. Employer Identification No.)

                                   92121-1117
                                   (Zip Code)

                                 _______________



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


________________________________________________________________________________

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

              On September 7, 2006, Ligand Pharmaceuticals Incorporated, a Delaware corporation (the "LIGAND"), Seragen, Inc., a Delaware corporation and wholly-owned subsidiary of Ligand (together with Ligand, the "Company"), Eisai Inc., a Delaware corporation ("EISAI INC.") and Eisai Co., Ltd., a Japanese company (together with Eisai Inc., "EISAI"), entered into a Purchase Agreement (the "PURCHASE AGREEMENT") pursuant to which Eisai has agreed to acquire all of the Company's worldwide rights in and to the Company's oncology product line (the "PRODUCT LINE"), including, among other things, all related inventory, equipment, records and intellectual property, and assume certain liabilities as set forth in the Purchase Agreement (collectively, the "Transaction"). The Product Line includes the Company's four marketed oncology drugs: ONTAK, Targretin capsules, Targretin gel and Panretin gel. In addition, Eisai has agreed to offer employment following the closing of the Transaction (the "CLOSING") to certain of the Company's existing employees that support the sale of the Product Line, subject to certain terms and conditions.

              Pursuant to the Purchase Agreement, at Closing, the Company will be paid a $205 million cash payment (the "CLOSING PAYMENT"), $20 million of which will be funded into an escrow account to support any indemnification claims made by Eisai following the Closing, and Eisai will assume certain liabilities. The Closing Payment is subject to adjustment in accordance with the terms of the Purchase Agreement if the value of the Product Line inventory at Closing is less than a pre-determined target value.

              The Purchase Agreement may be terminated by either Eisai or the Company if the Closing has not occurred by December 31, 2006, or upon the occurrence of certain customary matters. In addition, if the Purchase Agreement is terminated under certain circumstances, including a determination by the Company's board of directors to accept an acquisition proposal it deems superior to the Transaction, the Company has agreed to pay Eisai a termination fee of $7.5 million. The Closing is subject to certain customary closing conditions, including, but not limited to, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

              The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement. The Purchase Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

(d)      Exhibits

EXHIBIT NUMBER        DESCRIPTION
--------------        --------------------

2.1 Purchase Agreement, by and among Ligand Pharmaceuticals Incorporated, Seragen, Inc., Eisai Inc. and Eisai Co., Ltd., dated as of September 7, 2006*

* Schedules to the Purchase Agreement are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 LIGAND PHARMACEUTICALS INCORPORATED



    Date : September 11, 2006    By:     /S/ WARNER R. BROADDUS
                                        ----------------------
                                 Name:   Warner R. Broaddus
                                 Title:  Vice President, General Counsel &
                                         Secretary

                                  EXHIBIT INDEX



EXHIBIT NUMBER       DESCRIPTION
------------------   --------------------

2.1 Purchase Agreement, by and among Ligand Pharmaceuticals Incorporated, Seragen, Inc., Eisai Inc. and Eisai Co., Ltd., dated as of September 7, 2006*

* Schedules to the Purchase Agreement are not material and have been omitted in reliance on Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

                                                                     EXHIBIT 2.1







                               PURCHASE AGREEMENT



                                  by and among



                       LIGAND PHARMACEUTICALS INCORPORATED

                                  SERAGEN, INC.

                                   EISAI INC.

                                       and

                                 EISAI CO., LTD.



                          Dated as of September 7, 2006

                                TABLE OF CONTENTS



ARTICLE I. DEFINITIONS........................................................1

         SECTION 1.1       DEFINITIONS........................................1
         SECTION 1.2       OTHER DEFINITIONAL PROVISIONS.....................16

ARTICLE II. PURCHASE AND SALE................................................17

         SECTION 2.1       TRANSFER OF PURCHASED ASSETS AND INVENTORY........17
         SECTION 2.2       EXCLUDED ASSETS...................................19
         SECTION 2.3       ASSUMED LIABILITIES...............................19
         SECTION 2.4       EXCLUDED LIABILITIES..............................19
         SECTION 2.5       PROCEDURES FOR CERTAIN PURCHASED ASSETS NOT FREELY
                           TRANSFERABLE......................................19
         SECTION 2.6       PURCHASE PRICE....................................20
         SECTION 2.7       PURCHASE PRICE ALLOCATION.........................21
         SECTION 2.8       CLOSING DATE INVENTORY ADJUSTMENTS................21
         SECTION 2.9       RISK OF LOSS......................................23
         SECTION 2.10      TAX WITHHOLDING...................................23

ARTICLE III. CLOSING.........................................................23

         SECTION 3.1       CLOSING...........................................23
         SECTION 3.2       TRANSACTIONS AT CLOSING...........................24
         SECTION 3.3       PURCHASER'S ACTIONS AND DELIVERIES................25

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER SUB..........26

         SECTION 4.1       ORGANIZATION......................................26
         SECTION 4.2       DUE AUTHORIZATION.................................27
         SECTION 4.3       NO CONFLICTS; ENFORCEABILITY......................27
         SECTION 4.4       TITLE; ASSETS.....................................27
         SECTION 4.5       INVENTORY.........................................28
         SECTION 4.6       APPLICABLE PERMITS................................28
         SECTION 4.7       INTELLECTUAL PROPERTY.............................29
         SECTION 4.8       LITIGATION........................................31
         SECTION 4.9       ASSIGNED CONTRACTS................................31
         SECTION 4.10      CONSENTS..........................................33
         SECTION 4.11      TAXES.............................................33
         SECTION 4.12      EMPLOYEE MATTERS..................................33
         SECTION 4.13      LABOR MATTERS.....................................34
         SECTION 4.14      COMPLIANCE WITH LAW...............................35
         SECTION 4.15      REGULATORY MATTERS................................35
         SECTION 4.16      GOVERNMENT MULTI-PRODUCT CONTRACTS................37
         SECTION 4.17      FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES..37

         SECTION 4.18      ABSENCE OF CHANGES................................37
         SECTION 4.19      INSURANCE.........................................38
         SECTION 4.20      BROKERS, ETC......................................38
         SECTION 4.21      PRODUCT EQUIPMENT.................................38
         SECTION 4.22      PROMOTIONAL MATERIALS.............................38
         SECTION 4.23      NO OTHER WARRANTIES...............................39

ARTICLE V. REPRESENTATIONS AND WARRANTIES OF EISAI INC. AND EISAI, LTD.......39

         SECTION 5.1       ORGANIZATION......................................39
         SECTION 5.2       DUE AUTHORIZATION.................................39
         SECTION 5.3       NO CONFLICTS; ENFORCEABILITY......................39
         SECTION 5.4       LITIGATION........................................40
         SECTION 5.5       CONSENTS..........................................40
         SECTION 5.6       FINANCING.........................................40
         SECTION 5.7       BROKERS, ETC......................................40
         SECTION 5.8       INDEPENDENT INVESTIGATION.........................40
         SECTION 5.9       NO OTHER WARRANTIES...............................41

ARTICLE VI. COVENANTS PRIOR TO CLOSING.......................................41

         SECTION 6.1       ACCESS TO INFORMATION.............................41
         SECTION 6.2       CONDUCT OF THE PRODUCT LINE BUSINESS..............41
         SECTION 6.3       REQUIRED APPROVALS AND CONSENTS...................43
         SECTION 6.4       HSR ACT...........................................43
         SECTION 6.5       NO NEGOTIATION....................................44
         SECTION 6.6       TRANSITION ACTIVITIES.............................45
         SECTION 6.7       NON-SOLICITATION; NON-COMPETITION; NON-
                           DISPARAGEMENT.....................................46
         SECTION 6.8       NOTIFICATIONS.....................................47
         SECTION 6.9       DISCLOSURE SUPPLEMENTS............................48
         SECTION 6.10      FURTHER ASSURANCES; FURTHER DOCUMENTS.............48

ARTICLE VII. CONDITIONS TO CLOSING...........................................48

         SECTION 7.1       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER,
                           SELLER SUB AND PURCHASER..........................48
         SECTION 7.2       CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS...49
         SECTION 7.3       CONDITIONS PRECEDENT TO SELLER'S AND SELLER
                           SUB'S OBLIGATIONS.................................50

ARTICLE VIII. ADDITIONAL COVENANTS...........................................51

         SECTION 8.1       CONFIDENTIALITY; PUBLICITY........................51
         SECTION 8.2       AVAILABILITY OF RECORDS...........................51
         SECTION 8.3       USE OF SELLER BRANDS..............................52
         SECTION 8.4       NOTIFICATION OF CUSTOMERS.........................52
         SECTION 8.5       PRODUCT RETURNS, REBATES AND CHARGEBACKS..........53
         SECTION 8.6       ACCOUNTS RECEIVABLE...............................56

         SECTION 8.7       REGULATORY MATTERS................................56
         SECTION 8.8       WEBSITE INFORMATION...............................59
         SECTION 8.9       TAX MATTERS.......................................59
         SECTION 8.10      GOVERNMENT MULTI-PRODUCT CONTRACTS................60
         SECTION 8.11      INVENTORY MATTERS.................................61
         SECTION 8.12      PROSECUTION OF PRODUCT MARKS......................61
         SECTION 8.13      TRADE SECRETS.....................................61
         SECTION 8.14      PROFESSIONAL ADVISORY FEES, ETC...................62
         SECTION 8.15      NON-ASSERTION COVENANT............................62

ARTICLE IX. EMPLOYEE MATTERS.................................................62

         SECTION 9.1       EMPLOYEE TRANSFER.................................62
         SECTION 9.2       TRANSITION OF BENEFITS............................63
         SECTION 9.3       WARN ACT..........................................65
         SECTION 9.4       EMPLOYEE INFORMATION..............................65

ARTICLE X. TERM AND TERMINATION..............................................66

         SECTION 10.1      TERMINATION.......................................66
         SECTION 10.2      PROCEDURE AND EFFECT OF TERMINATION...............67

ARTICLE XI. INDEMNIFICATION..................................................69

         SECTION 11.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                           EXPIRATION........................................69
         SECTION 11.2      INDEMNIFICATION BY SELLER AND SELLER SUB..........70
         SECTION 11.3      INDEMNIFICATION BY PURCHASER......................71
         SECTION 11.4      CERTAIN PROCEDURES FOR INDEMNIFICATION............71
         SECTION 11.5      LIMITATIONS.......................................73
         SECTION 11.6      ESCROW............................................74
         SECTION 11.7      SATISFACTION OF CLAIMS............................74
         SECTION 11.8      EXCLUSIVE REMEDY..................................75

ARTICLE XII. MISCELLANEOUS...................................................75

         SECTION 12.1      ASSIGNMENT; BINDING EFFECT........................75
         SECTION 12.2      CUMULATIVE RIGHTS.................................75
         SECTION 12.3      EXPENSES..........................................75
         SECTION 12.4      NOTICES...........................................75
         SECTION 12.5      ENFORCEABILITY; SEVERABILITY......................76
         SECTION 12.6      AMENDMENT; ENTIRE AGREEMENT.......................77
         SECTION 12.7      NO THIRD PARTY BENEFICIARIES......................77
         SECTION 12.8      WAIVER............................................77
         SECTION 12.9      GOVERNING LAW; JURISDICTION.......................77
         SECTION 12.10     INJUNCTIVE RELIEF.................................78
         SECTION 12.11     WAIVER OF JURY TRIAL..............................78
         SECTION 12.12     HEADINGS..........................................78
         SECTION 12.13     COUNTERPARTS......................................78

         SECTION 12.14     SCHEDULES.........................................78
         SECTION 12.15     CONSTRUCTION......................................78

                                LIST OF EXHIBITS


Exhibit A-1           -      Assignment of U.S. Product Marks
Exhibit A-2           -      Assignment of Non-U.S. Product Marks
Exhibit B-1           -      Assignment of Product Patent Rights
Exhibit B-2           -      Assignment of Non-U.S. Product Patent Rights
Exhibit C-1           -      Bill of Sale and Assignment and Assumption
                             Agreement - U.S.
Exhibit C-2           -      Bill of Sale and Assignment and Assumption
                             Agreement - Non-U.S.
Exhibit D             -      Escrow Agreement
Exhibit E             -      ONTAK Manufacture and Supply Agreement Assignment
Exhibit F             -      ONTAK Product Insert
Exhibit G             -      Targretin Manufacture and Supply Agreement
                             Assignment
Exhibit H             -      Transition Services Agreement


                                LIST OF SCHEDULES


Schedule 2.3           -      Assumed Liabilities
Schedule 2.8           -      Inventory Value Calculation
Schedule 6.2           -      Conduct of Product Line Business
Schedule 8.5(c)        -      Best Price and AMP
Schedule 9.1(a)(i)     -      Product Employees to whom Purchaser will Extend
                              Employment Offers
Schedule 9.1(a)(ii)    -      Potential Employees
Schedule 9.2(e)        -      Qualified Beneficiaries


                           SELLER DISCLOSURE SCHEDULE


Schedule 1.1(a)        -      Applicable Permits
Schedule 1.1(b)        -      Assigned Contracts
Schedule 1.1(c)        -      Knowledge
Schedule 1.1(d)        -      ONTAK Patents
Schedule 1.1(e)        -      Panretin Patents
Schedule 1.1(f)        -      Permitted Encumbrances
Schedule 1.1(g)        -      Product Copyrights
Schedule 1.1(h)        -      Product Equipment
Schedule 1.1(i)        -      Product Marks
Schedule 1.1(j)        -      Product Trade Dress
Schedule 1.1(k)        -      Promotional Materials

Schedule 1.1(l)        -      Targretin Patents
Schedule 4.3           -      No Conflicts
Schedule 4.4           -      Title; Assets
Schedule 4.5(c)        -      Inventory Sales Not in Ordinary Course of Business
Schedule 4.7(b)        -      Enforceable and Valid Intellectual Property
Schedule 4.7(c)        -      Control of Intellectual Property
Schedule 4.7(d)        -      Royalty Obligations
Schedule 4.7(e)        -      Licenses or Other Rights Granted under
                              Intellectual Property
Schedule 4.7(f)        -      Intellectual Property Infringement
Schedule 4.8           -      Litigation
Schedule 4.9           -      Assigned Contracts - Third Party Consents
Schedule 4.10          -      Consents
Schedule 4.12(a)       -      Product Employee List
Schedule 4.12(b)       -      Seller Plans
Schedule 4.12(g)       -      No Liabilities to Product Employees
Schedule 4.13          -      Labor Matters
Schedule 4.14          -      Compliance with Law
Schedule 4.15          -      Registrations
Schedule 4.18          -      Absence of Changes
Schedule 4.19          -      Insurance Policies
Schedule 7.2           -      Required Consents

                               PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this "AGREEMENT"), dated as of September 7, 2006
(the "EXECUTION DATE"), is entered into by and among Ligand Pharmaceuticals Incorporated, a Delaware corporation ("SELLER"), Seragen, Inc., a Delaware corporation and wholly-owned subsidiary of Seller ("SELLER SUB"), and Eisai Inc., a Delaware corporation ("EISAI INC.") and Eisai Co., Ltd., a Japanese company ("EISAI, LTD.", and together with Eisai Inc.,"PURCHASER"). Each of Seller, Seller Sub, Eisai Inc. and Eisai, Ltd. is sometimes referred to herein, individually, as a "PARTY" and, collectively, as the "PARTIES." All capitalized terms used herein shall have the meanings specified in ARTICLE I below or elsewhere in this Agreement, as applicable.

                                  INTRODUCTION

         WHEREAS, subject to the terms and conditions of this Agreement, Seller and Seller Sub desire to transfer their respective rights in the Products and substantially all of their respective rights in the Distribution of the Products in the Territory (collectively, the "PRODUCT LINE BUSINESS") to Purchaser;

         WHEREAS, subject to the terms and conditions of this Agreement, Seller and Seller Sub wish to sell the Purchased Assets and Inventory and transfer the Assumed Liabilities to Purchaser, and Purchaser wishes to purchase the Purchased Assets and Inventory and assume the Assumed Liabilities from Seller and Seller Sub; and

         WHEREAS, the Parties agree that all United States rights, liabilities and obligations to the Purchased Assets, Inventory and Assumed Liabilities assigned, transferred and conveyed pursuant to this Agreement shall be assigned, transferred and conveyed to Eisai Inc., and that all other rights, liabilities and obligations to the Purchased Assets, Inventory and Assumed Liabilities shall be assigned, transferred and conveyed to Eisai, Ltd.;

         NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, agreements and provisions set forth herein and in the Other Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

        Section 1.1 DEFINITIONS. In addition to the terms defined above and other terms defined in other Sections of this Agreement, the following terms shall have the meanings set forth below for purposes of this Agreement:

         "ACCOUNTANTS" means an accounting firm of national reputation (excluding each of Seller's and Purchaser's respective regular outside accounting firms) as may be mutually acceptable to Seller and Purchaser; PROVIDED, HOWEVER, if Seller and Purchaser are unable to agree on such accounting firm within ten (10) days or any such mutually selected accounting firm is unwilling or unable to serve, then Seller shall deliver to Purchaser a list of three (3) other accounting firms of national reputation which have not performed services for Seller or

Purchaser in the preceding three (3)-year period, and Purchaser shall select one of such three (3) accounting firms.

         "ACCOUNTS RECEIVABLE" means any rights whatsoever to any accounts receivable (including any payments received with respect thereto on or after the Closing, unpaid interest accrued on any such accounts receivable and any security or collateral related thereto) arising from sales of the Products on or prior to the Closing Date.

         "ACQUISITION PROPOSAL" means a proposal from a third party not solicited by or on behalf of Seller, Seller Sub or any of their respective Affiliates or any Representatives of the foregoing between the Execution Date and the Effective Time relating to the acquisition of the Products and the Product Line Business, or the acquisition of more than fifty percent (50%) of Seller's Common Stock.

         "ACT" means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules, regulations, guidelines, guidances and requirements promulgated thereunder, as may be in effect from time to time.

         "ACTION" means any claim, action, suit, arbitration, inquiry, audit, proceeding or investigation by or before or otherwise involving, any Governmental Authority.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, a Person shall be deemed, in any event, to control another Person if it owns or controls, directly or indirectly, or has the ability to direct or cause the direction or control of, more than fifty percent (50%) of the voting equity of the other Person.

         "AGREEMENT" has the meaning set forth in the first paragraph of this Agreement.

         "ALTERNATIVE TRANSACTION" has the meaning set forth in SECTION 10.2(F).

         "ALTERNATIVE TRANSACTION NOTICE" has the meaning set forth in SECTION 10.2(F).

         "AMP" has the meaning set forth in SECTION 8.5(C)(III).

         "APPLICABLE PERMITS" means the permits, approvals, licenses, franchises or authorizations, including the Registrations, from any Governmental Authority held by Seller, Seller Sub or their respective Affiliates that relate primarily or exclusively to any Product or the Product Line Business, as set forth on
SCHEDULE 1.1(A) of the Seller Disclosure Schedule, in each case, together with any renewals, extensions or modifications thereof or any amendments thereto.

         "APPORTIONED OBLIGATIONS" has the meaning set forth in SECTION 8.9(B).

         "ASSETS" of any Person means all assets and properties of any kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including cash, cash equivalents, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, equipment, inventory, goods and intellectual property.

         "ASSIGNED CONTRACT(S)" means those Contracts, regardless of dollar value, including purchase orders, related primarily or exclusively to any Product or the Product Line Business, as set forth on SCHEDULE 1.1(B) of the Seller Disclosure Schedule (such schedule to be updated by Seller immediately prior to the Closing) together with those Contracts which would have been set forth on SCHEDULE 1.1(B) of the Seller Disclosure Schedule but for the dollar thresholds of SECTION 4.9(A)(II). Notwithstanding the foregoing, "ASSIGNED CONTRACT(S)" shall not include any Seller Plan.

         "ASSIGNMENT OF NON-U.S. PRODUCT MARKS" means an Assignment of Non-U.S. Product Marks, in substantially the form attached hereto as EXHIBIT A-2.

         "ASSIGNMENT OF NON-U.S. PRODUCT PATENT RIGHTS" means an Assignment of Non-U.S. Product Patent Rights, in substantially the form attached hereto as EXHIBIT B-2.

         "ASSIGNMENT OF U.S. PRODUCT MARKS" means an Assignment of Non-U.S. Product Marks, in substantially the form attached hereto as EXHIBIT A-1.

         "ASSIGNMENT OF U.S. PRODUCT PATENT RIGHTS" means an Assignment of Non-U.S. Product Patent Rights, in substantially the form attached hereto as EXHIBIT B-1.

         "ASSUMED LIABILITIES" has the meaning set forth in SECTION 2.3.

         "BAYH-DOLE ACT" means the Patent and Trademark Law Amendments Act, 35 U.S.C. ss.200 ET. SEQ, as may be amended or succeeded from time to time, and the rules, regulations, guidelines, guidances and requirements promulgated thereunder, as may be in effect from time to time.

         "BEST PRICE" has the meaning set forth in SECTION 8.5(C)(III).

         "BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT - NON-U.S." means a Bill of Sale and Assignment and Assumption Agreement - Non-U.S., in substantially the form attached hereto as EXHIBIT C-2.

         "BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT - U.S." means a Bill of Sale and Assignment and Assumption Agreement - U.S., in substantially the form attached hereto as EXHIBIT C-1.

         "BLA(S)" means a Biologics License Application, or equivalent FDA application, for any product, as appropriate, relating to the manufacturing and marketing of biologically based pharmaceutical products, and all supplements or amendments filed pursuant to the requirements of the Act, including all documents, data and other information concerning the product which are reasonably necessary for the FDA approval in the United States.

         "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York, United States of America are authorized or obligated by Law to be closed.

         "CAP" has the meaning set forth in SECTION 11.5(B).

         "CHARGEBACK CLAIMS" has the meaning set forth in SECTION 8.5(E)(I).

         "SELLER SUB" has the meaning set forth in the first paragraph of this Agreement.

         "CLAIM NOTICE" has the meaning set forth in SECTION 11.1(D).

         "CLOSING" means the closing of the purchase and sale of the Purchased Assets and Inventory, and assignment and assumption of the Assumed Liabilities contemplated by this Agreement.

         "CLOSING DATE" has the meaning set forth in SECTION 3.1.

         "CLOSING DATE INVENTORY STATEMENT" has the meaning set forth in SECTION 2.8(A).

         "CLOSING DATE INVENTORY VALUE" has the meaning set forth in SECTION 2.8(A).

         "CODE" means the United States Internal Revenue Code of 1986, as amended.

         "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement, dated as of December 19, 2005, between Eisai Inc. and UBS Securities LLC, on behalf of Seller.

         "CONTRACTS" means any and all legally binding written commitments, contracts, purchase orders, leases, licenses, easements, permits, instruments, commitments, arrangements, undertakings, practices or other agreements.

         "CONTROL" means, with respect to any Intellectual Property, possession by a Party of the right, whether directly or indirectly, and whether by ownership, license or otherwise, to assign, grant the right to use, or grant a license, sublicense or other right to or under, such Intellectual Property as provided for herein without violating the terms of any agreement or other arrangement with any third party.

         "COPYRIGHTS" means (a) all copyrights (including copyrights in any package inserts, marketing or promotional materials, Labeling or other text provided to prescribers or consumers), whether registered or unregistered throughout the world; (b) any registrations and applications therefor; (c) all related rights and priorities afforded under any international treaty, convention, or the like; (d) all extensions and renewals thereof; and (e) the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages (including attorneys' fees), and proceeds of suit.

         "DATA ROOMS" means, collectively, the electronic datasite operated by the Merrill Corporation on behalf of Seller in connection with the Transactions, the data room established in

San Diego, California and made accessible to Purchaser and the data room established in New York City, New York and made accessible to Purchaser.

         "DEDUCTIBLE" has the meaning set forth in SECTION 11.5(A).

         "DISTRIBUTION" means any and all activities related to the distribution, marketing, promoting, offering for sale and selling of any Product, including advertising, detailing, educating, planning, promoting, conducting, reporting, storing, handling, shipping and communicating with Governmental Authorities and third parties in connection therewith.

         "EFFECTIVE TIME" has the meaning set forth in SECTION 3.1.

         "EMEA" means the European Agency for the Evaluation of Medicinal Products, or any successor agency thereto.

         "ENCUMBRANCE" means, with respect to the property or right of Seller, Seller Sub or any of their respective Affiliates, any security interest, pledge, hypothecation, mortgage, lien (statutory or otherwise), assessment, levy, claim known to Seller, charge, community property interest, equitable interest, third party license, conditional sale or title retention agreement, option, right of first option, right of first refusal or similar restriction, restriction on transfer, restriction on income, or any material restriction on any attribute of ownership or use of such property or right as it was owned and/or used by Seller, Seller Sub or any of their respective Affiliates.

         "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "ERISA AFFILIATE" of any entity means any other entity (whether or not incorporated) that, together with such entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

         "ESCROW ACCOUNT" has the meaning set forth in SECTION 2.6.

         "ESCROW AGENT" means Wells Fargo Bank, National Association or another escrow agent to be mutually agreed upon by the Parties.

         "ESCROW AGREEMENT" means the Escrow Agreement to be entered into by and among the Escrow Agent, Seller and Purchaser, in substantially the form attached hereto as EXHIBIT D.

         "ESCROW AMOUNT" has the meaning set forth in SECTION 2.6.

         "EXCHANGE" means the NASDAQ Global Market.

         "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and the rules, regulations and SEC guidance promulgated thereunder, as may be in effect from time to time.

         "EXCLUDED ASSETS" has the meaning set forth in SECTION 2.2.

         "EXCLUDED INTELLECTUAL PROPERTY" means all right, title and interest of Seller, Seller Sub or any of their respective Affiliates in and to Intellectual Property, whether now existing or hereafter developed or acquired (including the Seller Brands) other than the Product Intellectual Property.

         "EXCLUDED LIABILITIES" has the meaning set forth in SECTION 2.4.

         "EXCLUSIVITY PERIOD" means, with respect to a Product in a country, the period commencing on the date of the first commercial sale of such Product in such country until the later of the date of (a) the expiration of the last Patent that includes a Valid Claim in such country, if any, and (b) the expiration of any data exclusivity period in such country that would prevent third parties from securing a Registration in such country for a product that contains any of denileukin difitox, bexarotene or alitretinoin, as applicable, based, in whole or part, on data relating to the corresponding Product.

         "EXECUTION DATE" means the date set forth in the preamble of this Agreement.

         "EXPIRATION DATE" has the meaning set forth in SECTION 11.1(D).

         "EXW" means "ex works," as defined in Incoterms 2000, published by the International Chamber of Commerce.

         "FDA" means the United States Food and Drug Administration, or any successor agency thereto.

         "FINAL ALLOCATION" has the meaning set forth in SECTION 2.7(A).

         "FINANCIAL STATEMENT DATE" has the meaning set forth in SECTION 4.17.

         "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.17.

         "FSS" has the meaning set forth in SECTION 8.5(E)(I).

         "GAAP" means United States generally accepted accounting principles, consistently applied.

         "GOOD CLINICAL PRACTICES" means the international ethical, scientific, and quality standards for designing, conducting, recording, and reporting trials that involve the participation of human subjects, as set forth by the International Conference on Harmonization E6: Good Clinical Practices Consolidated Guideline, or as required by applicable Law.

         "GOOD MANUFACTURING PRACTICES" means standards and methods to be used in, and the facilities or controls to be used for, the manufacture, processing, packaging, testing or holding of a drug to assure that such drug meets the requirements of applicable Law and other requirements of any Governmental Authority as to safety, identity and strength, and meets the quality and purity characteristics that it purports or is represented to possess.

         "GOVERNMENT MULTI-PRODUCT CONTRACTS" means Contracts by which Seller, Seller Sub or any of their respective Affiliates dispenses both a Product and other pharmaceutical products of Seller or Seller Sub through a government agency.

         "GOVERNMENTAL AUTHORITY" means any nation or government, any provincial, state, regional, local or other political subdivision thereof, any supranational organization of sovereign states, and any entity, department, commission, ministry, bureau, agency, authority, board, court, tribunal, arbitrator, official or officer, domestic or foreign, exercising executive, judicial, regulatory or administrative functions of or pertaining to government.

         "HIRED EMPLOYEE" has the meaning set forth in SECTION 9.1(A).

         "HSR ACT" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         "IND" means (a) an Investigational New Drug Application, as defined in the Act, which is required to be filed with the FDA before beginning clinical testing of a product in human subjects, or any successor application or procedure, and (b) all supplements and amendments that may be filed with respect to the foregoing.

         "INDEMNIFIED PARTY" has the meaning set forth in SECTION 11.4(A).

         "INDEMNIFYING PARTY" has the meaning set forth in SECTION 11.4(A).

         "INDEMNITY CLAIM" has the meaning set forth in SECTION 11.5(A).

         "INDEMNITY DISPUTE NOTICE" has the meaning set forth in SECTION
11.4(B).

         "INDENTURE" has the meaning set forth in SECTION 4.3(A).

         "INTELLECTUAL PROPERTY" means intellectual property rights, including Trademarks, Copyrights and Patents, whether registered or unregistered, and all applications and registrations therefor, Know-How, confidential information, trade secrets, and similar proprietary rights in confidential inventions, discoveries, analytic models, improvements, processes, techniques, devices, methods, patterns, formulations and specifications.

         "INVENTORY" means all inventory of finished Product that is formulated, labeled or otherwise intended for use, sale or offer for sale under a Product Mark, owned by Seller, Seller Sub or any of their respective Affiliates as of the Closing Date which has not been shipped to a wholesaler or distributor together with all Product work-in-progress, packaging and all bulk active pharmaceutical ingredient related to any Product owned by Seller, Seller Sub or any of their respective Affiliates as of the Closing Date.

         "IRS" means the Internal Revenue Service of the United States.

         "KNOW-HOW" means any proprietary or nonproprietary information necessary or useful to the manufacture, preparation, development (including research, pre-clinical and clinical), or commercialization of a product, including data, product specifications, processes, product designs, validation methods and procedures, plans, trade secrets, ideas, concepts, inventions, formulae, chemical, pharmacological, toxicological, pharmaceutical, physical, analytical, stability, safety, quality assurance, quality control and clinical information, technical information, research information, marketing and sales information, and all other confidential or proprietary technical and business information, whether or not embodied in any documentation or other tangible materials, including any trade secret or other rights therein.

         "KNOWLEDGE" means, with respect to Seller, the actual knowledge, following a reasonable internal investigation, of any of the Persons set forth on SCHEDULE 1.1(C) of the Seller Disclosure Schedule.

         "LABELING" shall be as defined in Section 201(m) of the Act (21 U.S.C. ss. 321(m)) and other comparable foreign Law relating to the subject matter thereof, including the applicable Product's label, packaging and package inserts accompanying such Product, and any other written, printed, or graphic materials accompanying such Product, including patient instructions or patient indication guides.

         "LAW" means each provision of any federal, provincial, state, local or foreign law, statute, ordinance, order, code, rule, requirement or regulation (including any published guidelines, guidance or pronouncements having the effect of law), promulgated or issued by any Governmental Authority, as well as any judgments, decrees, injunctions or agreements issued or entered into by any Governmental Authority specifically with respect to Seller, Seller Sub, any Product or the Product Line Business.

         "LIABILITY" means, collectively, any liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, interest, penalty, cost, expense, obligation or responsibility, whether fixed or unfixed, known or unknown, choate or inchoate, liquidated or unliquidated, secured or unsecured, direct or indirect, matured or unmatured, or absolute, contingent or otherwise, including any product liability and liability for Taxes.

         "LOSSES" means all losses, expenses, Liabilities or other damages, including reasonable costs of investigation and attorneys' fees.

         "MATERIAL ADVERSE EFFECT" means any event, change, condition or effect that individually or in the aggregate, (a) has a material adverse effect on the ONTAK Product or the Targretin Capsules Product or the business, operations, condition (financial or otherwise), or results of operations of the Product Line Business taken as a whole, but shall exclude: (i) events, changes, conditions or effects that generally affect the industries in which Seller and Seller Sub operate or the manufacture or Distribution of any pharmaceutical product (including legal and regulatory changes), (ii) general economic or political events, changes, conditions or effects affecting the securities markets generally, (iii) events, changes, conditions or effects outside of the control of Seller, Seller Sub or any of their respective Affiliates arising from the consummation of the Transactions or the announcement of the execution of this Agreement, or (iv) events, changes, conditions or effects caused by acts of terrorism or war (whether or not declared) occurring after the Execution Date and prior to the Closing Date; PROVIDED, that in the case of clauses (i), (ii) and (iv) above, the Product Line Business is not disproportionately affected by such changes, conditions or effects as compared to the pharmaceutical industry as a whole; (b) materially impacts, materially delays or prevents the consummation of the Transactions;
(c) creates a material limitation on the ability of Purchaser to conduct the Product Line Business in a manner as has been conducted by Seller and Seller Sub immediately prior to the Effective Time; or (d) creates a material limitation on the ability of Purchaser to acquire good and valid title to or other ownership right or interest in a material portion of the Purchased Assets and Inventory, taken as a whole, free and clear of all Encumbrances (other than Permitted Encumbrances).

         "MEDICAL PRODUCT REGULATORY AUTHORITY" means any Governmental Authority that is concerned with the safety, efficacy, reliability, manufacture, investigation, sale or marketing of pharmaceuticals, medical products, biologics or biopharmaceuticals, including the FDA and the EMEA.

         "MULTIEMPLOYER PLAN" means a Plan that is a "multiemployer plan" within the meaning of section 3(37) of ERISA.

         "NDA" means a New Drug Application for any product requesting permission to place the product on the market in accordance with the Act, together with all supplements or amendments filed with respect thereto pursuant to the requirements of the Act, including all documents, data and other information concerning the product which are reasonably necessary for the FDA approval to market the product in the United States.

         "NDC" means the "National Drug Code", which is the eleven digit code registered by a company with the FDA with respect to a pharmaceutical product.

         "NON-ASSIGNABLE RIGHT" has the meaning set forth in SECTION 2.5(A).

         "NOTICE OF OBJECTION" has the meaning set forth in SECTION 2.8(B).

         "NOTICE OF SUPERIOR PROPOSAL" has the meaning set forth in SECTION 6.5(B).

         "OMITTED ASSET" has the meaning set forth in SECTION 2.1(C).

         "ONTAK MANUFACTURE AND SUPPLY AGREEMENT" means the Manufacture and Supply Agreement, dated as of January 1, 2004, by and among Seller Sub and Cambrex Bio Science Hopkinkton, Inc., a Delaware corporation.

         "ONTAK MANUFACTURE AND SUPPLY AGREEMENT ASSIGNMENT" means the Assignment and Assumption of Contract with respect to the ONTAK Manufacture and Supply Agreement, in substantially the form attached hereto as EXHIBIT E.

         "ONTAK PATENTS" means those Patents owned by, licensed to or otherwise controlled by Seller, Seller Sub or any of their respective Affiliates that relate primarily or exclusively to the manufacture, use or Distribution of the ONTAK Product, as set forth on SCHEDULE 1.1(D) of the Seller Disclosure Schedule.

         "ONTAK PRODUCT" means all dosage forms, formulations, strengths, package sizes and types of pharmaceutical products containing denileukin difitox, a recombinant DNA-derived cytotoxic protein sold in the United States under the Trademark ONTAK(R) as escribed in the FDA-approved product insert attached hereto as EXHIBIT F.

         "ORANGE BOOK" means the listing of approved drug patents with therapeutic evaluations published by the FDA and commonly known at the Execution Date as the "Orange Book," and available electronically at HTTP://WWW.FDA.GOV/CDER/OB/DEFAULT.HTM.

         "ORDER" means any writ, judgment, decree, injunction or similar order, including consent orders, of any Governmental Authority (in each such case whether preliminary or final).

         "OTHER AGREEMENTS" means, collectively, the Assignment of U.S. Product Marks, the Assignment of Non-U.S. Product Marks, the Assignment of U.S. Product Patent Rights, the Assignment of Non-U.S. Product Patent Rights, the Bill of Sale and Assignment and Assumption Agreements-U.S., the Bill of Sale and Assignment and Assumption Agreements-Non-U.S., the Escrow Agreement, the ONTAK Manufacture and Supply Agreement Assignment, Targretin Manufacture and Supply Agreement Assignment and the Transition Services Agreement.

         "OUTSIDE DATE" has the meaning set forth in SECTION 10.1(A)(II).

         "PANRETIN PATENTS" means those Patents owned by, licensed to or otherwise controlled by Seller, Seller Sub or any of their respective Affiliates that relate primarily or exclusively to the manufacture, use or Distribution of the Panretin Product, as set forth on SCHEDULE 1.1(E) of the Seller Disclosure Schedule.

         "PANRETIN PRODUCT" means all dosage forms, formulations, strengths, package sizes and types of pharmaceutical products containing a gel formation of alitretinoin described in NDA #20-886 and currently commercialized in the Territory as Panretin(R) Gel.

         "PARTY" or "PARTIES" has the meaning set forth in the first paragraph of this Agreement.

         "PATENTS" means: (a) all national, regional and international patents and patent applications, including provisional patent applications; (b) all patent applications filed either from such patents, patent applications or provisional applications or from an application claiming priority from either of these, including divisionals, continuations, continuations-in-part, substitutions, provisionals, converted provisionals, and continued prosecution applications; (c) any and all patents that have issued or in the future will issue from the foregoing patent applications described in clauses (a) and (b), including utility models, petty patents and design patents and certificates of invention; (d) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications described in clauses (a), (b) and (c); (e) any and all causes of action, claims, demands or other rights occasioned from or because of any and all past, present and future infringement of any of the foregoing, including all rights to recover damages (including attorneys' fees), profits and injunctive or other relief for such infringement; and (f) any similar rights, including any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.

         "PDM ACT" means the Prescription Drug Marketing Act of 1987, as amended.

         "PERMITTED ENCUMBRANCES" means: (a) statutory liens for current Taxes not yet due and payable or Taxes being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (b) mechanics', carriers', workers', repairers', and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Seller, Seller Sub or any of their respective Affiliates or the validity or amount of which is being contested in good faith by appropriate proceedings; (c) as to Assets evidenced by written documents, Encumbrances set forth on the face of such documents; (d) Encumbrances set forth on SCHEDULE 1.1(F); and (e) such other Encumbrances, other than liens securing the payment of money, as do not materially detract from the value of or materially impair the use of the affected Asset as heretofore owned or used by Seller or Seller Sub.

         "PERSON" means any individual, corporation, partnership, joint venture, limited liability company, trust or unincorporated organization or Governmental Authority.

         "PLAN" means any employment, bonus, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, "phantom" stock, performance, stock bonus, paid time off, perquisite, fringe benefit, vacation, retirement, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, or other program, policy or arrangement.

         "POST-CLOSING TAX PERIOD" has the meaning set forth in SECTION 8.9(B).

         "POTENTIAL EMPLOYEES" has the meaning set forth in SECTION 9.1(A).

         "PRE-CLOSING TAX PERIOD" has the meaning set forth in SECTION 8.9(B).

         "PRODUCT" or "PRODUCTS" means the ONTAK Product, the Panretin Product, the Targretin Capsules Product and the Targretin Gel Product, individually or collectively, as applicable.

         "PRODUCT COPYRIGHTS" means all Copyrights owned by, licensed to or otherwise controlled by Seller, Seller Sub or any of their respective Affiliates related primarily or exclusively to the Products or the Product Line Business, as set forth on SCHEDULE 1.1(G) of the Seller Disclosure Schedule.

         "PRODUCT EMPLOYEE" means an employee who is employed by Seller, Seller Sub or any of their respective Affiliates in connection with the Product Line Business and whose services are primarily or exclusively related to the Product Line Business.

         "PRODUCT EMPLOYEE LIST" has the meaning set forth in SECTION 4.12(A).

         "PRODUCT EQUIPMENT" means the manufacturing tools, storage devices and test equipment owned by Seller, Seller Sub or any of their respective Affiliates and used primarily or exclusively to manufacture, store or test Products, as set forth on SCHEDULE 1.1(H) of the Seller Disclosure Schedule.

         "PRODUCT INTELLECTUAL PROPERTY" means the Product Patent Rights, Product Copyrights, Product Know-How, Product Marks, and Product Trade Dress.

         "PRODUCT KNOW-HOW" means the Know-How owned by, licensed to or otherwise controlled by Seller, Seller Sub or any of their respective Affiliates and exclusively or primarily related to any Product or the Product Line Business in the Territory.

         "PRODUCT LINE BUSINESS" has the meaning set forth in the second paragraph of this Agreement.

         "PRODUCT MARKS" means, individually or collectively, as applicable, the Trademarks "ONTAK(R)", "Panretin(R)", and "Targretin(R)" or such other Trademarks set forth on SCHEDULE 1.1(I) of the Seller Disclosure Schedule, and all common law rights, applications and registrations therefor, and all goodwill associated therewith.

         "PRODUCT PATENT RIGHTS" means, collectively, the ONTAK Patents, Panretin Patents and Targretin Patents.

         "PRODUCT RECORDS" means to the extent permitted under and consistent with the requirements of applicable Law, all books and records relating primarily or exclusively to any Product, including copies of all material customer and supplier lists, account lists, call data, sales history, call notes, marketing studies, consultant reports, physician databases, and correspondence (excluding invoices) with respect to any Product or the Product Line Business to the extent maintained by Seller, Seller Sub or any of their respective Affiliates, and all complaint files and adverse event files with respect to any Product; PROVIDED, HOWEVER, that (a) in each case, Seller and Seller Sub may redact any Excluded Intellectual Property contained therein; (b) Seller and Seller Sub may retain: (i) a copy of any such books and records to the extent necessary for Tax, regulatory, accounting or litigation; (ii) a copy of any such books and records to the extent such books and records relate primarily but not exclusively to any Product or the Product Line Business, PROVIDED redactions are made to exclude all information relating exclusively to any Product or the Product Line Business; (iii) all books, documents, records and files prepared in connection with or relating to the Transactions, including bids received from other parties and strategic, financial or Tax analyses relating to the divestiture of the Purchased Assets, the Assumed Liabilities, the Products and the Product Line Business; and (iv) any attorney work product, attorney-client communications and other items protected by legal privilege shall be excluded; and (c) Seller and Seller Sub shall be entitled to redact from any such books and records any information that does not relate to any Product or the Product Line Business.

         "PRODUCT TRADE DRESS" means the trade dress, package designs, product inserts, labels, logos and associated artwork owned by, licensed to or otherwise controlled by Seller, Seller Sub or any of their respective Affiliates used primarily or exclusively in connection with any Product or the packaging therefor in the Territory, as set forth on SCHEDULE 1.1(J) of the Seller Disclosure Schedule, but with the exception of the Product Marks, specifically excluding all Seller Brands used thereon.

         "PROMOTIONAL MATERIALS" means Labeling, Product informational letters, and the advertising, promotional and media materials, sales training materials (including any related outlines and quizzes/answers, if any), trade show materials (including displays and trade show booths) and videos, including materials containing post-marketing clinical data, if any, owned by Seller, Seller Sub or any of their respective Affiliates and used primarily or exclusively for the commercialization of any Product in the Territory (including Distribution and sales promotion information, market research studies and toll-free telephone numbers) as set forth on SCHEDULE 1.1(K) of the Seller Disclosure Schedule.

         "PTO" means the United States Patent and Trademark Office.

         "PURCHASE PRICE" has the meaning set forth in SECTION 2.6.

         "PURCHASE PRICE ALLOCATION" has the meaning set forth in SECTION
2.7(A).

         "PURCHASE PRICE BANK ACCOUNT" means a bank account in the United States to be designated by Seller in a written notice to Purchaser at least three (3) Business Days before the Closing.

         "PURCHASED ASSETS" has the meaning set forth in SECTION 2.1(A).

         "PURCHASER" has the meaning set forth in the first paragraph of this Agreement.

         "PURCHASER INDEMNIFIED PARTIES" has the meaning set forth in SECTION 11.2.

         "PURCHASER'S 401(K) PLAN" has the meaning set forth in SECTION 9.2(A).

         "REBATE TERMINATION DATE" has the meaning set forth in SECTION
8.5(C)(I).

         "REGISTRATIONS" means (a) with respect to a country in the Territory, any and all approvals, licenses, registrations or authorizations of any Governmental Authority issued to or received by any of Seller, Seller Sub or any of their respective Affiliates as of the Execution Date, or that are issued to or received by any of Seller, Seller Sub or any of their respective Affiliates after the Execution Date but on or prior to the Closing Date, that are necessary for the manufacture, use or Distribution of the Products in such country (including any BLAs, NDAs, INDs or foreign equivalents thereof, any pricing or reimbursement approvals, non-clinical and clinical study authorizations, pre- and post-approval marketing authorizations and Labeling approvals), and any registrations or applications for, supplements or amendments to, the foregoing;
(b) all supporting files, writings, data, studies, reports and other written materials filed as part of, or referenced in, such approvals, registrations, applications or notifications, or maintained by any of Seller, Seller Sub or any of their respective Affiliates and relating to such approvals, registrations, applications or notifications; and (c) all correspondence to or with the FDA, EMEA or any other Governmental Authority with respect to the Products or the Product Line Business.

         "REIMBURSEMENT ACCOUNTS" has the meaning set forth in SECTION 9.2(F).

         "REPRESENTATIVES" means, with respect to any Person, the directors, officers, managers, employees, advisors, independent contractors, agents or consultants of such Person.

         "REQUIRED CLOSING DATE INVENTORY VALUE" means Nine Million Seven Hundred Fifty Thousand Dollars ($9,750,000).

         "RIGHTS AGREEMENT" has the meaning set forth in SECTION 4.3(A).

         "SEC" means the United States Securities and Exchange Commission, or any successor agency thereto.

         "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and the rules, regulations and SEC guidance promulgated thereunder, as may be in effect from time to time.

         "SELLER" has the meaning set forth in the first paragraph of this Agreement.

         "SELLER BRANDS" means the Trademarks owned or used by Seller, Seller Sub or any of their respective Affiliates, whether or not registered, including the names "Seller" and "Seller Sub", other than the Product Marks and Product Trade Dress.

         "SELLER DISCLOSURE SCHEDULE" means the disclosure schedules delivered by Seller and Seller Sub to Purchaser in connection with this Agreement.

         "SELLER INDEMNIFIED PARTIES" has the meaning set forth in SECTION 11.3.

         "SELLER PLAN" means all Plans in which any Product Employee participates or participated, or under which any Product Employee has accrued any benefit or right whatsoever, that is maintained by, contributed to or required to be contributed to by Seller or any of its ERISA Affiliates or as to which Seller or any of it ERISA Affiliates has any Liability.

         "SELLER'S 125 PLAN" has the meaning set forth in SECTION 9.2(F).

         "SELLER'S 401(K) PLAN" has the meaning set forth in SECTION 9.2(A).

         "SELLER'S COMMON STOCK" means the common stock, par value $.001 per share, of Seller.

         "SELLER'S SEC FILINGS" means all forms, reports and other documents required to be filed or furnished by Seller under the Securities Act or Exchange Act, as the case may be, since and including January 1, 2004.

         "SUPERIOR PROPOSAL" means an Acquisition Proposal that in the good faith judgment of the board of directors of Seller (after considering the advice of its financial advisors and outside legal counsel) would, if consummated, result in a transaction that is more favorable, taken as a whole, to Seller's stockholders than the Transactions, and the board of directors of Seller intends to terminate this Agreement in connection with such determination.

         "TARGRETIN CAPSULES PRODUCT" means all dosage forms, formulations, strengths, package sizes and types of pharmaceutical products containing a formation of bexarotene (other than the Targretin Gel Product) described in NDA #21-055 and currently commercialized in the Territory as Targretin(R) Capsules.

         "TARGRETIN GEL PRODUCT" means the pharmaceutical product containing the gel form of bexarotene described in NDA #21-056, in any and all strengths and package sizes and currently commercialized in the Territory as Targretin(R) Gel.

         "TARGRETIN MANUFACTURE AND SUPPLY AGREEMENT" means the Manufacture and Commercial Supply Agreement, dated as of June 1, 1999, by and between Raylo Chemicals Inc., an Edmonton, Alberta corporation, and Seller.

         "TARGRETIN MANUFACTURE AND SUPPLY AGREEMENT ASSIGNMENT" means the Assignment and Assumption of Contract with respect to the Targretin Manufacture and Supply Agreement, in substantially the form attached hereto as EXHIBIT G.

         "TARGRETIN PATENTS" means those Patents owned by, licensed to or otherwise controlled by Seller, Seller Sub or any of their respective Affiliates that related primarily or exclusively to the manufacture, use or Distribution of the Targretin Capsules Product or the Targretin Gel Product, as set forth on
SCHEDULE 1.1(L) of the Seller Disclosure Schedule.

         "TAX" or "TAXES" means any and all taxes, assessments, levies, tariffs, duties or other charges or impositions in the nature of a tax (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority, including income, estimated income, gross receipts, profits, business, license, occupation, franchise, capital stock, real or personal property, sales, use, transfer, value added, employment or unemployment, social security, disability, alternative or add-on minimum, customs, excise, stamp, environmental, commercial rent or withholding taxes, and shall include any Liability for Taxes of any other Person under applicable Law, as a transferee or successor, by contract or otherwise.

         "TAX RETURN" means any report, return (including any information return), claim for refund, election, estimated Tax filing or payment, request for extension, document, declaration or other information or filing required to be supplied to any Governmental Authority with respect to Taxes, including attachments thereto and amendments thereof.

         "TERMINATION FEE" has the meaning set forth in SECTION 10.2(B).

         "TERRITORY" means worldwide.

         "TRADEMARK" means: (a) all trademarks, trade names, trade dress, service marks, logos, trade styles, certification marks, collective marks, other source of product identifiers, designs and general intangibles of a like nature, including Internet domain names and e-mail addresses, in each case whether registered or unregistered; (b) all registrations and applications for any of the foregoing; (c) all extensions or renewals of any of the foregoing; (d) all of the goodwill connected with the use of and symbolized by the foregoing; (e) all rights and priorities afforded under the United States "common law" or under any international treaty, convention, or the like, related to any of the foregoing; (f) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill; and (g) all proceeds of the foregoing, including license royalties, income, payments, claims, damages (including attorneys' fees) and proceeds of suit.

         "TRANSACTIONS" means the transactions contemplated by this Agreement and the Other Agreements.

         "TRANSFER TAXES" means any and all transfer, documentary, sales, use, gross receipts, stamp, registration, value added, recording, escrow and other similar Taxes and fees (including any penalties and interest) incurred in connection with the Transactions (including recording and escrow fees and any real property or leasehold interest transfer or gains tax and any similar Tax).

         "TRANSITION SERVICES AGREEMENT" means that certain Transition Services Agreement, between Seller, Seller Sub and Purchaser, in substantially the form attached hereto as EXHIBIT H.

         "UNITS" means the arithmetical equivalent of (a) with respect to the ONTAK Product, one 2ml vial containing 300 mcg of recombinant denileukin difitox, (b) with respect to the Targretin Gel Product, one 60g tube containing 1% (w/w) of bexarotene, (c) with respect to the Panretin Product, one 60g tube containing 0.1% (w/w) of alitretinoin, and (d) with respect to the Targretin Capsules Product, 100 capsule bottles of 75mg capsules of bexarotene.

         "VALID CLAIM" means, with respect to a Product in a country, a claim of an issued and unexpired Product Patent Right that claims denileukin difitox, bexarotene or alitretinoin, as applicable, as a composition of matter in such country or the use of such Product for an indication included in the Registration for such Product in such country, that has not been held permanently revoked, unenforceable or invalid by a Governmental Authority of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

    Section 1.2  OTHER DEFINITIONAL PROVISIONS.

             (a) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

             (b) The words "hereof," "herein," "hereto" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

             (c) The terms defined in the singular has a comparable meaning when used in the plural, and vice versa.

             (d) Words of one gender include the other gender.

             (e) References to a Person are also to its successors and permitted assigns.

             (f) The term "dollars" and "$" means United States dollars.

             (g) The word "including" means "including without limitation" and the words "include" and "includes" have corresponding meanings.

             (h) The term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or".

             (i) For purposes of this Agreement, the term "commercially reasonable efforts" will not be deemed to require a Person to undertake extraordinary or unreasonable measures, including payments of amounts in excess of normal and usual filing fees and processing fees, if any, or other payments with respect to any Assigned Contract or Applicable Permit that are significant in the context of such Assigned Contract or Applicable Permit (or significant on an aggregate basis as to all Assigned Contracts and Applicable Permits), except if such payment is otherwise prescribed in such Assigned Contract or Applicable Permit or under Law relating to such Assigned Contract or Applicable Permit.

             (j) For the avoidance of doubt, for purposes of this Agreement, Product shall be deemed "sold" by: (i) Seller, Seller Sub or any of their respective Affiliates only if the Product has been shipped to a wholesale distributor of the Product on or prior to 11:59 p.m. California time on the Closing Date; and (ii)Purchaser or any of its Affiliates during any period thereafter.

             (k) For purposes of this Agreement, the term "made available" shall mean, with respect to any information, documentation or other materials, that such information, documentation or other materials were contained and properly indexed in a Data Room or otherwise physically delivered to Purchaser or Purchaser's counsel.

                                  ARTICLE II.
                                PURCHASE AND SALE

    Section 2.1   TRANSFER OF PURCHASED ASSETS AND INVENTORY.

             (a) PURCHASE AND SALE OF PURCHASED ASSETS. At the Effective Time, on the terms and subject to the conditions hereof and in consideration of the Purchase Price (as allocated pursuant to SECTION 2.7) paid to Seller by Purchaser, Seller and Seller Sub will (and, as applicable, will cause their respective Affiliates to) sell, convey, transfer, assign and deliver to Purchaser, and Purchaser will purchase, take delivery of and acquire from Seller and Seller Sub (and their respective Affiliates, as applicable), all of Seller's and Seller Sub's (and, as applicable, their respective Affiliates') right, title and interest in, to and under all of the following Assets (other than the Inventory which shall be sold, conveyed, transferred, assigned and delivered to Purchaser under SECTION 2.1(B)) (collectively, the "PURCHASED ASSETS"):

                  (i)       the Assigned Contracts;

                  (ii)      the Promotional Materials;

                  (iii) the Applicable Permits to the extent permitted under and consistent with the requirements of applicable Law;

                  (iv)      the Product Records;

                  (v)       the Product Equipment;

                  (vi)      the Product Intellectual Property; and

                  (vii) all goodwill of or relating to the Products or the Product Line Business.

             (b) PURCHASE AND SALE OF INVENTORY. At the Effective Time, on the terms and subject to the conditions hereof and in consideration of the Purchase Price (as allocated pursuant to SECTION 2.7) paid to Seller by Purchaser, Seller and Seller Sub will (and, as applicable, will cause their respective Affiliates to) sell, convey, transfer, assign and deliver to Purchaser, and Purchaser will purchase, acquire and, in accordance with SECTION 3.2(A)(I), take delivery from Seller and Seller Sub (and, as applicable, their respective Affiliates) of all of Seller's and Seller Sub's (and, as applicable, their respective Affiliates') right, title and interest in and to the Inventory.

             (c) OMITTED ASSETS. Following the Closing, to the extent not previously sold, conveyed, transferred, assigned or otherwise delivered to Purchaser at Closing pursuant to SECTIONS 2.1(A), as applicable, Seller and Seller Sub shall (and, as applicable, will cause their respective Affiliates to) convey, transfer, assign and deliver to Purchaser and Purchaser shall take delivery of and acquire from Seller and Seller Sub (and, as applicable, their respective Affiliates) all of their right, title and interest in, to and under any Assets (and, in the case of Assigned Contracts, all Liabilities associated therewith arising after the date of such transfer (other than such Liabilities that (A) were otherwise required to have been paid, performed or discharged on or prior to such date, (B)relate to goods or services received or sold on or prior to such date, (C) that otherwise result from a breach of or default under any such Assigned Contract on or prior to such date, or (D) are not related in any way to the Products or the Product Line Business)) as of the Effective Time of the following categories (without, in each case, the requirement that Assets of the category in question be listed in the Seller Disclosure Schedule to which the related definition refers) (collectively, the "OMITTED ASSETS"):

                  (i)    Assigned Contracts;

                  (ii)   Promotional Materials;

                  (iii) Applicable Permits, to the extent permitted under and consistent with the requirements of applicable Law;

                  (iv)   Product Records;

                  (v)    Product Equipment; and

                  (vi)   Product Intellectual Property.

The Parties acknowledge and agree that any Omitted Asset required by this
SECTION 2.1(C) to be transferred by Seller or Seller Sub (or, as applicable, their respective Affiliates) on the one hand and acquired by Purchaser on the other hand, shall for all purposes of this Agreement (other than SECTION 11.2(E)) be deemed to have been an "Assigned Contract," "Promotional Material," "Applicable Permit," "Product Record," item of "Product Equipment" or "Product Intellectual Property," as applicable (without regard to the Seller Disclosure Schedule referred to in such definition) and a "Purchased Asset" and shall be deemed to have been included in the applicable Seller Disclosure Schedule as of the Execution Date.

     Section 2.2 EXCLUDED ASSETS. Without prejudice to SECTION 2.1, the Parties acknowledge and agree that neither Seller nor Seller Sub (nor, their respective Affiliates) is selling, conveying, transferring, delivering or assigning any rights whatsoever, and Purchaser is not purchasing, taking delivery of or acquiring any rights whatsoever, to any other products, product lines, businesses or corporate Assets of Seller, Seller Sub or any of their respective Affiliates other than the Purchased Assets and the Inventory (collectively, the "EXCLUDED Assets").

     Section 2.3 ASSUMED LIABILITIES. As of the Effective Time, upon the terms and subject to the conditions set forth in this Agreement, Purchaser shall assume and pay, perform or otherwise discharge when due, in accordance with their respective terms and subject to the respective conditions thereof, only the following Liabilities (collectively, the "ASSUMED LIABILITIES"), and no other Liabilities of any kind:

             (a) any Liability (including any Liability to third parties for royalty, license fee and other payment obligations under the Assigned Contracts) arising after the later of (i) the Closing Date, or (ii) the date on which (A) the Assigned Contract is assigned by Seller or Seller Sub (or, as applicable, any of their respective Affiliates) to Purchaser or (B) the practical benefit of such Assigned Contract is provided to Purchaser pursuant to SECTION 2.5, including any Liability under any Assigned Contract that was entered into by Seller or Seller Sub after the Execution Date in accordance with SECTION 6.2 (other than such Liabilities that (A) were otherwise required to have been paid, performed or discharged on or prior to the later of the dates determined under clause (ii) above, (B) relate to goods or services received or sold on or prior to such date, (C) that otherwise result from a breach of or default under any such Assigned Contract on or prior to such date, or (D) are not related in any way to the Products or the Product Line Business);

             (b) any Liability in respect of Hired Employees, and beneficiaries of Hired Employees, arising after the Closing Date that Purchaser agrees to assume pursuant to this Agreement and that are not Excluded Liabilities or otherwise retained by Seller, Seller Sub or any of their respective Affiliates under ARTICLE IX; and

            (c) any other Liability specifically and to the extent set forth on SCHEDULE 2.3 hereto.

    Section 2.4 EXCLUDED LIABILITIES. Notwithstanding anything to the contrary contained herein, Seller and Seller Sub shall retain and shall be responsible for paying, performing and discharging when due, and Purchaser shall not assume or have any responsibility for any Liabilities of Seller, Seller Sub or any of their respective Affiliates other than the Assumed Liabilities (the "EXCLUDED LIABILITIES").

    Section 2.5   PROCEDURES FOR CERTAIN PURCHASED ASSETS NOT FREELY
                  TRANSFERABLE.

             (a) If any Asset or right (other than the Applicable Permits) included in the Purchased Assets is not assignable or transferable to Purchaser either by virtue of the provisions thereof (or by virtue of agreements with respect thereto) or under applicable Law without the consent of one or more third Persons (each, a "NON-ASSIGNABLE RIGHT"), this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of the Non-Assignable Right. If any such consent cannot be obtained prior to the Closing Date and the Closing occurs, then, notwithstanding anything to the contrary contained in this Agreement or any Other Agreement:

                  (i) until the earliest of (A) the date all such consents are obtained, (B) the date all such Assigned Contracts expire or are terminated; and (C) the date which is six (6) months from the Closing Date, Seller shall use commercially reasonable efforts to obtain such consent as soon as reasonably possible after the Closing Date and Purchaser shall cooperate, to the extent commercially reasonable, with Seller and Seller's efforts to obtain such consents; and

                  (ii) at Purchaser's election, (A) the Non-Assignable Right shall be an Excluded Asset and Purchaser shall have no obligation pursuant to SECTION 2.1(A) or SECTION 2.3 or otherwise with respect to any such Non-Assignable Right or any Liability with respect thereto, or (B) Seller shall use its ommercially reasonable efforts to obtain for Purchaser substantially all of the practical benefit and burden of such Non-Assignable Right, including by (1) entering into appropriate and reasonable alternative arrangements on terms mutually agreeable to Purchaser and Seller and (2)subject to the consent and control of Purchaser, enforcement, at the cost and for the account of Purchaser, of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise.

             (b) If any of the Applicable Permits included in the Purchase Assets are not assignable or transferable without obtaining a replacement permit, then, notwithstanding anything to the contrary in this Agreement or any Other Agreement, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer of such Applicable Permit, and Seller and Seller Sub shall (and, as applicable,shall cause their respective Affiliates to) cooperate to the extent commercially reasonable with Purchaser in its efforts to obtain a replacement permit issued in Purchaser's name. If any replacement Applicable Permit cannot be obtained prior to the Closing Date and the Closing occurs, Seller (or Seller Sub) shall (and, as applicable, shall cause their respective Affiliates to) allow Purchaser to operate under Seller's, or Seller Sub's or such Affiliate's Applicable Permit if permitted by applicable Law or applicable Governmental Authorities for a period of up to six (6) months from the Closing Date (or such longer period as may be reasonably necessary for Purchaser, using commercially reasonable efforts, to obtain the replacement Applicable Permit).

     Section 2.6 PURCHASE PRICE. In consideration of the sale, transfer, assignment,conveyance, license and delivery of the Purchased Assets and Inventory under ARTICLE II, Purchaser shall, upon the Closing, assume the Assumed Liabilities and pay to Seller, by direct wire transfer of immediately available funds, Two Hundred and Five Million Dollars ($205,000,000) (subject to the adjustments set forth in SECTION 2.8, the "PURCHASE PRICE"), which shall be paid as follows: (a)One Hundred and Eighty-Five Million Dollars ($185,000,000) shall be paid at the Closing to Seller, by direct wire transfer of immediately available funds to the

Purchase Price Bank Account; and (b) Twenty Million Dollars ($20,000,000) (the"ESCROW AMOUNT") shall be deposited with the Escrow Agent at Closing, by direct wire transfer of immediately available funds, to the account designated by the Escrow Agent (the "ESCROW ACCOUNT"), in accordance \ with SECTION 11.6 and theEscrow Agreement.

    Section 2.7   PURCHASE PRICE ALLOCATION.

             (a) As soon as practicable after the Closing Date Inventory Statement becomes final pursuant to SECTION 2.8, Purchaser shall deliver to Seller a statement (the "PURCHASE PRICE ALLOCATION"), allocating the Purchase Price (PLUS the Assumed Liabilities, to the extent properly taken into account under Section 1060 of the Code) among the Purchased Assets, the Inventory and Seller's and Seller Sub's obligations under SECTION 6.7(B) in accordance with
Section 1060 of the Code and the Treasury Regulations thereunder. If within fifteen (15) days after the delivery of the Purchase Price Allocation Seller notifies Purchaser in writing that Seller objects to the allocation set forth in the Purchase Price Allocation, Purchaser and Seller shall use commercially reasonable efforts to resolve such dispute within twenty (20) days. In the event that Purchaser and Seller are unable to resolve such dispute within twenty (20) days, Purchaser and Seller shall jointly retain the Accountants (which may in turn select an appraiser if needed) to resolve the disputed items. Upon resolution of the disputed items, the allocation reflected on the Purchase Price Allocation shall be adjusted to reflect such resolution (such resulting allocation, the "FINAL ALLOCATION"). The costs, fees and expenses of the Accountants shall be borne equally by Purchaser and Seller. Notwithstanding anything to the contrary in this SECTION 2.7, the Final Allocation shall be consistent with the values agreed to by the Parties for the purposes of determining the amount of any Transfer Taxes paid prior to the completion of the Final Allocation. Following final determination of the Final Allocation as provided in this SECTION 2.7(A), the Final Allocation shall thereafter not be adjusted and shall be binding on Seller and Purchaser except to reflect any adjustments to the Purchase Price pursuant to SECTION 8.5 and ARTICLE XI or as required pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

             (b) In accordance with Section 1060 of the Code and the Treasury Regulations thereunder, Purchaser, Seller Sub and Seller agree, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code, to be bound by the Final Allocation, to file all Tax Returns (including IRS Form 8594 and any supplemental or amended IRS Form 8594) in accordance with the Final Allocation, and not to take any position inconsistent with the Final Allocation in the course of any audit, examination, other administrative or judicial proceeding, except as required by applicable Law. In the event that the Final Allocation is disputed by any Governmental Authority, the Party receiving notice of the dispute shall promptly notify the other Parties hereto in writing of receipt of such notice and the subsequent resolution of such dispute.

     Section 2.8  CLOSING DATE INVENTORY ADJUSTMENTS.

             (a) At least six (6) Business Days prior to the Closing Date, Seller shall prepare and provide to Purchaser a statement calculating in reasonable detail the estimated amount and value of the Inventory as of the Closing Date in accordance with SCHEDULE 2.8, taking into account applicable inventory reserves in accordance with GAAP (the "CLOSING DATE

INVENTORY VALUE"), together with supporting written documentation (the "CLOSING DATE INVENTORY STATEMENT").

              (b)  During the thirty (30)-day period following the Closing
Date, Purchaser shall be permitted to review the Product Records (including all of Seller's records and workpapers relating to Seller's calculation of the Closing Date Inventory) to the extent reasonably necessary for Purchaser to evaluate the Closing Date Inventory Statement. The Closing Date Inventory Statement (and the Closing Date Inventory contained therein) shall become final and binding upon Purchaser and Seller at the end of such thirty (30)-day period, unless Purchaser objects that either (i) the Closing Date Inventory is less than the Required Closing Date Inventory Value or (ii) the calculation of the Closing Date Inventory Value is not in accord with SCHEDULE 2.8, in either of which cases it shall send written notice (the "NOTICE OF OBJECTION") to Seller within such period, setting forth in specific detail the basis for its objection and Purchaser's proposal for any adjustments to the Closing Date Inventory Statement. If a timely Notice of Objection is delivered to Seller, then the Closing Date Inventory Statement (and the Closing Date Inventory contained therein) shall become final and binding (except as provided below with respect to resolution of disputes) on Seller and Purchaser on the first to occur of (i) the date Seller and Purchaser resolve in writing any differences they have with respect to the matters specified in the Notice of Objection and (ii) the date all matters in dispute are finally resolved in writing by the Accountants, in each case as provided below. Seller and Purchaser shall seek in good faith to reach agreement as to any such proposed adjustment or that no such adjustment is necessary within thirty (30) days following delivery of the Notice of Objection. If agreement is reached in writing within such thirty (30)-day period as to all proposed adjustments, or that no adjustments are necessary, Seller and Purchaser shall revise the Closing Date Inventory Statement accordingly. If Seller and Purchaser are unable to reach agreement within thirty (30) days following delivery of the Notice of Objection, then the Accountants shall be engaged at that time to review the Closing Date Inventory Statement, and shall make a determination as to the resolution of any adjustments. The determination of the Accountants of the Closing Date Inventory Statement (and the Closing Date Inventory contained therein) shall be delivered as soon as practicable following engagement of the Accountants, but in no event more than sixty (60) days thereafter, and shall be final, conclusive and binding upon Seller and Purchaser and the Parties shall revise the Closing Date Inventory Statement accordingly. Subject to the exercise by a Party of applicable rights of appeal under applicable Law, the Parties agree that judgment may be entered on such determination in any court having jurisdiction. Seller, on the one hand, and Purchaser, on the other hand, shall each pay one-half of the cost of the Accountants.

              (c) Within fifteen (15) Business Days after the date on which the Closing Date Inventory Statement (and the Closing Date Inventory contained therein) becomes final and binding on Seller and Purchaser in accordance with
SECTION 2.8(B), in the event that the value of the Closing Date Inventory (calculated in accordance with SCHEDULE 2.8) is less than the Required Closing Date Inventory Value, the Purchase Price shall be adjusted downward by an amount equal to such difference. Notwithstanding SECTION 11.7(A), Seller promptly shall pay such difference to Purchaser from Seller's own funds, and not from amounts held in the Escrow Account, by wire transfer of immediately available funds to an account designated by Purchaser.

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

     Section 2.9 RISK OF LOSS. Until the Effective Time, any loss of or damage to the Purchased Assets and Inventory from fire, flood, casualty or any other similar occurrence shall be the sole responsibility of Seller and Seller Sub. As of the Effective Time, title to the Purchased Assets and Inventory (other than Non-Assignable Rights) shall be transferred to Purchaser. After the Effective Time, Purchaser shall bear all risk of loss associated with the Purchased Assets and Inventory (other than Non-Assignable Rights) and shall be solely responsible for procuring adequate insurance to protect the Purchased Assets and Inventory (other than Non-Assignable Rights) against any such loss.

     Section 2.10 TAX WITHHOLDING. The Parties agree that all payments under this Agreement will be made without any deduction or withholding for or on account of any Taxes unless required by applicable Tax Law. In the event Purchaser determines that it is required under applicable Tax Law to withhold any amount from any payments made to Seller or Seller Sub, such amount shall be deducted by Purchaser and paid to the relevant Governmental Authority. Purchaser shall give Seller reasonable advance notice of any such withholding and the applicable law under which such withholding is required, and Purchaser shall promptly furnish to Seller copies of any Tax certificate or other documentation evidencing payment of any such withheld amount to the relevant Governmental Authority. Purchaser shall not be required to pay any additional amounts to Seller or Seller Sub in respect of any amounts withheld and paid to any Governmental Authority pursuant to this SECTION 2.10. If a Governmental Authority determines that Purchaser is liable for any amount Purchaser failed to withhold from a payment made to Seller or Seller Sub, Seller shall promptly, but in no event later than ten (10) Business Days after the presentation of a statement evidencing payment of such amount by Purchaser to the Governmental Authority, reimburse Purchaser for such amount, but only to the extent Seller or Seller Sub have not previously paid the applicable Tax; PROVIDED, HOWEVER, Seller and Seller Sub shall have no obligation to reimburse Purchaser for the amount of any interest, penalties or similar amounts imposed on Purchaser on account of Purchaser's failure to withhold at the time of payment, unless such failure is attributable to Purchaser's reliance on incorrect or misleading written certifications or statements provided to Purchaser by Seller or Seller Sub in support of a claimed exemption from or reduction in withholding, in which case Seller will reimburse Purchaser for such amounts of interest, penalties, or similar amounts. Seller and Seller Sub shall promptly provide to Purchaser written certifications or statements, reasonably requested by Purchaser, to assist Purchaser in determining whether an exemption or reduction in withholding is permitted. The Parties agree to reasonably cooperate with each other to lawfully minimize any withholding obligations of Purchaser, including by completing or filing documents required under the provisions of any applicable income tax treaty or applicable Tax Law, to claim any applicable exemption from, or reduction of, any applicable withholding Taxes.

                                  ARTICLE III.
                                     CLOSING

     Section 3.1 CLOSING. Upon the terms and subject to the conditions of this Agreement, the Closing shall be held on a date to be specified by the Parties, such date (the "Closing Date") to be no later than the third Business Day after satisfaction or waiver of all of the conditions set forth in SECTIONS 7.1, 7.2(D) and 7.2(H), at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130, unless the Parties otherwise agree. The Parties will exchange (or cause to be exchanged) at the Closing the funds, agreements, instruments, certificates and other documents, and do, or cause to be done, all of the things respectively required of each Party as specified in Section 3.2. The Closing shall be deemed to have occurred at 11:59 p.m. California time on the Closing Date (the "Effective Time").

     Section 3.2 TRANSACTIONS AT CLOSING. At the Closing, subject to the terms and conditions hereof:

              (a) SELLER'S AND SELLER SUB'S ACTIONS AND DELIVERIES. Seller shall, and shall cause Seller Sub and Seller's and Seller Sub's respective Affiliates to, where applicable, deliver or cause to be delivered to Purchaser:

                   (i) the Inventory, which Seller shall deliver to Purchaser, EXW, which Inventory shall be picked up by or on behalf of Purchaser at such location as designated by Seller as soon as reasonably practicable after the Closing Date, but in no event more than five (5) Business Days thereafter;

                   (ii) executed counterparts of each of the Other Agreements to which it is a party;

                   (iii) a letter from Seller or Seller Sub, as applicable, to the FDA, duly executed by Seller or Seller Sub, as applicable, transferring the rights to the Registrations to Purchaser;

                   (iv) a certificate, dated as of the Closing Date, duly executed by an authorized officer of each of Seller and Seller Sub, certifying:

                        (1) all persons executing this Agreement, each of the
               Other Agreements and any other documents delivered pursuant hereto or thereto on behalf of Seller or Seller Sub, as applicable, are incumbent authorized officers of Seller or Seller Sub, as applicable,

                        (2) as to the matters set forth in SECTION 7.2(A) and
                (B), and

                        (3) that (A) each of Seller's and Seller Sub's
               Certificate of Incorporation and Bylaws, attached to the certificate, are true and complete, (B) such Certificate of Incorporation and Bylaws have been in full force and effect in the form attached since the date of the adoption of the resolutions referred to in clause (C) below and no amendment to such organizational documents has occurred since the date of the last amendment annexed thereto, if any, and (C) the resolutions adopted by the board of directors or other governing body of Seller and Seller Sub (or a committee thereof duly authorized) authorizing the execution, delivery and performance of this Agreement, attached to the certificate, were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout or by unanimous written consent, remain in full force and effect,and have not been amended, rescinded or modified, except to the xtent attached thereto;

                   (v) a certificate of good standing in respect of Seller and Seller Sub, certified by the Secretary of State of the State of Delaware, dated as of a date not more than ten (10) Business Days prior to the Closing Date;

                   (vi) subject to SECTION 2.5, assignment and assumption agreements or subcontracts, solely to the extent applicable, in form and substance reasonably acceptable to the Parties, as are necessary to effect the assignment to Purchaser of all rights of Seller, Seller Sub and their respective Affiliates in and to the Assigned Contracts and Product Intellectual Property;

                   (vii) copies of all third party consents (including consents of Governmental Authorities) set forth on SCHEDULE 7.2 of the Seller Disclosure Schedule and such other third party consents as have been obtained;

                   (viii) a certificate, dated as of the Closing Date, duly executed by an authorized officer of Seller certifying compliance with
          SECTION 8.11(A);

                   (ix) an unredacted, fully executed copy of each Assigned Contract (including schedules, exhibits and appendices thereto), and control over or physical possession of, as applicable, all other Purchased Assets, together with such conveyance documents that are necessary to vest in Purchaser good and valid title or ownership rights to the Purchased Assets and the Inventory and valid contract or other rights in the Purchased Assets that are contractual rights;

                   (x) a certificate of each of Seller and Seller Sub, in compliance with Treasury Regulation Section 1.1445-2(b)(2), listing each of Seller's and Seller Sub's name, address and U.S. employer identification number and stating that Seller or Seller Sub, as applicable, is not a foreign person; and

                   (xi) such other documents, certificates or instruments as the Parties may reasonably agree to deliver or cause to be delivered in connection with the consummation of the Transactions, and all other related matters, in form and substance reasonably acceptable to the Parties.

     Section 3.3 PURCHASER'S ACTIONS AND DELIVERIES. Purchaser shall deliver or cause to be delivered to Seller:

                   (i) the Purchase Price in full by direct wire transfers of immediately available funds directly to the Purchase Price Bank Account and to the Escrow Account, as set forth in SECTION 2.6;

                   (ii) executed counterparts of each of the Other Agreements to which it is a party;

                   (iii) a letter from Purchaser to the FDA, duly executed by
               Purchaser, agreeing to assume certain obligations with respect to the Registrations;

                   (iv) a certificate, dated as of the Closing Date, duly executed by an authorized officer of Purchaser, certifying:

                         (1) all persons executing this Agreement, each of the
                    Other Agreements and any other documents delivered pursuant hereto or thereto on behalf of Purchaser are incumbent authorized officers of Purchaser,

                         (2) as to the matters set forth in SECTION 7.3(A) and
                    (B), and

                         (3) (A) Purchaser's Certificate of Incorporation and
                    Bylaws, attached to the certificate, are true and complete,
                    (B) such Certificate of Incorporation and Bylaws have been in full force and effect in the form attached since the date of the adoption of the resolutions referred to in clause (C) below and no amendment to such organizational documents has occurred since the date of the last amendment annexed thereto, if any, and (C) the resolutions adopted by the board of directors of Purchaser (or a committee thereof duly authorized) authorizing the execution, delivery and performance of this Agreement, attached to the certificate, were duly adopted at a duly convened meeting thereof, at which a quorum was present and acting throughout or by unanimous written consent, remain in full force and effect, and have not been amended, rescinded or modified, except to the extent attached thereto;

                    (v) a certificate of good standing in respect of Eisai Inc., certified by the Secretary of State of the State of Delaware, dated as of a date not more than ten (10) Business Days prior to the Closing Date;

                    (vi) such instruments of assumption and other instruments or documents, in form and substance reasonably acceptable to the Parties, as may be necessary to effect Purchaser's assumption of the Assumed Liabilities; and

                    (vii) such other documents, certificates or instruments as the Parties may reasonably agree to deliver or cause to be delivered in connection with the consummation of the Transactions, and all other related matters, in form and substance reasonably acceptable to the Parties.

                                  ARTICLE IV.
             REPRESENTATIONS AND WARRANTIES OF SELLER AND SELLER SUB

         At the Execution Date and the Effective Time (except as to certain representations and warranties which expressly speak as of a date certain, which shall speak as of such date), Seller and Seller Sub, jointly and severally, represent and warrant to Purchaser as follows:

     Section 4.1 ORGANIZATION. Each of Seller and Seller Sub is a corporation duly organized, validly existing and in good standing under the Law of Delaware. Each of Seller and Seller Sub has all requisite corporate power and authority to own, lease and operate, as applicable, the Product Line Business, the Purchased Assets and the Inventory, as applicable.

     Section 4.2 DUE AUTHORIZATION. Each of Seller and Seller Sub has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Other Agreements, and the execution and delivery of this Agreement and the Other Agreements and the performance of all of its obligations hereunder and thereunder have been duly authorized by Seller and Seller Sub.

     Section 4.3   NO CONFLICTS; ENFORCEABILITY.

              (a) The execution, delivery and performance of this Agreement and the Other Agreements by Seller and Seller Sub (i) are not prohibited or limited by, and will not result in the breach of or a default under, any provision of the Certificate of Incorporation or Bylaws of Seller or Seller Sub, (ii) assuming that all of the consents, approvals, authorizations and permits described in SECTIONS 4.9 and 4.10 have been obtained and all of the filings and notifications described in SECTIONS 4.9 and 4.10 have been made and any waiting periods thereunder have terminated or expired, does not conflict with any Law applicable to Seller or Seller Sub, and (iii) except as set forth on SCHEDULE
4.3 of the Seller Disclosure Schedule, does not conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material Contract binding on Seller or Seller Sub or any applicable Order of any Governmental Authority to which Seller or Seller Sub is a party or by which Seller or Seller Sub is bound or to which any of their respective Assets is subject. Neither execution of this Agreement nor consummation of the Transactions will trigger any rights of noteholders or the trustee under the Indenture, dated as of November 26, 2002 (the "INDENTURE"), by and between Seller and J.P. Morgan Trust Company, National Association, or rights of Seller's shareholders or the rights agent under the Amended and Restated Preferred Shares Rights Agreement, dated as of September 13, 1996, as amended through March 22, 2004 (the "RIGHTS AGREEMENT"), by and between Seller and Mellon Investor Services LLC, or any Contract or other document related to the Indenture or the Rights Agreement.

              (b) This Agreement and the Other Agreements have been duly executed and delivered by each of Seller and Seller Sub, and constitute the legal, valid and binding obligations of Seller and Seller Sub, enforceable against Seller and Seller Sub in accordance with their respective terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other Law of general application relating to or affecting creditors' rights generally.

     Section 4.4   TITLE; ASSETS.

              (a) Except as set forth on SCHEDULE 4.4 of the Seller Disclosure Schedule, Seller and Seller Sub have good and valid title or ownership rights to the Purchased Assets and Inventory, and valid contract or other rights in Purchased Assets that are contractual rights, and in any case has the right to use the Purchased Assets and the Inventory, in each case, free and clear of Encumbrances other than Permitted Encumbrances. Subject to the receipt of the consents, authorizations, and approvals described in SECTIONS 4.9 and 4.10, upon consummation of the Transactions, Purchaser will acquire good and valid title or ownership rights to the Purchased Assets and Inventory, and valid contract or other rights in the Purchased Assets that are contractual rights, and in any case the right to use the Purchased Assets and the Inventory, free and clear of all Encumbrances other than Permitted Encumbrances.

              (b) The Purchased Assets and the Inventory, together with those Assets used in the ordinary course of the Product Line Business such as working capital, employees, those rights licensed pursuant to this Agreement, and matters covered by the Transition Services Agreement, and such other Assets that are not uniquely related to the Product Line Business and may be otherwise commercially acquired such as tangible personal property, office space, furniture, office equipment and IT services, constitute all of the Assets necessary to operate the Product Line Business in a manner as has been and is being conducted by Seller and Seller Sub as of the Closing Date.

     Section 4.5   INVENTORY.

              (a) As of the Closing Date, the Inventory (i) is good, saleable and merchantable in the ordinary course of business, (ii) was produced or manufactured in accordance with the specifications for the Products as set forth in the Registrations and Good Manufacturing Practices and in material compliance with applicable Law, (iii) is not adulterated or misbranded and is of suitable quality, and (iv) may be introduced into interstate commerce in the United States or, as the case may be, placed on the market or supplied in the Territory.

              (b) As of the Closing Date, to the extent the Inventory contains raw materials and works-in-progress, such raw materials and works-in progress
(i) are of good manufacturing quality, (ii) have not been adulterated or misbranded, and (iii) have been manufactured, handled, maintained, packaged and stored at all times in accordance with the specifications set forth in the relevant Registrations, in compliance with applicable Law and current Good Manufacturing Practices, and in substantial compliance with all requirements of relevant Governmental Authorities.

              (c) Except as set forth in SCHEDULE 4.5(C) of the Seller Disclosure Schedule, to Seller's Knowledge, in the past twelve (12) months, Seller, Seller Sub and their respective Affiliates have sold the Products to wholesalers or distributors only in the ordinary course of business and in amounts that are generally consistent with past sales by Seller, Seller Sub and their respective Affiliates to their wholesale and distributor customers during comparable periods (which, for the avoidance of doubt, shall take into account seasonality, cyclicality and other market conditions described in Seller's audited financial statements filed with the SEC).

The foregoing representations and warranties in SECTIONS 4.5(A) and 4.5(B), to the extent they pertain to the value of the Inventory, shall be subject to applicable Inventory reserves accrued in accordance with GAAP as of the date hereof and the Closing Date. The preceding sentence shall not limit the effect of such representations and warranties other than with respect to the value of the Inventory.

     Section 4.6 APPLICABLE PERMITS. Schedule 1.1(a) of the Seller Disclosure Schedule sets forth a true, accurate and complete list of all permits, approvals, licenses, franchises or authorizations, including the Registrations, from any Governmental Authority held by Seller, Seller Sub or their respective Affiliates that relate primarily or exclusively to any Product or the

Product Line Business, in each case, together with any renewals, extensions or modifications thereof or any amendments thereto. Each Applicable Permit is in full force and effect.

     Section 4.7   INTELLECTUAL PROPERTY.

              (a) SCHEDULE 1.1 of the Seller Disclosure Schedule sets forth a true, accurate and complete list of all Intellectual Property (other than trade secrets, Know-How and goodwill attendant to the Product Intellectual Property and other Intellectual Property rights not reducible to schedulable form) primarily or exclusively related to the Products or the Product Line Business, as follows: (i) SCHEDULE 1.1(D) sets forth a true, accurate and complete list of those Patents owned by, licensed to or otherwise controlled by Seller, Seller Sub or any of their respective Affiliates that relate primarily or exclusively to the manufacture, use or Distribution of the ONTAK Product, (ii) SCHEDULE 1.1(E) sets forth a true, accurate and complete list of those Patents owned by, licensed to or otherwise controlled by Seller, Seller Sub or any of their respective Affiliates that relate primarily or exclusively to the manufacture, use or Distribution of the Panretin Product, (iii) SCHEDULE 1.1(G) sets forth a true, accurate and complete list of all Copyrights owned by, licensed to or otherwise controlled by Seller, Seller Sub or any of their respective Affiliates related primarily or exclusively to the Products or the Product Line Business,
(iv) SCHEDULE 1.1(I) sets forth a true, accurate and complete list of the Product Marks, (vi) SCHEDULE 1.1(J) sets forth a true, accurate and complete list of the trade dress, package designs, product inserts, labels, logos and associated artwork owned by, licensed to or otherwise controlled by Seller, Seller Sub or any of their respective Affiliates used primarily or exclusively in connection with any Product or the packaging therefor in the Territory, but with the exception of the Product Marks, specifically excludes all Seller Brands used thereon; and (vii) SCHEDULE 1.1(L) sets forth a true, accurate and complete list of the those Patents owned by, licensed to or otherwise controlled by Seller, Seller Sub or any of their respective Affiliates that relate primarily or exclusively to the manufacture, use or Distribution of the Targretin Capsules Product or the Targretin Gel Product.

              (b) Except as set forth on SCHEDULE 4.7(B) of the Seller Disclosure Schedule, (i) the Product Intellectual Property is, to Seller's Knowledge, enforceable and valid and (ii) none of the Product Intellectual Property has been or is the subject of (A) any pending Action (including, with respect to Patents, inventorship challenges, interferences, reissues, reexaminations and oppositions, and with respect to Trademarks, invalidation, opposition, cancellation, abandonment or similar Actions) or any Order or other agreement restricting (x) the use of such Product Intellectual Property in connection with any Product within the Territory or (y) assignment or license thereof by Seller, Seller Sub or any of their respective Affiliates, as applicable, or (B) to Seller's Knowledge, any threatened Action or claim of infringement threatened or made in writing or any pending Action to which Seller, Seller Sub or any of their respective Affiliates is a party. SCHEDULE 4.7(B) of the Seller Disclosure Schedule sets forth any and all settlements or agreements reached with respect to any such Actions related to the Product Intellectual Property for the three (3)-year period prior to the Closing Date.

              (c) Except as set forth on SCHEDULE 4.7(C) of the Seller Disclosure Schedule, all Product Intellectual Property within the Territory is under the Control of Seller or Seller Sub. Seller, Seller Sub or any of their respective Affiliates, as applicable, has the unrestricted right to assign, transfer or grant to Purchaser all rights in and to the Product Intellectual Property that are being assigned, transferred or granted to Purchaser under this Agreement and the Other Agreements, in each case free of any rights or claims of any Person or any other Encumbrances (other than Permitted Encumbrances), and without payment by any party of any royalties, license fees or other amounts to any other Person; PROVIDED, HOWEVER, that the existing royalty obligations set forth on SCHEDULE 4.7(D) of the Seller Disclosure Schedule shall continue to be applicable to the applicable Products manufactured under the Assigned Contracts in accordance with the terms of such SCHEDULE 4.7(D) of the Seller Disclosure Schedule.

              (d) SCHEDULE 4.7(D) of the Seller Disclosure Schedule sets forth a true, accurate and complete list of all royalty, license fee and other payment obligations applicable as of the Closing Date with respect to the Products. Other than as set forth on SCHEDULE 4.7(D) of the Seller Disclosure Schedule, no royalties, license fees or other payment obligations are owed to any Person in connection with the manufacture, use or Distribution of any Product after the Closing Date.

              (e) Except as set forth on SCHEDULE 4.7(E) of the Seller Disclosure Schedule, or as otherwise contemplated by this Agreement and the Other Agreements, (i) none of Seller, Seller Sub or any of their respective Affiliates has assigned, transferred, conveyed, or granted any licenses to the Product Intellectual Property to third parties within the Territory, or otherwise caused or permitted any Encumbrance to attach to any Product Intellectual Property or the Products; (ii) none of Seller, Seller Sub or any of their respective Affiliates, nor to Seller's Knowledge, any other Person, is party to any agreements with third parties that materially limit or restrict use of the Product Intellectual Property within the Territory or require any payments for their use; (iii) no other Person has any proprietary, commercial, joint ownership, royalty or other interest in the Product Intellectual Property or the goodwill associated therewith within the Territory; and (iv) none of Seller, Seller Sub or any of their respective Affiliates has entered into any Contract (A) granting any Person the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any of the Product Intellectual Property, (B) expressly agreeing to indemnify any Person against any charge of infringement of any of the Product Intellectual Property, or (C) granting any Person the right to control the prosecution of any of the Product Intellectual Property. Except for the Permitted Encumbrances, there are no existing agreements, options, commitments, or rights with, of or to any third party to acquire or obtain any rights to any of the Product Intellectual Property.

              (f) To Seller's Knowledge, there is no unauthorized use, infringement, misappropriation or violation of any of the Product Intellectual Property by any Person within the Territory. The conduct of the Product Line Business in the Territory, as it has been and is now being conducted, does not presently infringe or misappropriate or otherwise violate, as applicable, the intellectual property rights or other proprietary rights of any Person and, except as set forth on SCHEDULE 4.7(F) of the Seller Disclosure Schedule, neither Seller nor Seller Sub has received any written notice from any Person, or has Knowledge of, any claim or assertion to the contrary.

              (g) All issuance, renewal, maintenance and other material payments that are or have become due with respect to the Product Intellectual Property have been timely paid by or on behalf of Seller or Seller Sub, as applicable. All documents, certificates and other material in connection with the Product Intellectual Property have, for the purposes of maintaining such

Product Intellectual Property, been filed in a timely manner with the relevant Governmental Authorities. Seller and Seller Sub (and their respective Affiliates, as applicable) have properly filed, prosecuted and maintained all Patents and Trademarks included in the Product Intellectual Property and have properly filed and maintained all other Product Intellectual Property.

              (h) Seller, Seller Sub and their respective Affiliates have taken all reasonable measures to maintain in confidence all Product Know-How and to protect the secrecy, confidentiality and value of all trade secrets included within the Product Intellectual Property.

              (i) To Seller's Knowledge there are no domain names that consist of or include the Product Marks that are owned or registered by any Person other than Seller or Seller Sub or their respective Affiliates.

              (j) Seller, Seller Sub and their respective Affiliates have complied with all of their obligations pertaining to listing the relevant Patents pertaining to the Products in the Orange Book and have complied with any and all of their obligations pursuant to the Bayh-Dole Act with respect to the Patents pertaining to the Products.

     Section 4.8 LITIGATION. Except as set forth in SCHEDULE 4.8 of the Seller Disclosure Schedule, there is no Action pending or, to Seller's Knowledge, threatened, involving Seller, Seller Sub or any of their respective Affiliates (or to Seller's Knowledge, any third party) related to any Product, the Product Line Business or the Transactions, except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of Seller, Seller Sub or any of their respective Affiliates is subject to any Order of any Governmental Authority that would materially impair or delay the ability of Seller or Seller Sub to perform its obligations hereunder or under any Other Agreement.

    Section 4.9   ASSIGNED CONTRACTS.

              (a) SCHEDULE 1.1(B) of the Seller Disclosure Schedule sets forth a true, accurate and complete list of each Contract to which Seller, Seller Sub or any of their respective Affiliates is a party that (i) is material to the manufacture or Distribution of the Products or the conduct of the Product Line Business; (ii) provides for aggregate annual payments, or has a value, in excess of seventy-five thousand dollars ($75,000) and is related to the Products, the conduct of the Product Line Business, the Purchased Assets or the Inventory; or
(iii) is related to the Products, the conduct of the Product Line Business, the Purchased Assets or the Inventory and falls within one or more of the following categories:

                  (i) Contracts under which Seller, Seller Sub or any of their respective Affiliates own, have under license, have a right to acquire (by option or otherwise), have a right to use or exercise (including any covenant not to sue or other similar right of forbearance), or otherwise Control, or have any other right or interest in or to any Product Intellectual Property;

                  (ii) Contracts with any labor union or similar representative covering any Product Employee;

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

                  (iii) Contracts under which the Products are manufactured or Distributed by Seller, Seller Sub or any of their respective Affiliates, including any Distribution agreements, wholesalers, manufacturing and supply agreements and Contracts with managed care organizations or Governmental Authorities; and

                  (iv) Contracts limiting or restraining Seller or Seller Sub in any material respect from engaging or competing in any lines of business with any Person or from purchasing any products, services or inventory from any third parties.

              (b) Except as indicated in SCHEDULE 1.1(B) of the Seller Disclosure Schedule, Seller has delivered or made available to Purchaser's counsel or in the Data Rooms to Purchaser complete and correct copies of all Assigned Contracts listed on SCHEDULE 1.1(B) of the Seller Disclosure Schedule (or required to be listed on such schedule), including all schedules, exhibits, appendices, amendments, modifications and waivers relating thereto.

              (c) Each Assigned Contract is in full force and effect in accordance with the terms thereof and constitutes a legal, valid and binding agreement of Seller, Seller Sub or any of their respective Affiliates, as applicable, and is enforceable in accordance with its terms by Seller, Seller Sub or such Affiliate, as applicable, against each counterparty thereto, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Law relating to or affecting generally the enforcement of creditors' rights, and the availability of equitable remedies (whether in a proceeding in equity or at law). Neither Seller nor Seller Sub is in breach, violation or default (and would not by the lapse of time or the giving of notice or both, be in default) under any Assigned Contract, except and to the extent to which such breach, violation or default has not or would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect. To Seller's Knowledge, no other party to any Assigned Contract is in material breach of or default (and would not by the lapse of time or the giving of notice or both, be in default) under such Assigned Contract.

              (d) Neither Seller nor Seller Sub has any Knowledge that any party to any Assigned Contract listed on SCHEDULE 1.1(B) of the Seller Disclosure Schedule (or required to be listed on such schedule) (i) intends to either terminate or not renew such Assigned Contract, or (ii) has or intends to submit to Seller, Seller Sub or any of their respective Affiliates any claim of material breach by any such party with respect to the performance of its obligations under any such Assigned Contract.

              (e) SCHEDULE 4.9 of the Seller Disclosure Schedule sets forth a true, accurate and complete list of the Assigned Contracts for which third party consents are required to assign such Assigned Contracts to Purchaser. Subject to the receipt of the third party consents listed on SCHEDULE 4.9 of the Seller Disclosure Schedule and Closing, Purchaser will succeed to all rights, title and interests of Seller, Seller Sub or their respective Affiliates under each Assigned Contract without the necessity to obtain the consent of any other Person(s) to the assignment of such Assigned Contract.

              (f) None of the Assigned Contracts have been entered into by Seller, Seller Sub or any of their respective Affiliates other than in the ordinary course of its or their business and other than on an arm's length basis.

     Section 4.10 CONSENTS. Except for the requisite filings under the HSR Act and the expiration or termination of the waiting period thereunder, and all of the filings and other actions set forth on SCHEDULE 4.9 of the Seller Disclosure Schedule, other than as set forth on SCHEDULE 4.10 of the Seller Disclosure Schedule, and subject to SECTION 2.5(B), no material notice to, filing with, authorization of, exemption by, or consent of, any Person, including any Governmental Authority, including any foreign Governmental Authority, is required for Seller or Seller Sub to transfer the Purchased Assets or the Inventory to Purchaser and otherwise consummate the Transactions.

     Section 4.11 TAXES. All income and other material Tax Returns required to be filed by or with respect to Seller or Seller Sub have been filed with the appropriate Governmental Authority, and Seller and Seller Sub have paid all Taxes due whether or not shown or required to be shown on any Tax Return. The unpaid Taxes of Seller and Seller Sub have been adequately reserved for, as determined in accordance with GAAP. There are no liens for Taxes (other than liens for current Taxes not yet due and payable) on the Purchased Assets or the Inventory.

     Section 4.12  EMPLOYEE MATTERS.

              (a) PRODUCT EMPLOYEES. No later than thirty (30) days prior to the Closing Date, Seller shall deliver a true and complete list (the "PRODUCT EMPLOYEE LIST"), which shall be appended hereto as SCHEDULE 4.12(A) of the Seller Disclosure Schedule, of (i) each Product Employee as of the Effective Time, including position or job title; salary or wage rate; commissions, bonus compensation and incentive compensation for the past three fiscal years; site of employment; years (including partial years) of service with Seller, Seller Sub or any of their respective Affiliates, as applicable; county or city of residence; accrued leave; severance or stay bonus obligation; whether such Product Employee is actively at work or on a paid or unpaid leave of absence; whether such Product Employee is covered by any Seller Plans; and whether such Product Employee has had his or her work hours reduced in the six (6)-months prior to the Effective Time; (ii) each person who is not a Product Employee at the Effective Time but was a Product Employee at any time during the six
(6)-month period preceding the Effective Time, including the date of his or her employment loss; and (iii) all Contracts (including employment and consulting agreements) between Seller, Seller Sub or any of their respective Affiliates, as applicable, and any Product Employee with respect to the Product Line Business and shall provide Purchaser with copies of such contracts in effect as of the Effective Time. No Product Employee is a party to, or is otherwise bound by, any Contract, including any confidentiality, non-competition, retention, proprietary rights agreement or similar Contract, between such Product Employee and Seller, Seller Sub or any of their respective Affiliates, as applicable, that would affect the performance of his or her duties as an employee of Purchaser if employed by Purchaser pursuant to the provisions of SECTION 9.1(A), or would require Purchaser to satisfy any financial obligation to such Product Employee arising out of the termination of such Product Employee's employment with Seller, Seller Sub or any of their respective Affiliates, as applicable.

              (b) PLANS AND MATERIAL DOCUMENTS. SCHEDULE 4.12(B) of the Seller Disclosure Schedule lists all material Seller Plans. Seller has made available to Purchaser a true and complete copy of each Seller Plan, the summary description for each Seller Plan and the latest annual report, if any, filed with the IRS for each Seller Plan.

              (c) Neither Seller nor any ERISA Affiliate of Seller has ever established, maintained or contributed to, or had an obligation to maintain or contribute to, any Plan that is subject to Title IV of ERISA.

              (d) NO MULTIEMPLOYER PLANS. No Seller Plan constitutes a Multiemployer Plan, and neither Seller nor any of its ERISA Affiliates has ever contributed to, been required to contribute to, or otherwise had any obligation or liability in connection with any Multiemployer Plan.

              (e) COMPLIANCE. Each Seller Plan has been operated in all material respects in accordance with its terms and the requirements of all applicable Law. Each of Seller, Seller Sub and each of their respective Affiliates has performed all material obligations required to be performed by it under, is not in any material respect in default under or in material violation of, and Seller has no Knowledge of any material default or violation by any party to, any Seller Plan or applicable Law. To Seller's Knowledge, there has been no prohibited transaction within the meaning of Section 4975 of the Code and Section 406 of Title I of ERISA with respect to any Seller Plan.

              (f) QUALIFICATION OF CERTAIN PLANS. Each Seller Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination or opinion letter from the IRS covering all of the provisions applicable to the Seller Plan for which determination or opinion letters are currently available that the Seller Plan is so qualified and no fact or event has occurred since the date of such determination or opinion letter or letters from the IRS which could reasonably be expected to adversely affect the qualified status of any such Seller Plan or the exempt status of any such trust. Seller has provided Purchaser with a true and complete copy of each of such determination or opinion letters.

              (g)  NO LIABILITIES TO PRODUCT EMPLOYEES. Except as set forth on
SCHEDULE 4.12(G), the consummation of the Transactions do not and will not (i) entitle any Product Employee to severance pay, pension payments or termination benefits for which Purchaser or any of its Affiliates may become liable; (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such Product Employee or former employee of Seller, Seller Sub or any of their respective Affiliates for which Purchaser or any of its Affiliates may become liable; or (iii) obligate Purchaser or any of its Affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any Product Employee or former employee, consultant or agent of Seller, Seller Sub or any of their respective Affiliates with respect to the Product Line Business for periods prior to the Closing Date or for personnel whom Purchaser does not actually employ.

      Section 4.13 LABOR MATTERS. Except as disclosed in Schedule 4.13, with respect to the Product Line Business (a) there is, and within the last five (5) years has been, no representation

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

of the Product Employees, or former employees of Seller, Seller Sub or any of their respective Affiliates within the Product Line Business, by any labor organization and, to Seller's Knowledge, there are no union organizing activities among the Product Employees, and (b) there currently is not, and within the last five years has not been, any labor strike, dispute, slowdown, stoppage or lockout pending, affecting, or threatened against Seller, Seller Sub or any of their respective Affiliates.

     Section 4.14  COMPLIANCE WITH LAW. Except for the matters set forth under
SCHEDULE 4.14 of the Seller Disclosure Schedule, SECTION 4.5(A)(II) and
(B)(III), and with respect to certain regulatory matters as addressed in SECTION 4.15, (a) each of Seller and Seller Sub is in material compliance with all applicable Law relating to any Product, the Purchased Assets and the Inventory; and (b) Seller and Seller Sub have conducted the Product Line Business in material compliance with all applicable Laws.

     Section 4.15  REGULATORY MATTERS.

              (a) SCHEDULE 4.15 of the Seller Disclosure Schedule sets forth a true, accurate and complete list of (i) all material Registrations held by Seller, Seller Sub or any of their respective Affiliates or under which Seller, Seller Sub or any of their respective Affiliates conducts business, or notified or submitted by or on behalf of Seller, Seller Sub, relating to the conduct of research in respect of, and the manufacture, use or Distribution of, the Products on or prior to the Execution Date, and (ii) all applications or notifications or submissions for Registrations pending as of the Execution Date. Except as otherwise set forth on SCHEDULE 4.15 of the Seller Disclosure Schedule, either Seller or Seller Sub is the sole and exclusive owner of the Registrations. Each such Registration (A) has been validly issued or acknowledged by the appropriate Governmental Authority and is in full force and effect, and (B) to the extent permitted by applicable Law, is transferable to Purchaser.

              (b) To Seller's Knowledge, (i) the manufacture, use or Distribution of any Product by Seller, Seller Sub or any of their respective Affiliates in the Territory has been conducted in compliance with the Registrations and all applicable Law, and (ii) no Governmental Authority has commenced or threatened to initiate any Action alleging, or which has otherwise alleged, any violations of any federal, state or local or any payor "fraud and abuse," consumer protection and false claims statutes and regulations, including the Medicare and State Health Programs Anti-Fraud and Abuse Amendments of the Social Security Act (42 U.S.C. ss. 1320a-7b(b)), the PDM Act, or any pricing or rebate reporting requirements or to seek exclusion, whether voluntary or otherwise, of Seller, Seller Sub or any Product Employee from participation in any federally or state-funded program except, in each case, as would not, individually or in the aggregate, reasonably expected to have a Material Adverse Effect.

              (c) No Governmental Authority has notified Seller or Seller Sub that the conduct of the Product Line Business, the Purchased Assets or the Inventory are in violation of any Law or the subject of any investigation. Neither Seller nor Seller Sub has received notice from any Governmental Authority that there are any circumstances currently existing which would reasonably be expected to lead to: (i) any loss of or refusal to renew any Registrations relating to the Product or the Purchased Assets, (ii) renewal on terms less advantageous to Seller, Seller Sub or any of their respective Affiliates than the terms of those Registrations currently in force, (iii) recall of any of the Products, or (iv) an action to enjoin production of any Product at any facility in the Territory.

              (d) Seller and Seller Sub have completed and filed all material annual or other material reports required by the FDA or other Medical Product Regulatory Authority in order to maintain the Registrations.

              (e) Seller has delivered to Purchaser copies of all material (i) reports of FDA Form 483 inspection observations, or any equivalent report by inspectors or officials from any other Governmental Authority of any situation requiring attention or correction or of conditions or circumstances that are objectionable or otherwise in contrary to applicable Law, (ii) FDA Notices of Adverse Findings or any equivalent correspondence, notice or communication from any other Governmental Authority indicating a failure to comply with applicable Law or other requirements, (iii) establishment inspection reports, (iv) warning letters and (v) other documents that assert ongoing lack of compliance in any material respect with any applicable Law or regulatory requirements (including those of the FDA), in each case received by Seller or Seller Sub from the FDA or any other Governmental Authority relating to the Products or arising out of the conduct of Seller and Seller Sub's business.

              (f) Seller, Seller Sub and their respective Affiliates have conducted all clinical trials for the Products in all material respects in accordance with then-current Good Clinical Practices. Each of Seller, Seller Sub and each of their respective Affiliates has made all necessary material filings and received all necessary material approvals and consents for the conduct of such clinical trials from the necessary Governmental Authorities and neither Seller nor Seller Sub is aware of any Actions threatened or taken by such Governmental Authorities to suspend or terminate any ongoing clinical trials for the Products. Neither Seller nor Seller Sub has received any notice, charge, subpoena or other request for information, which has not been complied with or withdrawn, by a Governmental Authority asserting any material breach of the conditions for approval of any ongoing clinical trials. Seller and Seller Sub and their respective Affiliates have conducted all clinical trials for the Products pursuant to valid protocols.

              (g) None of Seller or Seller Sub, any of the Product Employees that has conducted or is conducting clinical trials relating to the Products has been disqualified, debarred or voluntarily excluded by the FDA or any other Governmental Authority for any purpose, or has been charged with or convicted under United States federal Law for conduct relating to the development or approval, or otherwise relating to the regulation, of any drug product under the Generic Drug Enforcement Act of 1992, the Act or any other relevant Law. To Seller's Knowledge neither Seller nor Seller Sub nor any of the Product Employee has made an untrue statement of a material fact to any Governmental Authority with respect to the Products (whether in any submission to such Governmental Authority or otherwise), or failed to disclose a material fact required to be disclosed to any Governmental Authority with respect to the Products. None of Seller, Seller Sub or any Product Employee has received any notice to such effect.

              (h) Any and all Products in their finished form sold on or prior to the Closing Date were manufactured in all material respects in accordance with then-current Good Manufacturing Practices and in compliance with the applicable specifications of the Products as defined in the Registrations.

              (i) Prior to the Effective Time, Seller, Seller Sub and their respective Affiliates have used all Promotional Materials and conducted all promotional activities with respect to the Products in material compliance with all applicable Law.

     Section 4.16 GOVERNMENT MULTI-PRODUCT CONTRACTS. Seller has made available to Purchaser true, complete and correct copies of all Government Multi-Product Contracts, PROVIDED that such copies may be redacted to prevent disclosure of information related to a product other than a Product.

     Section 4.17 FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. Each of the consolidated financial statements (including, in each case, any notes thereto) contained in Seller's SEC Filings (as amended, supplemented or restated, if applicable the "FINANCIAL STATEMENTS"), to the extent they disclose financial information directly or primarily related to the Product Line Business, was prepared, except as may be indicated in such filings and, in the case of unaudited quarterly financial statements, as permitted by Form 10-Q under the Exchange Act, in accordance with GAAP applied on a consistent basis during the periods indicated, and each, as amended, supplemented or restated, if applicable, presented fairly, in all material respects, the consolidated financial position of Seller as of the respective dates thereof and the consolidated results of operations and cash flows of Seller for the respective periods indicated therein (subject, in the case of unaudited statements, to adjustments of a normal and recurring type which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect). There are no Liabilities of Seller or its consolidated subsidiaries directly or indirectly related to the Product Line Business or the Purchased Assets and the Inventory of any kind whatsoever, whether accrued, fixed, absolute, contingent, known, unknown, determined, determinable or otherwise (and whether due or to become due), of a nature required by GAAP to be reflected in financial statements other than (i) liabilities disclosed or provided for in the Financial Statements and (ii) current liabilities and obligations incurred in the ordinary course of business and consistent with past practice since December 31, 2005 (the "FINANCIAL STATEMENT DATE") that, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect.

     Section 4.18 ABSENCE OF CHANGES. Since the Financial Statement Date, Seller and Seller Sub have operated the Product Line Business in the ordinary course of business and consistent with past practice, and, except as set forth in SCHEDULE 4.18 of the Seller Disclosure Schedule:

              (a)  there has not been any Material Adverse Effect;

              (b) none of Seller, Seller Sub or any of their respective Affiliates has (i) ceased to own any Assets that would, but for such loss of ownership, have been included in the Purchased Assets (except for sales of Inventory and disposition of Promotional Materials), (ii) terminated, amended any material term of or waived any material right under any Assigned Contract or under any other Contract that would, but for such termination, amendment or waiver, have been included in Assigned Contracts, (iii) waived, released, granted, licensed or transferred any right, title or interest in or to any Purchased Assets or any other Asset that would, but for such waiver, release, grant, license or transfer, have been included in Purchased Assets, (iv) caused or assented to the creation or other incurrence of any Encumbrance (other than a

Permitted Encumbrance) on any Purchased Asset or item of Inventory; or (v) agreed to do any of the foregoing;

              (c) except in connection with annual job reviews and related compensation adjustments and bonus allocations (to the extent applicable and occurring in the ordinary course of business and consistent with past practices), none of Seller, Seller Sub or any of their respective Affiliates has made any material change in the terms and conditions of the employment of any Product Employee;

              (d) Seller and Seller Sub have maintained all Applicable Permits and pricing information contained in the Product Records in the ordinary course of business;

              (e) none of Seller, Seller Sub or any of their respective Affiliates has instituted, settled or agreed to settle any Action related to the Products or the Product Line Business;

              (f) none of Seller, Seller Sub or any of their respective Affiliates has taken any write-down of the value of any Purchased Asset or the Inventory or any portion thereof; and

              (g) no permit, approval, license, concession, franchise or authorization has been cancelled, become delinquent or been lost that otherwise would have been an Applicable Permit.

     Section 4.19 INSURANCE. Schedule 4.19 of the Seller Disclosure Schedule contains a complete and correct list of all material policies of insurance maintained by Seller or Seller Sub and related to the Product Line Business.
All such policies are in full force and effect. Neither Seller nor Seller Sub is in default under any provision contained in any such insurance policy relating to the Products or the Product Line Business which would have a material adverse effect upon the ability of the insured to collect insurance proceeds under such policy. Neither Seller nor Seller Sub has received written notice of cancellation or non-renewal with respect to any such policy. Except as set forth on Schedule 4.8 of the Seller Disclosure Schedule, no claim related to the Products or the Product Line Business exists under any insurance policy set forth on Schedule 4.19 of the Seller Disclosure Schedule.

     Section 4.20 BROKERS, ETC. No broker, investment banker, agent, finder or other intermediary acting on behalf of Seller or Seller Sub or under the authority of Seller or Seller Sub, except for UBS Securities LLC, whose fees shall be paid by Seller and Seller Sub, is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the Transactions.

     Section 4.21 PRODUCT EQUIPMENT. Schedule 1.1(h) of the Seller Disclosure Schedule sets forth a true, accurate and complete list of the manufacturing tools, storage devices and test equipment owned by Seller, Seller Sub or any of their respective Affiliates and used primarily or exclusively by Seller, Seller Sub or any of their Affiliates to manufacture, store or test one or more Products.

     Section 4.22 PROMOTIONAL MATERIALS. Schedule 1.1(k) of the Seller Disclosure Schedule sets forth a true, accurate and complete list of the Labeling, Product informational letters, and the advertising, promotional and media materials, sales training materials (including any related outlines and quizzes/answers, if any), trade show materials (including displays and trade show booths) and videos, including materials containing post-marketing clinical data, if any, owned by Seller or Seller Sub and used primarily or exclusively for the commercialization of any Product in the Territory (including Distribution and sales promotion information, market research studies and toll-free telephone numbers), and that Seller, Seller Sub or any of their respective Affiliates has utilized in connection with, the Product Line Business in the six (6) months prior to the Execution Date.

     Section 4.23 NO OTHER WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OTHER AGREEMENTS AND THE SELLER DISCLOSURE SCHEDULE, SELLER AND SELLER SUB DISCLAIM ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

                                   ARTICLE V.
          REPRESENTATIONS AND WARRANTIES OF EISAI INC. AND EISAI, LTD.

     At the Execution Date and the Effective Time (except as to certain representations and warranties which expressly speak as of a date certain, which shall speak as of such date), Eisai Inc. and Eisai, Ltd. represent and warrant to Seller and Seller Sub as follows:

     Section 5.1 ORGANIZATION. Eisai Inc. is a corporation duly organized and validly existing and in good standing under the Law of the State of Delaware. Eisai, Ltd. is a corporation duly organized and validly existing and in good standing under the Laws of Japan. Each of Eisai Inc. and Eisai, Ltd. has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     Section 5.2 DUE AUTHORIZATION. Each of Eisai Inc. and Eisai, Ltd. has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the Other Agreements to which it is a party, and the execution and delivery of this Agreement and each of the Other Agreements to which it is a party and the performance of all of its obligations hereunder and thereunder have been duly authorized by each of Eisai Inc. and Eisai, Ltd. and, to the extent required by Law, contract or otherwise, its stockholders.

     Section 5.3 NO CONFLICTS; ENFORCEABILITY. The execution, delivery and performance of this Agreement and each of the Other Agreements to which it is a party by Eisai Inc. and Eisai, Ltd. (a) are not prohibited or limited by, and will not result in the breach of or a default under, any provision of the certificate of incorporation or bylaws of Eisai Inc., or the organizational documents of Eisai, Ltd., (b) assuming that all of the consents, approvals, authorizations and permits described in SECTION 5.5 have been obtained and all of the filings and notifications described in SECTION 5.5 have been made and any waiting periods thereunder have terminated or expired, does not conflict with any Law applicable to either Eisai Inc. or Eisai, Ltd., and (c) does not conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any material Contract binding on either Eisai Inc. or Eisai, Ltd. or any applicable Order of any Governmental Authority to which either Eisai Inc. or Eisai, Ltd. is a party or by which either Eisai Inc. or Eisai, Ltd. is bound or to which any of its Assets is subject, except for such prohibition, limitation, default, notice, filing, permit, authorization, consent or approval which would not prevent or delay consummation by either Eisai Inc. or Eisai, Ltd. of the Transactions. This Agreement and the Other Agreements have been duly executed and delivered by Eisai Inc. and Eisai, Ltd., and constitute the legal, valid and binding obligations of Eisai Inc. and Eisai, Ltd., enforceable against Eisai Inc. and Eisai, Ltd. in accordance with their respective terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other Law of general application relating to or affecting creditors' rights generally.

     Section 5.4 LITIGATION. There is no Action pending or, to Purchaser's knowledge, threatened, directly or indirectly involving Purchaser (or to Purchaser's knowledge, any third party) that would prohibit, hinder, delay or otherwise impair Purchaser's ability to perform its obligations hereunder or under the Other Agreements, including the assumption of the Assumed Liabilities, or would affect the legality, validity or enforceability of this Agreement or the Other Agreements, or prevent or delay the consummation of the Transactions.

     Section 5.5 CONSENTS. Except for the requisite filings under the HSR Act and the expiration or termination of the waiting period thereunder, FDA and other applicable foreign and United States regulatory or competition approvals, and as may be necessary as a result of any facts or circumstances relating solely to Purchaser, no notice to, filing with, authorization of, exemption by, or consent of, any Person, including any Governmental Authority, is required for Purchaser to consummate the Transactions.

     Section 5.6 FINANCING. At the Effective Time, Purchaser has sufficient immediately available funds to pay, in cash, the Purchase Price and all other amounts payable pursuant to this Agreement and the Other Agreements or otherwise necessary to consummate all the Transactions. Upon the consummation of the Transactions, (a) Eisai Inc. and Eisai, Ltd. will not be insolvent, (b) Eisai Inc. and Eisai, Ltd. will not be left with unreasonably small capital, (c) Eisai Inc. and Eisai, Ltd. will not have incurred debts beyond its ability to pay such debts as they mature, and (d) the capital of Eisai Inc. and Eisai, Ltd. will not be impaired.

     Section 5.7 BROKERS, ETC. No broker, investment banker, agent, finder or other intermediary acting on behalf of Purchaser or under the authority of Purchaser is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the Transactions.

     Section 5.8 INDEPENDENT INVESTIGATION. In making the decision to enter into this Agreement and the Other Agreements and to consummate the Transactions, other than reliance on the representations, warranties, covenants and obligations of Seller and Seller Sub set forth in this Agreement, Purchaser has relied solely on its own independent investigation, review and analysis of the Purchased Assets, Assumed Liabilities, the Intellectual Property licensed to Purchaser hereunder, the Products and Product Line Business (including Purchaser's own estimate and appraisal of the value of the financial condition, assets, Liabilities, operations and prospects of the Product), which investigation, review and analysis was done by Purchaser and its Affiliates and Representatives. Purchaser acknowledges that it and its Representatives have been provided adequate access to the personnel, properties, premises and records of the Product Line Business for such purpose.

     Section 5.9 NO OTHER WARRANTIES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS.

                                  ARTICLE VI.
                           COVENANTS PRIOR TO CLOSING

     Section 6.1 ACCESS TO INFORMATION. Between the Execution Date and the Closing Date, Seller shall and shall cause Seller Sub to (a) afford Purchaser and its Representatives access, during regular business hours and upon reasonable agreed-upon times, to the Data Rooms (which, for the avoidance of doubt, shall contain at least the materials and information included therein on March 14 and 15, 2006 with respect to the Data Room established in San Diego, California, and March 31, April 6 and 7 and July 11 and 12, 2006 with respect to the Data Room established in New York City, New York), and (b) subject to any applicable Law and the terms of any Contract, afford Purchaser and its Representatives access, during regular business hours and upon reasonable agreed-upon times, to Seller's, Seller Sub's and any of their respective Affiliates' personnel and properties pertaining to any Product or Product Line Business, Assigned Contracts, Applicable Permits, the Product Records and all other information and materials pertaining to the Product Line Business, PROVIDED that such access shall not unreasonably interfere with Seller's or Seller Sub's business and operations and shall, at all times, be subject to applicable legal or other limitations. Such access and information shall not in any way diminish or otherwise affect any of the representations or warranties hereunder or Purchaser's rights to indemnification in respect of any breach thereof.

     Section 6.2  CONDUCT OF THE PRODUCT LINE BUSINESS.

              (a) Between the Execution Date and the Closing Date, except as otherwise set forth on SCHEDULE 6.2 or as expressly provided for in this Agreement or consented to in writing by Purchaser, Seller and Seller Sub shall (and shall cause their respective Affiliates to) use commercially reasonable efforts to: (i) continue and conduct the Product Line Business in Seller's and Seller Sub's (and, if applicable, their respective Affiliates') ordinary and usual course of business and in a manner consistent with past practices (except where such conduct would conflict with Seller's and Seller Sub's other obligations under this Agreement or any Other Agreement) and (ii) preserve in all material respects the Product Line Business, which, for the avoidance of doubt shall include using commercially reasonable efforts to maintain good working relationships with all of the prescribers, customers and suppliers of the Product Line Business.

              (b) Between the Execution Date and the Closing Date, unless otherwise agreed by Purchaser, neither Seller nor Seller Sub shall (and Seller and Seller Sub shall not permit any of their respective Affiliates to):

                  (i) sell the Products other than in the ordinary course of business or in amounts that are inconsistent with sales by Seller and Seller Sub (and as applicable, their respective Affiliates) during Seller's fiscal quarter ended June 30, 2006;

                  (ii) grant or announce any increase in the salaries, bonuses or other benefits payable by Seller or Seller Sub (or their respective Affiliates) to any of the Product Employees, other than as required by Law, pursuant to any Seller Plan, programs or agreements existing on the Execution Date or other ordinary course increases consistent with the past practices of Seller and Seller Sub (and, as applicable, their respective Affiliates), respectively;

                  (iii) terminate or fail to exercise any rights of renewal with respect to any Assigned Contracts set forth on SCHEDULE 1.1(B) of the Seller Disclosure Schedule that by its terms would otherwise expire;

                  (iv) settle or compromise any material claims of Seller, Seller Sub or their respective Affiliates (to the extent relating to any Product or Product Line Business); or

                  (v) enter into any Contract relating in any way to the Product Line Business, except to the extent that such Contract is (A) entered into in the ordinary course of business and consistent with past practice and (B) does not involve Liabilities in excess of fifty thousand dollars ($50,000) individually or two hundred fifty thousand dollars ($250,000) in the aggregate;

                  (vi) make any capital expenditure or commitment or addition to property, plant or equipment of Seller or Seller Sub in respect of the Product Line Business or the Purchased Assets, individually or in the aggregate, in excess of two hundred fifty thousand dollars ($250,000);

                  (vii) take, or fail to take, any other action that could reasonably be expected to result in a breach or inaccuracy in any of the representations or warranties of Seller or Seller Sub contained in this Agreement;

                  (viii) (A) incur, create, assume or permit the incurrence, creation or assumption of any Encumbrance (other than Permitted Encumbrances) with respect to the Purchased Assets or the Inventory,
          (B) dispose of any of the Purchased Assets or Inventory, except for sales of Inventory and Promotional Materials in the ordinary course of business, or (C) waive, release, grant, license or transfer any right, title or interest in or to any Purchased Asset or any item of Inventory, except in the ordinary course of business;

                  (ix) revise or modify any Promotional Materials (including any Labeling) except as required by any Governmental Authority or applicable Law;

                  (x) except as set forth on SCHEDULE 6.2, terminate any ongoing clinical trial (including any post approval study) with respect to any Product, except in the event of a safety concern or as otherwise necessary to comply with any Governmental Authority or applicable Law;

                  (xi) except as set forth on SCHEDULE 6.2, abandon, cease prosecution on, fail to maintain, or fail to pay any fees or expenses in connection with, any Patent or pending patent application relating to the Product Intellectual Property;

                  (xii) add, remove or otherwise alter any references to the Products in any website Controlled by Seller, Seller Sub or any of their respective Affiliates or any of the content of such references in any such website, except in response to a request by a Governmental Authority or as otherwise required by applicable Law (including in connection with posting any of Seller's SEC Filings to Seller's website); or

                  (xiii) agree to take any of the actions specified in this
          SECTION 6.2, except as contemplated by this Agreement and the Other Agreements.

     Section 6.3 REQUIRED APPROVALS AND CONSENTS. As soon as reasonably practicable, but in any event, no later than ten (10) Business Days after the Execution Date, the Parties shall make all filings required to be made in order to consummate the Transactions, including all filings under the HSR Act in accordance with SECTION 6.4. The Parties shall also cooperate with each other with respect to all filings that Purchaser elects to make. Seller and Seller Sub shall use their commercially reasonable efforts to obtain all third party consents, in accordance with their obligations under SECTION 2.5, subject to
SECTION 2.5(B) and SECTION 8.7, required to effect the assignment of the Assigned Contracts and Applicable Permits to Purchaser.

     Section 6.4  HSR ACT.

              (a) If required pursuant to applicable Law, each Party shall file or cause to be filed as soon as practicable, and in any event no later than ten
(10) Business Days after the Execution Date, any notifications required under the HSR Act and any comparable filing required by applicable foreign Law. Each Party shall use commercially reasonable efforts to respond as promptly as practicable to any inquiries or requests received from any Governmental Authority in the Territory for additional information or documentation and to cause the waiting periods under the HSR Act and any applicable foreign Law to terminate or expire at the earliest possible date after the date of filing. The Parties shall be responsible for their own legal fees for preparing their portion of the HSR Act filings, and any filings required by any foreign Law. Purchaser shall bear the responsibility for any required HSR Act filing fees.

              (b) The Parties shall cooperate with each other and (i) promptly prepare and file all necessary documentation, (ii) effect all necessary applications, notices, petitions and filings and execute all agreements and documents, and (iii) use commercially reasonable efforts to obtain all necessary permits, consents, approvals and authorizations of all Governmental

Authorities. Purchaser shall have the right to review and approve in advance all characterizations of the information relating to Purchaser; Seller shall have the right to review and approve in advance all characterizations of the information relating to Seller and its Affiliates; and each Party shall have the right to review and approve in advance all characterizations of the information relating to the Transactions, in each case which appear in any material filing made in connection with the Transactions. The Parties agree that they will consult with each other with respect to the obtaining of all such necessary permits, consents, approvals and authorizations of all third parties and Governmental Authorities. Each Party shall (i) promptly notify the other Party of any communication to that Party or its Affiliates from any Governmental Authority and, subject to applicable Law, permit the other Party or the other Party's counsel to review in advance any proposed written communication to any of the foregoing; (ii) not participate, or permit its Affiliates to participate, in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement unless it consults with the other Party in advance and, to the extent permitted by such Governmental Authority in the Territory, gives the other Party the opportunity to attend and participate thereat; and (iii) with the exception of business documents deemed confidential by the possessing Party (including documents submitted as attachments to the Party's Notification and Report Form under the HSR Act), furnish the other Party with copies of all correspondence, filings, and communication (and memoranda setting forth the substance thereof) between the Party (its affiliates, and its respective representatives) on the one hand, and any Governmental Authority or members of their respective staffs on the other hand, with respect to this Agreement.

              (c)  Except as otherwise expressly set forth in this Agreement,
(i) Purchaser shall not be required to divest any of its respective businesses, product lines or assets, including any part of the Purchased Assets or Product Line Business acquired pursuant to the terms and conditions of this Agreement and the Other Agreements; (ii) Purchaser shall not be required to take or agree to take any other action or agree to any limitation that could reasonably be expected to have an adverse effect on the business, operations, assets, liabilities, condition (financial or otherwise), results of operations or prospects of Purchaser or its Affiliates; and (iii) Purchaser shall not be required to waive any of the conditions set forth in ARTICLE VII.

     Section 6.5   NO NEGOTIATION.

              (a) Between the Execution Date and the Closing Date, Seller and Seller Sub agree that neither they nor any of their respective Affiliates shall, and each such Party shall use commercially reasonable efforts to cause their respective Representatives not to, directly or indirectly, take any action to
(x) solicit, initiate or facilitate any Acquisition Proposal, (y) as to any such Acquisition Proposal, participate in any way in discussions or negotiations with, or furnish any non-public information to, any Person that has made an Acquisition Proposal or (z) enter into any agreement with respect to any Acquisition Proposal; PROVIDED, however, that, at any time prior to the Closing Date, Seller and Seller Sub shall be permitted to:

                  (i) participate in any discussions or negotiations with, and provide any non-public information to, any Person in response to an Acquisition Proposal by any such Person, if the board of directors of Seller reasonably determines that there is a substantial likelihood that such Acquisition Proposal would reasonably be expected to lead to a Superior Proposal;

                  (ii) if Seller has received an Acquisition Proposal from a third party and the board of directors of Seller reasonably determines that such Acquisition Proposal constitutes a Superior Proposal, enter into an agreement with respect to such Acquisition Proposal; and

                  (iii) take and disclose to Seller's stockholders a position with respect to any tender offer or exchange offer by a third party or amend or withdraw such a position in accordance with Rule 14d-9 and Rule 14e-2 of the Exchange Act.

              (b) In the event Seller makes a determination to take any of the actions contemplated under SECTION 6.5(A)(II) with respect to an Acquisition Proposal, Seller shall notify Purchaser of such determination within twenty-four
(24) hours of making such determination (a "NOTICE OF SUPERIOR PROPOSAL"), which notification shall state that Seller is prepared to enter into a definitive agreement as to such Superior Proposal and include a summary of the material terms and conditions of such Superior Proposal. During the five (5) Business Day period after Purchaser's receipt of the Notice of Superior Proposal, Purchaser shall have the right, at its sole and absolute discretion, to make an offer that Purchaser believes to be at least as favorable to Seller's stockholders as such Superior Proposal; PROVIDED, that during such five (5) Business Day period, Seller shall negotiate in good faith with Purchaser (to the extent Purchaser wishes to negotiate) to enable Purchaser to make, modify and complete a more favorable offer. Upon receipt of such offer, the board of directors of Seller shall, within two (2) Business Days, determine in good faith, after consultation with its financial advisor and legal counsel, as to whether the competing offer continues to constitute a Superior Proposal relative to Purchaser's final offer; PROVIDED, that Purchaser acknowledges and agrees that in the event Purchaser terminates this Agreement pursuant to SECTION 10.1(C)(IV) or Seller terminates this Agreement pursuant to SECTION 10.1(B)(III), that concurrently with such termination Seller may enter into a definitive agreement providing for implementation of such Superior Proposal. For the avoidance of doubt, exceeding the purchase price offered under the Superior Proposal by any dollar amount shall not be a condition to any offer by Purchaser made in accordance with this
SECTION 6.5(B) being deemed by Seller's board of directors to be a "more favorable offer."

     Section 6.6   TRANSITION ACTIVITIES.

              (a) Between the Execution Date and the Effective Time, Seller and Seller Sub shall promptly furnish Purchaser with such reasonable sample quantities of any Promotional Materials that Seller or Seller Sub may have utilized in connection with the Product Line Business during the six (6) month-period prior to the Execution Date, for use by Purchaser in preparing its own Promotional Materials. In that regard, each of Seller and Seller Sub shall and hereby does grant Purchaser a non-exclusive, non-transferable, non-sublicensable, royalty free, paid-up license in the Territory to use Seller's and Seller Sub's Promotional Materials in connection with creating Purchaser's Promotional Materials for a period of six (6) months following the Closing Date or three (3) months following completion of the transfer of the Registrations to Purchaser in accordance with SECTION 8.7(A), whichever is later. All costs and expenses incurred by Purchaser with respect to creating its own Promotional Materials shall be borne by Purchaser.

              (b) Prior to Closing, the Parties shall enter into a Transition Services Agreement, to be effective immediately after the Effective Time, providing for the services specified therein pursuant to which Seller and Seller Sub shall perform certain transitional services for Purchaser in accordance with the terms thereof.

     Section 6.7   NON-SOLICITATION; NON-COMPETITION; NON-DISPARAGEMENT.

              (a)  LIMITATIONS ON SOLICITATION AND HIRING OF EMPLOYEES.

                  (i) Neither Seller nor Seller Sub shall (and Seller and Seller
              Sub shall not permit any of their respective Affiliates to), directly or indirectly, solicit or otherwise attempt to induce any Hired Employee to terminate his or her employment with Purchaser or its Affiliates for a period of one (1) year following the Closing Date; PROVIDED, HOWEVER, that this SECTION 6.7(A)(I) shall not (A) prohibit general solicitations of or advertisement for employment by Seller if they are not specifically directed at Hired Employees or (B) prevent Seller from interviewing or hiring any Hired Employee who responds to such general solicitation of or advertisement for employment. Subject to the provision in the preceding sentence, for such one (1)-year period, neither Seller nor Seller Sub shall (and Seller and Seller Sub shall not permit any of their respective Affiliates to) directly or indirectly hire or enter into any arrangement for the services of any employees employed by Purchaser or its Affiliates with any amount of responsibility relating to the Products, unless the individual's employment has been terminated by Purchaser or its Affiliates.

                  (ii) Purchaser shall not (and shall not permit any of its
              Affiliates to), directly or indirectly, solicit or otherwise attempt to induce any employees of Seller or Seller Sub (other than the Product Employees, including Potential Employees) to terminate his or her employment with Seller or Seller Sub or any of their respective Affiliates for a period of one (1) year following the Closing Date; PROVIDED, HOWEVER, that this SECTION 6.7(A)(II) shall not (A) prohibit general solicitations of or advertisement for employment by Purchaser if they are not specifically directed at Seller's employees, or (B) prevent Purchaser from interviewing or hiring any employee of Seller who responds to such general solicitation of or advertisement for employment. For the avoidance of doubt, notwithstanding the foregoing, Purchaser may directly or indirectly solicit or otherwise attempt to induce any Product Employee, including a Potential Employee, to terminate his or her employment with Seller or Seller Sub or any of their respective Affiliates, and Purchaser may interview or hire any Product Employee (including Potential Employee) of Seller who responds to such solicitation or inducement.

              (b) NON-COMPETITION. Seller and Seller Sub agree that during the period commencing on the day immediately following the Closing Date and ending, with respect to each Product in each applicable country, on the last day of the applicable Exclusivity Period, unless acting pursuant hereto or acting with the prior written consent of Purchaser (which consent may be withheld in Purchaser's sole discretion), none of Seller, Seller Sub or any of their respective Affiliates shall, directly or indirectly, (i) market, Distribute or, except as provided in the Transition Services Agreement, manufacture or cause to be manufactured, in the Territory any of denileukin difitox, bexarotene or alitretinoin, or any derivations thereof, as applicable, or any pharmaceutical product containing any of the foregoing as an active ingredient, or (ii) license or authorize any other Person to do the same, PROVIDED, HOWEVER, that such provision shall not survive a change of control of Seller or an acquisition of a third party pharmaceutical company by Seller or Seller Sub.

              (c) NON-DISPARAGEMENT.

                  (i) For a period of two (2) years following the Closing Date, each of Seller and Seller Sub agrees that neither it nor its Affiliates shall, except as required by Law, engage in any conduct that involves the making or publishing of written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity reputation or goodwill of Purchaser, its Affiliates, the Product Line Business or the Products.

                  (ii) For a period of two (2) years following the Closing Date,
              Purchaser agrees that neither it nor its Affiliates shall, except as required by Law, engage in any conduct that involves the making or publishing of written or oral statements or remarks (including the repetition or distribution of derogatory rumors, allegations, negative reports or comments) which are disparaging, deleterious or damaging to the integrity reputation or goodwill of Seller, Seller Sub or any of their respective Affiliates.

              (d) BLUE PENCIL PROVISIONS. If a court of competent jurisdiction determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable Law, including with respect to duration, geographic scope or space, the court is hereby requested and authorized by the Parties to revise the foregoing restriction to include the maximum restrictions allowable under applicable Law. Each of the Parties acknowledges, however, that this SECTION 6.7 has been negotiated by the Parties and that the geographical and time limitations on activities, are reasonable in light of the circumstances pertaining to the Parties.

     Section 6.8 NOTIFICATIONS. Between the Execution Date and the Closing Date (or any earlier termination of this Agreement), Seller and Seller Sub, on the one hand, and Purchaser, on the other hand, shall promptly notify the other Party in writing of any fact, change, condition, circumstance, or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to (a) cause any representation or warranty made by such Party in this Agreement or any Other Agreement to be untrue or inaccurate as of the Execution Date or as of the Effective Time, or (b) cause a failure to comply with or satisfy any condition, agreement or obligation required to be complied with or satisfied by such Party under this Agreement or any Other Agreement; PROVIDED, HOWEVER, that except as set forth in SECTION 6.9, the delivery of any notice pursuant to this SECTION 6.8 shall not (x) be deemed to cure any breach of representation, warranty, agreement or obligation or to satisfy any condition for purposes of determining whether the conditions set forth in ARTICLE VII have been satisfied, or (y) limit or otherwise affect the remedies or indemnification rights available hereunder to the Party receiving such notice.

     Section 6.9 DISCLOSURE SUPPLEMENTS. Between the Execution Date and the date that is three (3) Business Days prior to the Closing Date, Seller and Seller Sub shall supplement or amend the Seller Disclosure Schedule with respect to any matter which, if existing or occurring prior to the Execution Date, would have been required to be set forth or described in the Seller Disclosure Schedule or which is necessary to correct any information in such Seller Disclosure Schedule which has been rendered inaccurate by an event, condition, fact or circumstance occurring after the Execution Date. Such delivery shall not affect any rights of Purchaser under SECTION 10.1 or ARTICLE XI. During the same period, Seller and Seller Sub also shall promptly notify Purchaser of the occurrence of any breach of any covenant of Seller or Seller Sub in this ARTICLE VI or the occurrence of any event that may make the satisfaction of the conditions in ARTICLE VII impossible or unlikely.

     Section 6.10  FURTHER ASSURANCES; FURTHER DOCUMENTS.

              (a) As of the Execution Date, each of the Parties shall use its commercially reasonable efforts, in the most expeditious manner practicable, (i) to satisfy or cause to be satisfied all the conditions precedent that are set forth in ARTICLE VII, as applicable to each of them, (ii) to cause the Transactions to be consummated, and (iii) without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to consummate the Transactions.

              (b) Each Party shall, and shall cause its respective Affiliates to, at the request of another Party, execute and deliver to such other Party all such further instruments, assignments, assurances and other documents as such other Party may reasonably request in connection with the carrying out of this Agreement and the Transactions.

                                  ARTICLE VII.
                              CONDITIONS TO CLOSING

     Section 7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER, SELLER SUB AND PURCHASER. The respective obligations of Seller, Seller Sub and Purchaser to consummate the Transactions on the Closing Date are subject to the satisfaction or waiver (in accordance with SECTION 12.8) at or prior to the Closing Date of the following conditions:

              (a) LITIGATION. No preliminary or permanent injunction or other Order has been issued or instituted by any Governmental Authority, or other body or authority, which under applicable Law enjoins, restrains, prohibits or makes illegal to the Transactions on the Closing Date.

              (b) GOVERNMENTAL APPROVALS. Any waiting period (and any extension thereof) under the HSR Act (or comparable German Law) applicable to the Transactions has expired or been terminated.

              (c) NO ADVERSE LAW. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that is in effect and has the effect of (i) making the purchase and sale of the Purchased Assets or the Inventory illegal or (ii) prohibiting the consummation of the Transactions.

              (d) STOCKHOLDER APPROVAL. If Seller's board of directors determines in its good faith judgment to seek the approval of Seller's stockholders to consummate the Transactions, the number of shares of Seller's Common Stock required to approve the Transactions under Seller's bylaws, certificate of incorporation or under the Delaware General Corporation Code shall have been voted in favor of approving the Transactions at a meeting of Seller's stockholders or by written consent in lieu thereof.

     Section 7.2 CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATIONS. Purchaser's obligations to consummate the Transactions shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived, at Purchaser's sole discretion, in writing by Purchaser:

              (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Seller and Seller Sub contained in ARTICLE IV that are qualified by materiality shall be true and correct in all respects, and the representations and warranties of Seller and Seller Sub contained in ARTICLE IV that are not so qualified shall be true and correct in all material respects, in each case as of the Execution Date and as of the Effective Time as though made on and as of the Execution Date and the Effective Time, as applicable (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date), in each case after giving effect to any supplement or amendment to the Seller Disclosure Schedule made pursuant to SECTION 6.9.

              (b) PERFORMANCE. Seller and Seller Sub shall have performed and complied in all material respects with each of the covenants, agreements and obligations Seller and Seller Sub are required to perform or comply with under this Agreement on or before the Closing.

              (c) MATERIAL ADVERSE EFFECT. As of the Closing Date, there shall have been no Material Adverse Effect.

              (d) REQUIRED CONSENTS. All consents set forth on SCHEDULE 7.2 of the Seller Disclosure Schedule shall have been obtained or made, as the case may be.

              (e) NO ADVERSE LAW. No Law shall have been enacted, entered, promulgated or enforced by any Governmental Authority that is in effect and has the effect of (i) prohibiting or substantially limiting the ownership, manufacture, use or Distribution of the Products or the operation by Purchaser of any material portion of the Product Line Business in a manner as has been conducted by Seller and Seller Sub immediately prior to the Effective Time or
(ii) compelling or seeking to compel Purchaser to dispose or hold separate any material portion of Purchaser's business or assets as a result of the Transactions.

              (f) OTHER DOCUMENTS. Purchaser shall have received the items set forth in SECTION 3.2(A) and such other documents, certificates or instruments as the Parties may reasonably agree to deliver or cause to be delivered in connection with the consummation of the

Transactions, and all other related matters, in form and substance reasonably acceptable to the Parties.

              (g) OTHER AGREEMENTS. Seller and Seller Sub shall have duly executed and delivered to Purchaser the Other Agreements.

              (h) RELEASE OF ENCUMBRANCES. Purchaser shall have received prior to the Closing Date, evidence that all Encumbrances (other than Permitted Encumbrances) on or relating to the Purchased Assets or the Inventory have been properly terminated or released on or before the Closing, including either (i) a completed UCC-3 Termination Statement, in a proper form for filing, in respect of each such Encumbrance or (ii) a payoff letter from the secured party thereunder, in form and substance reasonably acceptable to Purchaser, certifying that upon receipt by or on behalf of Seller of the amount specified in such payoff letter, such Encumbrance shall be released with no further action and that such secured party will, promptly upon receipt of the specified amount, deliver to Purchaser a duly executed UCC-3 Termination Statement, in a proper form for filing, in respect of such Encumbrance.

              (i) INSPECTION OF INVENTORY. Seller shall have permitted Purchaser and its Representatives (at Purchaser's expense), no later than three (3) Business Days prior to the Closing Date, to inspect the Inventory.

              (j) SUPPLIER AND CUSTOMER LISTS. Purchaser shall have received at Closing, true, complete and accurate lists of all of Seller's and Seller Sub's suppliers and wholesale and retail customers in connection with the Product Line Business.

     Section 7.3 CONDITIONS PRECEDENT TO SELLER'S AND SELLER SUB'S OBLIGATIONS. Seller's and Seller Sub's obligation to consummate the Transactions shall be subject to the fulfillment of each of the following additional conditions, any one or more of which may be waived, at Seller's sole discretion, in writing by
Seller:

              (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Purchaser contained in ARTICLE V that are qualified by materiality shall be true and correct in all respects, and the representations and warranties of Purchaser contained in ARTICLE V that are not so qualified shall be true and correct in all material respects, in each case as of the Execution Date and as of the Effective Time as though made on and as of the Execution Date and the Effective Time, as applicable (except that those representations and warranties which address matters only as of a particular date need only be true and correct as of such date).

              (b) PERFORMANCE. Purchaser shall have performed and complied in all material respects with each of the covenants, agreements and obligations Purchaser is required to perform or comply with under this Agreement on or before the Closing.

              (c) OFFICER'S CERTIFICATE. Seller shall have received the items set forth in SECTION 3.2(B) and such other documents, certificates or instruments as the Parties may reasonably agree to deliver or cause to be delivered in connection with the consummation of the Transactions, and all other related matters, in form and substance reasonably acceptable to the Parties.

              (d) OTHER AGREEMENTS. Purchaser shall have duly executed and delivered the Other Agreements to Seller and Seller Sub, as applicable.

                                 ARTICLE VIII.
                              ADDITIONAL COVENANTS

     Section 8.1 CONFIDENTIALITY; PUBLICITY.

              (a) The terms of the Confidentiality Agreement shall apply to any information provided to Seller, Seller Sub or Purchaser pursuant to this Agreement or any Other Agreement or otherwise in connection with the Transactions. If this Agreement is terminated, the Parties agree to promptly return to the disclosing Party or (at the disclosing Party's option) destroy any information of the other Party in its possession that is subject to the Confidentiality Agreement.

              (b) The Parties shall jointly agree upon the necessity and content of any press release in connection with the Transactions. Any other publication, news release or other public announcement by a Party relating to this Agreement or to the performance hereunder shall first be reviewed and consented to in writing by the other Parties; PROVIDED, HOWEVER, that notwithstanding any contrary term contained in the Confidentiality Agreement, (i) any disclosure that is required by Law as advised by the disclosing Party's counsel may be made without the prior written consent of the other Parties and (ii) any Party may issue a press release or public announcement if the contents of such press release or public announcement have previously been made public other than through the fault of, or a breach of this Agreement or the Confidentiality Agreement by, the issuing Party, without the prior written consent of the other Parties. To the extent practicable, the disclosing Party shall give at least two
(2) Business Days advance notice of any such legally required disclosure to the other Parties, and such other Parties may provide any comments on the proposed disclosure during such period and if not practicable, such lesser practicable period, if any. Notwithstanding any contrary term contained in the Confidentiality Agreement, to the extent that any Party reasonably determines that it or any other Party is required to file or register this Agreement, a summary thereof or a notification thereof to comply with the requirements of an applicable stock exchange, Exchange regulation, New York Stock Exchange regulation or any Governmental Authority, including the SEC, such Party shall give at least two (2) Business Days advance written notice of any such required disclosure to the other Party. Prior to making any such filing, registration or notification, the Parties shall consult with respect thereto regarding confidentiality. The Parties shall cooperate, each at its own expense, in such filing, registration or notification, including such confidential treatment request, and shall execute all documents reasonably required in connection therewith.

     Section 8.2 AVAILABILITY OF RECORDS. After the Closing, Seller and Seller Sub, on the one hand, and Purchaser, on the other hand, shall make available to each other Party and its Affiliates and Representatives during regular business hours and upon reasonable agreed-upon times, all Product Records in its possession and shall preserve all such information, records and documents until the later of: (i) six (6) years after the Closing; (ii) the expiration of all statutes of limitations for assessing or collecting Taxes for periods ending on or prior to the Closing and periods including the Closing Date, including extensions thereof applicable to Seller, Seller Sub or Purchaser; or (iii) the required retention period under any applicable Law for all such information, records or documents (it being understood that the Parties shall not be required to provide any Tax returns to any Person, other than as required by applicable
Law). Purchaser and Seller shall also make available to each other during regular business hours and upon reasonable agreed-upon times (PROVIDED, that such access shall not unreasonably interfere with such Party's business and operations), personnel responsible for preparing or maintaining information, records and documents, in connection with Tax matters, governmental contracts, litigation or potential litigation, each as it relates to the Product, Product Line Business, Purchased Assets or Assumed Liabilities prior to the Closing Date (with respect to Seller) or from and after the Closing Date (with respect to Purchaser), including product liability and general insurance liability. Each Party shall bear its own expenses and costs incurred in connection with any exercise of its rights of inspection under this SECTION 8.2.

     Section 8.3 USE OF SELLER BRANDS. Other than as expressly provided in this Agreement and the Other Agreements, Purchaser shall not use or permit any of its Affiliates to use any of the Seller Brands, except as follows:

              (a) To the extent permitted by, and in accordance with applicable Laws, and subject to the limitations in SECTION 2.5(B) and SECTION 8.7, Purchaser shall be entitled to continue to use the Seller Brands and the existing Labeling for the purchased Inventory until the first anniversary of the Closing Date, it being acknowledged and agreed that Purchaser will use its commercially reasonable efforts to use or sell such items of Inventory prior to selling any Product under any Purchaser Trademark. Subject to the terms and conditions herein, Seller and Seller Sub hereby grant a non-exclusive, non-transferable right and license to Purchaser to use the Seller Brands on Labeling and packaging for the Products to the extent specified herein.

              (b) Purchaser shall promptly after the Closing Date, and prior to the first anniversary of the Closing Date, complete the revision of all Promotional Materials relating to the Products (i) to delete all references to the Seller Brands and (ii) to delete all references to Seller's or Seller Sub's customer service address or phone number; PROVIDED, HOWEVER, that for a period of ninety (90) days following completion of the transfer of the Registrations to Purchaser, under the license grant set forth in SECTION 6.6(A), Purchaser may continue to distribute Promotional Materials that use the Seller Brands and such Seller and Seller Sub addresses or phone numbers to the extent that such Promotional Materials exist on the Closing Date.

     Section 8.4 NOTIFICATION OF CUSTOMERS. Promptly after the Closing, Purchaser shall notify all wholesale distributors of the Products (a) of the transfer of the Purchased Assets to Purchaser; (b) that all purchase orders for any Product received by Seller or Seller Sub or any of their respective Affiliates on or prior to the Closing Date but not shipped prior to 11:59 p.m. California time on the Closing Date will be transferred to Purchaser (PROVIDED that to the extent that any purchase order cannot be so transferred, Seller, Seller Sub and Purchaser shall cooperate with each other to ensure that such purchase order is filled and that Purchaser receives the same economic benefit and assumes the same liability associated with filling such purchase order as if such purchase order had been so transferred); and (c) that all purchase orders for the Product received, and all Product returns, after the Closing Date should be sent to Purchaser at Eisai Inc./Research Triangle Park (RTP), 900 Davis Drive, P.O. Box 14505, Research Triangle Park, NC 27709. Purchaser and Seller shall agree upon an appropriate notice to wholesalers and commercial customers with respect to the transfer of chargeback and rebate submissions to Purchaser effective thirty (30) days after the Closing Date. Upon Purchaser's request, Seller and

Seller Sub shall use commercially reasonable efforts to cooperate with Purchaser's provision of notices under this SECTION 8.4.

     Section 8.5 PRODUCT RETURNS, REBATES AND CHARGEBACKS.

              (a) NDC NUMBERS. Following the Closing Date, Purchaser shall obtain its own NDC number and shall use commercially reasonable efforts to have in place, as soon as reasonably practicable, all resources such that sales can be accomplished under the NDC number of Purchaser. Thereafter, Purchaser shall use its new NDC number on all invoices, orders and other communications with customers and Governmental Authorities.

              (b) PRODUCT RETURNS. Seller shall be financially responsible for returned Units of Products sold by Seller, Seller Sub or their respective Affiliates on or before the Closing Date. Purchaser shall be financially responsible for all returned Units of Products bearing the NDC numbers of Seller or Seller Sub sold by Purchaser or its Affiliates after the Closing Date and all returned Units of the Products bearing the NDC numbers of Purchaser or its Affiliates. All returned Units of Products received by Purchaser, Seller, Seller Sub or the Affiliates of any Party after the Closing Date will be processed and handled by such receiving Party (or its Affiliate, if applicable) at its respective returns handling facility. If either Party accepts returned Units of a Product for which the other Party is financially responsible in accordance with this SECTION 8.5(B), that Party shall invoice the other Party for the amount of such return in accordance with the current returned goods policy of the Party receiving the returned Product and the associated reasonable cost of destruction, including payments to any vendors in connection therewith. Each such invoice shall set forth the number of Units processed, together with such other information as shall be reasonably necessary to support the invoice. Each Party shall, within thirty (30) days of its receipt of invoice, pay the other Party for the full invoiced amount. The receiving Party shall destroy, or cause to be destroyed, all such returned Product in a manner consistent with applicable Laws. Notwithstanding any provision herein to the contrary, Purchaser and its Affiliates shall not take any actions with the intention of encouraging or otherwise affirmatively causing Seller's and Seller Sub's customers and distributors to return Products (except as otherwise required by, or deemed prudent by Purchaser under, applicable Law).

              (c) GOVERNMENT REBATES.

                  (i) Seller shall be financially responsible for all rebates pursuant to any government rebate programs for all Products bearing the NDC numbers of Seller or Seller Sub dispensed on or before the one hundred eightieth (180th) day after the Closing Date (the "REBATE TERMINATION DATE"). Purchaser shall be financially responsible for all rebates pursuant to any government rebate programs for all Products bearing the NDC numbers of Seller or Seller Sub dispensed after the Rebate Termination Date. The Parties acknowledge and agree that government rebates are currently invoiced on a calendar quarter basis and, in the event that the Rebate Termination Date is not the last day of a calendar quarter, Seller shall be financially responsible for the portion of such government rebates equal to (A) the aggregate amount of all government rebates invoiced for such calendar quarter, multiplied by (B) a fraction, the numerator of which is the number of days from and including the first day of such calendar quarter through and including the Rebate Termination Date and the denominator of which is the total number of days in such calendar quarter, and Purchaser shall be responsible for the portion of such government rebates equal to (1) the aggregate amount of all government rebates invoiced for such calendar quarter, multiplied by (2) a fraction, the numerator of which is the number of days from and after the Rebate Termination Date through and including the last day of such calendar quarter and the denominator of which is the total number of days in such calendar quarter. For purposes of this SECTION 8.5(C), the Parties acknowledge and agree that where detailed dispensing information is not readily available, the Product in question shall be deemed to have been dispensed in the quarter for which it is invoiced.

                  (ii) Seller shall be administratively responsible for processing all rebates pursuant to any government rebate programs for all Product bearing the NDC numbers of Seller or Seller Sub or any of their respective Affiliates. Purchaser acknowledges that Seller will require certain information from Purchaser in order to calculate the Medicaid rebate for Product bearing NDC numbers of Seller or Seller Sub or any of their respective Affiliates sold by Purchaser after the Closing Date. Accordingly, Purchaser agrees that, from and after the Closing Date until the date which is one (1) calendar year after the expiration date of the last lot of Product produced with any NDC number of Seller, Purchaser will provide to Seller, reasonably in advance of the date Seller is required to file such information with the appropriate Governmental Authority, the following information: (a) the Best Price for each Product identified by NDC number, (b) the AMP for each Product identified by the NDC number, and (c) any additional data or other information related to such Medicaid issues reasonably requested by Seller, which shall in each case shall be prepared in accordance with applicable Laws.

                  (iii) SCHEDULE 8.5(C) sets forth the "BEST PRICE" (as defined at 42 U.S.C. ss. 1396r-8(c)(1)(C)) and Average Manufacturers Price ("AMP") (as defined at 42 U.S.C. ss. 1396r-8(k)(1)) reported by Seller for the Product for the two most recently ended calendar quarters.

                  (iv) To the extent that Seller or Seller Sub processes government rebate claims for which Purchaser is financially responsible, Purchaser shall reimburse Seller within thirty (30) days of receipt of invoices that describe the requested payments in reasonable detail and include reasonable supporting documentation.

              (d) COMMERCIAL REBATES.

                  (i) Seller shall be financially responsible for all commercial rebates with respect to Product bearing the NDC numbers of Seller or Seller Sub dispensed on or before the Rebate Termination Date. Purchaser shall be financially responsible for all commercial rebates with respect to Product bearing the NDC numbers of Seller or Seller Sub dispensed after the Rebate Termination Date. The Parties acknowledge and agree that to the extent that any commercial rebates are invoiced on a calendar quarter basis, in the event that the Rebate Termination Date is not the last day of a calendar quarter, Seller shall be financially responsible for the portion of such commercial rebates equal to (A) the aggregate amount of all commercial rebates invoiced for such calendar quarter, multiplied by (B) a fraction, the numerator of which is the number of days from and including the first day of such calendar quarter through and including the Rebate Termination Date and the denominator of which is the total number of days in such calendar quarter, and Purchaser shall be responsible for the portion of such commercial rebates equal to (1) the aggregate amount of all commercial rebates invoiced for such calendar quarter, multiplied by (2) a fraction, the numerator of which is the number of days from and after the Rebate Termination Date through and including the last day of such calendar quarter and the denominator of which is the total number of days in such calendar quarter.

                  (ii) Notwithstanding the foregoing, the Parties agree that (i) neither Seller nor Seller Sub shall be responsible for credits or shelf stock adjustments to the extent resulting from price decreases initiated by Purchaser on or after the Closing Date and (ii) any such commercial rebate payments by Seller or Seller Sub shall be made on the terms and conditions equivalent to Seller's and Seller Sub's rebate obligations as of the Closing with respect to each commercial customer as set forth in Seller's and Seller Sub's terms of agreement with such customer.

                  (iii) To the extent that Seller or Seller Sub processes commercial rebate claims for which Purchaser is financially responsible, Purchaser shall reimburse Seller within thirty (30) days of receipt of invoices that describe the requested payments in reasonable detail and include reasonable supporting documentation. To the extent that Purchaser processes commercial rebate claims for which Seller is financially responsible, Seller shall reimburse Purchaser within thirty (30) days of receipt of invoices that describe the requested payments in reasonable detail and include reasonable supporting documentation.

              (e) CHARGEBACK CLAIMS.

                  (i) Seller shall be financially responsible for all chargeback claims (and associated administrative fees) (the "CHARGEBACK CLAIMS") related to the Product sold on or prior to the Closing Date. Purchaser shall be financially responsible for all Chargeback Claims related to the Product sold after the Closing Date. Notwithstanding the foregoing, the Parties acknowledge that the VA National Acquisition Center must approve the removal of the Product from Seller's (and Seller Sub's) Federal Supply Schedule ("FSS") before the responsibility of processing such rebates is transferred from Seller or Seller Sub to Purchaser. Until such approval is obtained, Seller (or Seller Sub) shall continue to be responsible for processing the FSS Chargeback Claims for which Purchaser is financially responsible on Purchaser's behalf, and Purchaser shall reimburse Seller for same as set forth below. Purchaser and Seller agree that
(i) Seller's and Seller Sub's financial liability for Chargeback Claims shall be limited to those commercial customers with which Seller or Seller Sub has chargeback obligations as of the Closing Date, and (ii) any such Chargeback Claims issued by Seller or Seller Sub shall be made on terms and conditions equivalent to Seller's and Seller Sub's obligations as of the Closing with respect to each customer as set forth in Seller's and Seller Sub's terms of agreement with such customer as of the Closing Date. Seller shall utilize records from third party rebate administrators to demonstrate which Chargeback Claims relate to the Products sold on or prior to the Closing Date for purposes of determining Seller's obligation.

                  (ii) To the extent that Seller or Seller Sub processes Chargeback Claims which are the financial responsibility of Purchaser, Purchaser shall reimburse Seller within thirty (30) days of receipt of invoices that describe the requested payments in reasonable detail and include reasonable supporting documentation. To the extent that Purchaser processes Chargeback Claims which are the financial responsibility of Seller, Seller shall reimburse

Purchaser within thirty (30) days of receipt of invoices that describe the requested payments in reasonable detail and include reasonable supporting documentation.

     Section 8.6 ACCOUNTS RECEIVABLE. The Parties acknowledge and agree that all Accounts Receivable shall remain the property of Seller and Seller Sub and their respective Affiliates and shall be collected by Seller or Seller Sub or their respective Affiliates subsequent to the Closing. In the event that, subsequent to the Closing, Purchaser or an Affiliate of Purchaser receives any payments from any obligor with respect to an Account Receivable outstanding on the Closing Date, then Purchaser shall, within thirty (30) days of receipt of such payment, remit the full amount of such payment to Seller. In the case of the receipt by Purchaser of any payment from any obligor of both Seller or Seller Sub and Purchaser then, unless otherwise specified by such obligor, such payment shall be applied first to amounts owed to Purchaser with the excess, if any, remitted to Seller. In the event that, subsequent to the Closing, Seller or Seller Sub or any of their respective Affiliates receives any payments from any obligor with respect to an account receivable of Purchaser for any period after the Closing Date, then Seller shall, within thirty (30) days of receipt of such payment, remit the full amount of such payment to Purchaser. In the case of the receipt by Seller of any payment from any obligor of both Seller or Seller Sub and Purchaser then, unless otherwise specified by such obligor, such payment shall be applied first to amounts owed to Seller or Seller Sub with the excess, if any, remitted to Purchaser.

     Section 8.7  REGULATORY MATTERS.

              (a) TRANSFER OF REGISTRATIONS.

                  (i) At the Effective Time, each of Seller and Seller Sub, as applicable, shall (and, as applicable, Seller and Seller Sub shall cause their respective Affiliates to) transfer all of the benefit of the Registrations to Purchaser free of all Encumbrances, other than Permitted Encumbrances, on the terms and conditions set forth in this SECTION 8.7, to the extent permitted by, and in accordance with applicable Law, and subject to SECTION 2.5(B). As soon as practicable following the Closing Date but in any event no later than fifteen (15) days after the Closing Date, to the extent permitted by, and in accordance with applicable Law, and subject to SECTION 2.5(B), Seller shall, and shall cause Seller Sub and, as applicable, Seller's and Seller Sub's respective Affiliates to, transfer the Registrations to Purchaser. As necessary Seller, Seller Sub, and their respective Affiliates shall make such amendments to, submit such notifications, reports, correspondence, documents or other filings to applicable Governmental Authorities in respect of, fulfill such formalities in respect of, and obtain any consents and approvals with respect to, such Registrations necessary to effect the transfer of each of the Registrations to Purchaser. Following the Closing Date, Seller, Seller Sub and any of their respective Affiliates, as applicable, shall hold in trust for the exclusive benefit of Purchaser those Registrations not yet transferred to, or replaced by, Purchaser, and shall maintain such Registrations in full force and effect (at the sole cost and expense of Purchaser), and shall not amend, cancel or surrender any such Registration (except as may have been initiated prior to the Execution Date and disclosed to Purchaser in the Seller Disclosure Schedule), or permit any such Registration to expire or be amended, cancelled or revoked, unless in each case requested to do so by Purchaser.

                  (ii) With respect to all clinical trials (including post
              approval studies) for any Product being conducted as of the Closing Date, Seller shall, as soon as practicable, (or shall cause Seller Sub to) transfer control to Purchaser or its designee of such studies and cooperate with Purchaser to ensure a smooth and orderly transition thereof, in a manner that minimizes the risk of any disruption of such studies or activities.

                  (iii) Except as otherwise provided in the Transition Services
              Agreement, SECTION 8.5, this SECTION 8.7 and ARTICLE XI, neither Seller nor Seller Sub shall have any obligations with respect to the transfer of the Registrations to Purchaser and the maintenance of the Registrations following the Closing Date.

                  (iv) Upon receipt of the Registrations transferred to
              Purchaser in accordance with this SECTION 8.7, Purchaser promptly shall notify the applicable Governmental Authorities of its assumption of the Registrations from Seller, Seller Sub and any of their respective Affiliates in accordance with applicable Law.

                  (v) Following the Closing Date, Seller or Seller Sub, as
              applicable, shall take or refrain from taking (and each will cause its Affiliates to take or refrain from taking) such actions with respect to those Registration not yet transferred to, or replaced by, Purchaser as are reasonably requested by Purchaser; PROVIDED, that Purchaser shall indemnify Seller and Seller Sub for any and all Losses arising in connection with any Action by a third party arising from, in connection with or otherwise with respect to the actions taken or failed to be taken by Seller or Seller Sub at Purchaser's request pursuant to this SECTION 8.7(A).

              (b) PURCHASER RESPONSIBILITIES. Except as set forth in the Transition Services Agreement and subject to the provisions of SECTION 8.5 and
SECTION 8.7(A) above, after the Closing Date, Purchaser (on behalf of Seller or Seller Sub, to the extent required under applicable Law), at its cost, shall be solely responsible (subject to Seller's and Seller Sub's obligations set forth in clauses (c) through (f) below) and liable for (i) taking all actions, paying all fees and conducting all communication with the appropriate Governmental Authority required by Law in respect of the Registrations, including preparing and filing all reports (including adverse drug experience reports) with the appropriate Governmental Authority (whether the Product is sold before or after transfer of such Registrations); (ii) taking all actions and conducting all communication with third parties with respect to Product sold pursuant to such Registrations (whether sold before or after transfer of such Registrations), including responding to all complaints in respect thereof, including complaints related to tampering or contamination; (iii) investigating all complaints and adverse drug experiences with respect to any Product sold pursuant to such Registrations (whether sold before or after transfer of such Registrations); and
(iv) fulfilling all other applicable legal and regulatory obligations of a holder of each Registration.

              (c) COMPLAINTS; ADVERSE DRUG EXPERIENCE REPORTS. After the Closing Date, Seller shall notify Purchaser within seventy-two (72) hours (or such shorter period required by Law) if Seller, Seller Sub or any of their respective Affiliates receives a complaint or a report of an adverse drug experience with respect to any Product. In addition, Seller and Seller Sub shall (and shall cause their respective Affiliates to) cooperate with Purchaser's reasonable requests and use commercially reasonable efforts to assist Purchaser in connection with the investigation of and response to any complaint or adverse drug experience report related to the Product sold by Seller, Seller Sub or any of their respective Affiliates. All notifications pursuant to this Section shall be by fax or email at such numbers (or email addresses) agreed upon by the Parties' respective safety divisions.

              (d) RECALLS. Except as set forth in the Transition Services Agreement, after the Closing Date, Purchaser, at its cost (subject to the proviso below), shall be solely responsible and liable for conducting all voluntary and involuntary recalls of Units of any Product sold pursuant to such Registrations (whether sold before or after transfer of such Registrations), including recalls required by any Governmental Authority and recalls of Units of any Product sold on or prior to the Closing Date or Product included in Inventory that was defective when delivered to Purchaser hereunder that are deemed necessary by Seller in its reasonable discretion; PROVIDED, HOWEVER, that Seller or Seller Sub shall reimburse Purchaser for the reasonable expenses and costs of conducting recalls relating to Product sold on or prior to the Closing Date or Product included in Inventory that was defective when delivered to Purchaser hereunder, irrespective of whether such recalls were required by applicable Governmental Authorities or deemed necessary or prudent by Seller, including the costs of notifying customers, the costs associated with shipment of such recalled Product, the price paid for such Product, and reasonable credits extended to customers in connection with the recall. Seller or Seller Sub promptly shall notify Purchaser in the event that a recall of any Product sold by Seller, Seller Sub or any of their respective Affiliates on or prior to the Closing Date or Product included in Inventory that was defective when delivered to Purchaser hereunder is necessary or otherwise reasonably advisable and Seller shall, and shall cause Seller Sub to, cooperate with Purchaser's reasonable requests and use commercially reasonable efforts to assist Purchaser in implementing and effecting such recall.

              (e) RESPONSE TO MEDICAL INQUIRIES. From the Execution Date until the Closing, Seller and Seller Sub shall continue to be responsible for responding to all medical inquiries with respect to any Product in the Territory in accordance with Seller's or Seller Sub's customary internal procedures for responding to such inquiries. Seller or Seller Sub shall document all responses made by it hereunder and shall provide reports thereof on a thirty (30)-day basis to Purchaser. These Product medical inquiries may arise from many sources such as (but not limited to) direct telephone calls or written correspondence to either Party. During the period prior to Closing, Purchaser shall promptly refer all such Product medical inquiries that it receives to Seller for response in accordance with Seller's or Seller Sub's customary internal procedures. Except as set forth in the Transition Services Agreement, after Closing, Purchaser shall assume all responsibility for responding to any medical inquiries with respect to any Product; PROVIDED, that Seller and Seller Sub shall reasonably cooperate with Purchaser in connection with the transfer of responsibility for responding to responses.

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              (f) COOPERATION. Seller and Seller Sub shall reasonably cooperate with Purchaser in supplying information or reasonable assistance in Purchaser's fulfillment of its obligations under this SECTION 8.7.

     Section 8.8 WEBSITE INFORMATION. Within twenty (20) days after the Closing Date, Seller shall remove all references to the Products from any website Controlled by Seller, Seller Sub, or any of their respective Affiliates, except
(i) as necessary to describe the Transactions; (ii) any information contained in Seller's SEC Filings included on Seller's website; or (iii) as contained in press releases released prior to the Closing Date and references to the Products in a historical context; PROVIDED, HOWEVER, during such twenty (20) day period none of Seller, Seller Sub or any of their respective Affiliates shall add or alter (other than to remove from the website) any references to the Products in any website Controlled by Seller, Seller Sub or any of their respective Affiliates or add to or alter (other than to remove from the website) any of the content of such references in any such website, except in response to a request by a Governmental Authority or as otherwise required by applicable Law (including in connection with posting any of Seller's SEC Filings to Seller's website).

     Section 8.9  TAX MATTERS.

              (a) All Transfer Taxes shall be borne equally by Seller and Purchaser; PROVIDED, HOWEVER, that Purchaser and Seller shall reasonably cooperate with one another to lawfully minimize such Taxes (including, without limitation, filing claims for refunds of any value added Taxes). Seller and Purchaser shall also share equally any refunds of Transfer Taxes; PROVIDED, HOWEVER, that the non-paying party of such Transfer Taxes shall only be entitled to share equally in such refunds if it has reimbursed the paying party as provided in this SECTION 8.9. Upon payment of any such Transfer Taxes, the paying party shall present a statement to the non-paying party setting forth the amount of the reimbursement to which the paying party is entitled together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying party shall make such reimbursement promptly but in no event later than ten (10) Business Days after the presentation of such statement. Seller, Seller Sub and Purchaser shall cooperate in preparing and timely filing all Tax Returns and other documentation relating to such Transfer Taxes (including the determination of the value of the Purchased Assets and Inventory subject to Transfer Taxes) as may be required by applicable Tax Law.

              (b) Any personal property and similar AD VALOREM Taxes levied with respect to the Purchased Assets and the Inventory for a taxable period which includes (but does not end on) the Closing Date (collectively, the "APPORTIONED OBLIGATIONS") shall be apportioned between Seller and Purchaser based on the number of days of such taxable period up to and including the Closing Date (such portion of such taxable period, the "PRE-CLOSING TAX PERIOD") and the number of days of such taxable period after the Closing Date (such portion of such taxable period, the "POST-CLOSING TAX PERIOD"). Seller shall be liable for the proportionate amount of such Apportioned Obligations that is attributable to the Pre-Closing Tax Period, and Purchaser shall be liable for the proportionate amount of such Apportioned Obligations that is attributable to the Post-Closing Tax Period.

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              (c) Apportioned Obligations and Transfer Taxes shall be timely paid, and all applicable filings, reports and returns shall be filed, as provided by applicable Law. The paying party shall be entitled to reimbursement from the non-paying party in accordance with this SECTION 8.9. Upon payment of any such Apportioned Obligation or Transfer Tax, the paying party shall present a statement to the non-paying party setting forth the amount of reimbursement to which the paying party is entitled under this SECTION 8.9, together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying party shall make such reimbursement promptly but in no event later than ten (10) days after the presentation of such statement.

              (d) Seller, Seller Sub and Purchaser hereby waive compliance with any "bulk sales" Laws (including any requirement to withhold any amount from payment of the Purchase Price) applicable to the sale to Purchaser of the Purchased Assets and the Inventory by Seller and Seller Sub.

              (e) Each of Seller and Purchaser shall (i) provide the other with such assistance as may reasonably be requested by the other Party in connection with the preparation of any Tax Return, audit or other examination by a Governmental Authority or any judicial or administrative proceeding related to Liability for Taxes in connection with the Purchased Assets or the Inventory;
(ii) retain and provide the other Party with any records or other information that may be relevant to such Tax Return, audit or examination, proceeding or determination; and (iii) provide the other Party with any final determination of any such audit or examination, proceeding or determination that affects any amount required to be shown on any Tax Return of the other Party for any taxable period.

     Section 8.10 GOVERNMENT MULTI-PRODUCT CONTRACTS. After the Effective Time, Purchaser shall honor and perform all Liabilities of Seller, Seller Sub and any of their respective Affiliates arising after the Effective Time under and pursuant to each Government Multi-Product Contract with respect to supplying any Products to the applicable party pursuant to such Government Multi-Product Contract until such time as Seller, Seller Sub or such Affiliate, as applicable, has terminated each such Government Multi-Product Contract as provided below. Seller or Seller Sub, as applicable, agree that, except as otherwise required by applicable Law, after the Effective Time (i) they will not take (or permit any of their respective Affiliates to take) any action with respect to any Government Multi-Product Contract that would extend the term of such Government Multi-Product Contract with respect to the Products, create or agree to any additional obligations with respect to the Products, or otherwise materially adversely affect Purchaser or the Product Line Business, without the prior consent of Purchaser, and (ii) they will take or refrain from taking (and will cause their respective Affiliates to take or refrain from taking) such actions with respect to any Government Multi-Product Contract as reasonably requested by Purchaser; PROVIDED that Purchaser shall indemnify Seller, Seller Sub and their respective Affiliates for any and all Losses arising in connection with any Action by a third party arising from, in connection with or otherwise with respect to the actions taken or failed to be taken by Seller, Seller Sub or any of their respective Affiliates at Purchaser's request pursuant to this SECTION
8.10. Seller, Seller Sub or any of their respective Affiliates may enter into a separate agreement with such government party, PROVIDED that such agreements do not contain any provisions relating to the Products or the Product Line Business. Seller and Seller Sub, as applicable, shall terminate the rights and obligations of Seller, Seller Sub or any of their

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respective Affiliates, as applicable, with respect to the Products under each such Government Multi-Product Contract, to the extent permitted by the terms thereof and to the extent permitted by, and in accordance with, applicable Law, as soon as reasonably practicable after the Effective Time.

     Section 8.11 INVENTORY MATTERS.

              (a) SEGREGATION OF INVENTORY. Prior to the Closing Date, Seller and Seller Sub shall, and shall cause their respective Affiliates and subcontractors to, reserve and set aside a single, specific, secure, physical space for the storage of all the Inventory and shall at all times store and maintain the Inventory in the designated space and shall not store anything else, including the products of other third parties, in the designated space, nor otherwise in any manner co-mingle the Inventory with any property of Seller, Seller Sub, their respective Affiliates or any other Person other than Purchaser. The Parties acknowledge and agree that Inventory stored and maintained in accordance with Good Manufacturing Practices shall meet the requirements of the first sentence of this SECTION 8.11(A). The records maintained with respect to such segregated Inventory (which may be computer or other electronic records) clearly shall indicate that, following the Effective Time, such Inventory is the property of Purchaser. The Distribution of the Inventory shall be at Seller's and Seller Sub's expense. After the Closing Date, Seller and Seller Sub shall hold, Distribute and use the Inventory only in accordance with the Transition Services Agreement or as otherwise instructed by Purchaser.

              (b) DESTRUCTION OF EXCESS INVENTORY. Within ten (10) days after the Closing Date, Seller shall destroy any inventory of bulk active pharmaceutical ingredient, finished pharmaceutical product, samples of finished pharmaceutical product and works-in-progress of such pharmaceutical product that is formulated, labeled or otherwise intended for use, sale or offer for sale under the Seller Brands related to any Product and owned by Seller, Seller Sub or any of their respective Affiliates that is not part of the Inventory and shall deliver to Purchaser a certificate, dated no later than ten (10) days after the Closing Date, duly executed by an authorized officer of Seller certifying compliance with this SECTION 8.11(B).

     Section 8.12 PROSECUTION OF PRODUCT MARKS. Following the Execution Date, Seller shall undertake all commercially reasonable actions to (a) file, or cause the filing with, and cause the acceptance by the PTO of, the Combined Section 8 and 15 Declarations for the United States Registration for the Trademark ONTAK(R); and (b) record, or cause the recordation of, the assignment of the Mexican Registration for the Trademark ONTAK(R) from Eli Lilly & Company to Seller with the Mexican Trademark Office. Seller shall provide Purchaser evidence, acceptable to Purchaser in its sole discretion, of the completion of each such action promptly upon receipt from the relevant Governmental Authority.

     Section 8.13 TRADE SECRETS. Seller shall make available to Purchaser all trade secrets (if any) included within the Product Intellectual Property promptly following the Closing and Seller shall, and shall cause Seller Sub and Seller's and Seller Sub's respective Affiliates to, not use such trade secrets and maintain the trade secret status of all such trade secrets from and after the Execution Date unless and until Purchaser ceases to keep such trade secrets confidential.

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     Section 8.14 PROFESSIONAL ADVISORY FEES, ETC. Seller will provide for the transfer, on the Closing Date, to UBS Securities LLC (who is an intended third-party beneficiary of this paragraph) a cash amount sufficient to pay in full all amounts due and payable to UBS Securities LLC in connection with the Transactions.

     Section 8.15 NON-ASSERTION COVENANT. None of Seller, Seller Sub or any of their respective Affiliates shall assert against Purchaser or any of its Affiliates, any Intellectual Property rights invented or discovered prior to the Closing Date and obtained by or Controlled by Seller, Seller Sub or any of their respective Affiliates prior to or after the Closing Date which would prevent Purchaser or any of their Affiliates from manufacturing, using or Distributing the Products. Such covenant not to assert shall be binding on Seller's, Seller Sub's and their respective Affiliates' successors and assigns and any third party to whom Seller, Seller Sub, or any of their respective Affiliates licenses or otherwise transfers rights with respect to any such Intellectual Property invented or discovered prior to the Closing Date.

                                  ARTICLE IX.
                                EMPLOYEE MATTERS

     Section 9.1  EMPLOYEE TRANSFER.

              (a) Subject to Purchaser's standard hiring requirements (including but not limited to a background check, drug screening and receipt of a motor vehicle report), Purchaser shall offer to employ on an at-will basis each of the Product Employees listed on SCHEDULE 9.1(A)(I), whether such Product Employee is actively at work or on leave of absence as of the Effective Time; PROVIDED, HOWEVER, that Purchaser shall only be required to offer employment to those Product Employees listed on SCHEDULE 9.1(A)(I) who are on a leave of absence at the Effective Time if they are able to return to work within ninety (90) days after the Effective Time. For a period of one hundred and twenty (120) days after the Effective Time, Purchaser may, in its sole discretion, offer to employ on an at-will basis each of the Product Employees who are listed on SCHEDULE 9.1(A)(II) ("POTENTIAL EMPLOYEES"). Notwithstanding the restrictions under
SECTION 6.7(A), Purchaser shall be permitted to solicit and interview Potential Employees. Purchaser's employment of Product Employees listed on SCHEDULE 9.1(A)(I) who are actively at work at the Effective Time and who accept such offer of employment shall commence as of the Effective Time. Purchaser's employment of Product Employees listed on SCHEDULE 9.1(A)(I) who are not actively at work at the Effective Time and who accept such offer shall commence when they return to active work, and such Product Employees shall remain employees of Seller, Seller Sub or any of their respective Affiliates, as applicable, until they commence employment with Purchaser. Purchaser shall deliver the offers of employment required under this SECTION 9.1(A), which may be contingent upon each Product Employee satisfying Purchaser's standard hiring requirements, to applicable Product Employees at least ten (10) days prior to the Closing, PROVIDED that all of the information required to be provided by Seller pursuant to SECTION 4.12(A) has been provided to Purchaser no later than five (5) days prior to such date. Each Product Employee, including any Potential Employee, who becomes employed by Purchaser is herein referred to as a "HIRED EMPLOYEE." Product Employees listed on SCHEDULE 9.1(A)(I) who are actively at work as of the Effective Time and who accept Purchaser's offer of employment shall become Hired Employees as of the Effective Time. Product Employees listed on SCHEDULE 9.1(A)(I) who are not actively at work as of the Effective Time and who accept Purchaser's offer

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of employment shall become Hired Employees when they return to active work. Potential Employees who are offered employment by the Purchaser and who accept Purchaser's offer of employment shall become Hired Employees as of their date of hire. Product Employees who do not accept Purchaser's offers of employment shall not become Hired Employees. As of the Effective Time (or on the date of hire by Purchaser in the case of a Product Employee listed on SCHEDULE 9.1(a)(i) not actively employed at the Effective Time or in the case of a Potential Employee), Seller or Seller Sub shall (or shall cause their respective Affiliates to) terminate the employment of each Hired Employee who commences employment with Purchaser.

              (b) As of the Effective Time, all Hired Employees listed on
SCHEDULE 9.1(A)(I) who are actively at work at the Effective Time shall cease participation in all Seller Plans, subject to the terms of such Plans. Product Employees listed on SCHEDULE 9.1(A)(I) who are not actively at work as of the Effective Time shall continue to participate in all applicable Seller Plans, subject to the terms of such Plans, and shall cease participation in all Seller Plans when they become Hired Employees, subject to the terms of such Plans. Potential Employees who become Hired Employees shall cease participation in all Seller Plans on their date of hire by the Purchaser, subject to the terms of such Plans.

              (c) Commencing at the Effective Time (or on the date of hire by Purchaser in the case of a Product Employee not actively employed at the Effective Time or in the case of a Potential Employee) and ending on the earlier to occur of the (i) the date that is twelve (12) months from the Effective Time or the date of hire, as applicable, or (ii) the date on which the Hired Employee terminates employment with Purchaser, Purchaser shall provide each Hired Employee with pension and welfare benefits (including medical, dental, vision, accident, life, disability, vacation and leave and other employee welfare benefits) that are comparable in the aggregate to those provided to similarly situated employees of Purchaser.

     Section 9.2  TRANSITION OF BENEFITS.

              (a) Effective as of their date of hire by Purchaser, Hired Employees who are participants in the Seller Plan that is intended to meet the requirements of Section 401(k) of the Code (the "SELLER'S 401(K) PLAN") shall cease to be eligible for any future contributions to Seller's 401(k) Plan except with respect to compensation from Seller, Seller Sub or any of their respective Affiliates, as applicable, prior to the Effective Time and as provided under Seller's 401(k) Plan, and shall be entitled to a distribution of their account balances under Seller's 401(k) Plan in accordance with such plan and as permitted by the Code. Hired Employees who receive an eligible rollover distribution (within the meaning of Section 402(c)(4) of the Code, including a direct transfer of an eligible rollover distribution within the meaning of
Section 401(a)(31) of the Code) from Seller's 401(k) Plan shall, subject to the provisions of Section 402 of the Code, be permitted to make a rollover contribution to a Plan maintained by Purchaser or an Affiliate of Purchaser that is intended to meet the requirements of Section 401(k) of the Code ("PURCHASER'S 401(K) PLAN"); PROVIDED, HOWEVER, that no outstanding loan amounts or promissory notes shall be rolled over or transferred to Purchaser's 401(k) Plan.

              (b) Seller or Seller Sub, as applicable, shall (or Seller or Seller Sub shall cause their applicable Affiliate to), on or before the Closing Date (or on or before the date of hire by Purchaser in the case of a Product Employee not actively employed at the Closing Date or a

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Potential Employee), pay to all Hired Employees any vacation pay benefits earned but not yet used as of the date on which they terminate employment with Seller or Seller Sub (or Seller's or Seller Sub's Affiliate), as applicable. Purchaser shall not recognize, honor or assume the Liability for any Hired Employee's accrued but unused personal and sick time with Seller, Seller Sub and their respective Affiliates, but shall credit Hired Employees with years of service with Seller, Seller Sub or their respective Affiliates, as applicable, for purposes of calculating their benefits under Purchaser's paid time off policy; PROVIDED, that any paid time off under Purchaser's paid time off policy for the year in which a Product Employee becomes a Hired Employee shall be prorated to reflect the Hired Employee's date of hire by Purchaser.

              (c) As of the Effective Time, Purchaser shall, with respect to (i) Purchaser's 401(k) Plan, (ii) eligibility, vesting and the contribution percentage under its money purchase plan, and (iii) other employee benefit plans, policies, programs or arrangements that contain a service credit component and that are maintained by Purchaser after the Closing (solely to the extent applicable to such Hired Employee), credit each Hired Employee with his or her years of service with Seller, Seller Sub or any of their respective Affiliates (or any predecessor to any of the foregoing); PROVIDED, that a Hired Employee's service for Seller, Seller Sub or any of their respective Affiliates shall not affect the vesting of his benefits, if any, under Purchaser's Long Term Incentive Plan.

              (d) Hired Employees shall be eligible to enroll in a health plan determined by Purchaser as of their date of hire by Purchaser without (i) any waiting periods, (ii) any evidence of insurability, or (iii) application of any pre-existing physical or mental condition restrictions, except to the extent that such waiting periods, actively at work requirements, evidence of insurability or pre-existing mental or physical condition restrictions would apply under Seller's Plans and be permitted by Law. Seller or Seller Sub (or Seller's or Seller Sub's Affiliate), as applicable, shall retain responsibility for and continue to pay all medical and dental plan benefits for each Hired Employee with respect to claims incurred by such Hired Employee or his or her covered dependents under the Seller Plans prior to his or her date of hire by Purchaser. Purchaser shall be responsible for all expenses and benefits with respect to claims incurred by Hired Employees or their covered dependents on or after the their date of hire by Purchaser, including, but not limited to, medical, dental, disability, life insurance and workers' compensation benefits. Purchaser shall recognize, or cause to be recognized, the dollar amount of all expenses incurred by each Hired Employee (and his or her eligible dependents) during the calendar year in which the date of hire by Purchaser occurs for purposes of satisfying such year's deductible and co-payment limitations and out-of-pocket maximums under the relevant welfare benefit plans in which such Hired Employee (and his or her eligible dependents) shall be eligible to participate after his or her date of hire by Purchaser; PROVIDED, that Seller or each Hired Employee provides Purchaser with all information reasonably necessary to credit these expenses.

              (e) Without limiting the generality of SECTION 2.4, Seller, Seller Sub and their respective Affiliates shall retain sole responsibility for all Liabilities in respect of continuation coverage of health insurance under
Section 4980B of the Code or Part 6 of Title I of ERISA or other similar state or local Law to Product Employees and any other current and former employees of Seller, Seller Sub and their respective Affiliates and their eligible dependents with respect to "qualifying events" (as defined in Section 4980B of the Code) occurring prior to their date of hire by Purchaser. Seller shall include in
SCHEDULE 9.2(E), which shall be delivered at

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Closing, a de-identified list of all qualified beneficiaries within the meaning of Section 4980B of the Code who are or were Product Employees or are associated with Product Employees and the beginning and end of the period during which such qualified beneficiaries are entitled to coverage under Section 4980B of the Code. Purchaser shall be responsible for satisfying all obligations under
Section 4980B of the Code or Part 6 of Title I of ERISA or other similar state or local Law with respect to any Hired Employee and his or her eligible dependents with respect to "qualifying events" occurring on or after the date of hire by Purchaser. Seller shall continue to maintain a group health plan within the meaning of Section 4980B of the Code and Part 6 of Title I of ERISA for a period of at least twelve (12) months after the Closing Date.

              (f) With respect to Hired Employees who participate in a Seller Plan qualified under Section 125 of the Code ("SELLER'S 125 PLAN") that includes flexible spending accounts for medical care reimbursements and dependent care reimbursements ("REIMBURSEMENT ACCOUNTS"), Purchaser shall not assume any obligations or Liabilities regarding the Reimbursement Accounts. No plan established or maintained by Purchaser or an Affiliate of Purchaser intended to qualify under Section 125 of the Code will credit Hired Employees' account balances for Reimbursement Accounts accrued under Seller's 125 Plan or provide reimbursement for medical care or dependent care expenses incurred by Hired Employees at any time during Seller's plan year (including any applicable grace period) prior to their date of hire by Purchaser (including claims incurred before their date of hire by Purchaser).

              (g) EMPLOYEE BENEFIT PLANS. Purchaser shall not become the sponsor of any of Seller Plans.

     Section 9.3 WARN ACT. Purchaser shall be responsible for all Liabilities, obligations, costs, claims, proceedings and demands, under the WARN Act, or any state plant closing or notification law, or similar Law in other jurisdictions, arising out of, or relating to, (i) in respect of Product Employees, the failure of Purchaser to offer employment to Product Employees listed on SCHEDULE 9.1(A)(I) in accordance with Section 9.1(a), or (ii) in respect of Hired Employees, any actions taken by Purchaser or their Affiliates on or after the Closing Date (or date of hire, if later); PROVIDED, HOWEVER, that Purchaser shall not be responsible for any such Liabilities, obligations, costs, claims, proceedings and demands to or in respect of any employees of Seller, Seller Sub or any of their respective Affiliates other than the Product Employees listed on
SCHEDULE 9.1(A)(I). If Seller, Seller Sub or any of their respective Affiliates does not continue to employ any Product Employees who are not listed on SCHEDULE 9.1(A)(I) and such employment is terminated prior to, at, or within sixty (60) days following the Effective Time, Seller (or Seller Sub or the applicable Affiliate) will be responsible for providing any notice to those employees required by the WARN Act, or any state plant closing or notification Law, or similar Law in other jurisdictions. Seller and Purchaser will cooperate in good faith with regard to any notification that may be required by the WARN Act or any state plant closing or notification law, or similar Law in other jurisdictions.

     Section 9.4 EMPLOYEE INFORMATION. Following the Execution Date, Seller shall use commercially reasonable efforts to provide Purchaser with all information and data reasonably requested by Purchaser in connection with Purchaser's rights and obligations under this ARTICLE IX, including exchanging information and data relating to employee benefits and employee benefit plan coverages (except to the extent prohibited by applicable Law).


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                                   ARTICLE X.
                              TERM AND TERMINATION

     Section 10.1  TERMINATION.

              (a) This Agreement may be terminated:

                  (i) at any time before the Closing Date by mutual written
              consent of Purchaser and Seller; or

                  (ii) by either Purchaser or Seller, in writing, if the
              Transactions have not been consummated on or before December 31, 2006 (the "OUTSIDE DATE"), PROVIDED that such failure is not due to (A) the failure of the Party seeking to terminate this Agreement to perform its obligations under this Agreement or any Other Agreement or (B) the failure of Seller to obtain the approval of Seller's stockholders to consummate the Transactions, in the event Seller's board of directors determines in its good faith judgment to seek such approval and such vote has not taken place, in which case Seller shall not have the right to terminate this Agreement pursuant to this SECTION 10.1(A)(II), and Purchaser shall have the right to extend the Outside Date to a date that is no more than ten (10) Business Days after the date on which (I) Seller's stockholders vote to approve or disapprove Seller's consummation of the Transactions or (II) Seller ceases to seek such approval; or

                  (iii) by either Purchaser or Seller, in writing, if there
              shall be in effect any Law that prohibits the Closing or if the Closing would violate any non-appealable Order.

              (b) This Agreement may be terminated by Seller, in writing, if:

                  (i) (A) any representation or warranty of either Eisai Inc. or
              Eisai Ltd. set forth in this Agreement shall have become untrue or Purchaser has breached any covenant or agreement of Purchaser set forth in this Agreement, and (B) such breach or misrepresentation is not capable of being cured prior to the Outside Date; or

                  (ii) a material breach of any provision of this Agreement has been committed by Purchaser, such breach has not been waived by Seller and such breach is not cured by Purchaser within ten (10) days after written notice thereof; or

                  (iii) subject to and in accordance with Purchaser's rights pursuant to SECTION 6.5(B), the board of directors of Seller reasonably determines that an Acquisition Proposal is a Superior Proposal (with such termination becoming effective upon Seller entering into a binding written agreement with respect to such Superior Proposal).

              (c) This Agreement may be terminated by Purchaser, in writing, if:

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

                  (i) (A) any representation or warranty of Seller set forth in this Agreement shall have become untrue or Seller has breached any covenant or agreement of Seller set forth in this Agreement, and
              (B) such breach or misrepresentation is not capable of being cured prior to the Outside Date; or

                  (ii) a material breach of any provision of this Agreement has been committed by Seller, such breach has not been waived by Purchaser and such breach is not cured by Seller within ten (10) days after written notice thereof;

                  (iii) Seller amends or supplements the Seller Disclosure
              Schedule pursuant to SECTION 6.9, PROVIDED that Purchaser provides Seller notice of termination in accordance with SECTION 10.2(A), within five (5) calendar days of receipt of Seller's notice delivered in accordance with SECTION 6.9, and such amendment or supplement has a Material Adverse Effect;

                  (iv) the board of directors of Seller approves or recommends an Acquisition Proposal to the Seller's stockholders or approves or recommends that its stockholders tender their shares of Seller's Common Stock in any tender offer or exchange offer that is an Acquisition Proposal; or

                  (v) the board of directors of Seller determines in its good faith judgment to seek the approval of Seller's stockholders to consummate the Transactions, and Seller fails to obtain such stockholder approval by January 31, 2007.

     Section 10.2 PROCEDURE AND EFFECT OF TERMINATION.

              (a) Upon termination of this Agreement by Seller or Purchaser pursuant to SECTION 10.1, written notice thereof, indicating the termination provision in this Agreement claimed to provide a basis for such termination, shall forthwith be given to the other Party and this Agreement shall terminate. Nothing in this ARTICLE X shall relieve either Party of any liability for a breach of this Agreement prior to the termination hereof. Except as provided in the foregoing sentence, termination of this Agreement shall terminate all outstanding obligations and liabilities between the Parties arising from this Agreement except those described in: (i) SECTION 8.1, this ARTICLE X, ARTICLE XI and ARTICLE XII; (ii) the Confidentiality Agreement; and (iii) any other provisions of this Agreement which by their nature are intended to survive any such termination.

              (b) In the event that this Agreement is terminated (i) by Seller pursuant to SECTION 10.1(B)(III); or (ii) by Purchaser pursuant to SECTION 10.1(C)(IV) or SECTION 10.1(C)(V), then Seller shall on the date that is two (2) Business Days after such termination, pay to Purchaser a fee equal to Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "TERMINATION FEE"), by wire transfer of immediately available funds to an account designated by Purchaser in writing. Notwithstanding anything to the contrary in this Agreement, the Termination Fee (A) shall be the exclusive remedy of Purchaser under circumstances where the Termination Fee is payable by Seller in respect of a termination in accordance with SECTION 10.1(C)(IV) and (B) together with the rights granted to Purchaser under SECTION 10.2(F) shall be

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the exclusive remedy of Purchaser under circumstances where the Termination
Fee is payable by Seller in respect of a termination in accordance with SECTION 10.1(C)(V), and upon payment of the Termination Fee in accordance with this
SECTION 10.2(B), except as otherwise provided in SECTION 10.2(E) and SECTION 10.2(F), Seller shall not have any further liability or obligation relating to or arising out of this Agreement.

              (c) In the event that this Agreement is terminated by Seller pursuant to SECTION 10.1(B)(I) or SECTION 10.1(B)(II), Purchaser shall pay to Seller within two (2) Business Days after the receipt of a notice therefor an amount equal to Seller's reasonable out-of-pocket expenses in connection with the negotiation, execution and delivery of this Agreement and the actions taken in furtherance of the consummation of this Agreement, by wire transfer of immediately available funds to an account designated by Seller in writing.

              (d) In the event that this Agreement is terminated by Purchaser pursuant to SECTION 10.1(C)(I), SECTION 10.1(C)(II) or SECTION 10.1(C)(III), Seller shall pay to Purchaser within two (2) Business Days after the receipt of a notice therefor an amount equal to Purchaser's reasonable out-of-pocket expenses in connection with the negotiation, execution and delivery of this Agreement and the actions taken in furtherance of the consummation of this Agreement, by wire transfer of immediately available funds to an account designated by Purchaser in writing.

              (e) As soon as practicable following a termination of this Agreement, but in no event later than thirty (30) days after such termination, Purchaser or Seller shall use commercially reasonable efforts, to the extent practicable, withdraw all filings, applications and other submissions relating to the Transactions made to any Governmental Authority or other Person.

              (f) In the event that Purchaser terminates this Agreement pursuant to SECTION 10.1(C)(V), and at any time within the twelve (12) month period following the termination date Seller determines to enter into a transaction, or a series of transactions, that if consummated would result in the sale of all or substantially all of the Products or the Product Line Business (an "ALTERNATIVE TRANSACTION"), Seller shall notify Purchaser of such determination within two
(2) Business Days of making such determination (an "ALTERNATIVE TRANSACTION NOTICE"), which notification shall state that Seller is prepared to enter into a definitive agreement as to such Alternative Transaction and include a summary of the material terms and conditions of such Alternative Transaction. During the five (5) Business Day period after Purchaser's receipt of the Alternative Transaction Notice, Purchaser shall have the right, at its sole and absolute discretion, to make an offer that Purchaser believes to be at least as favorable to Seller's stockholders as such Alternative Transaction; PROVIDED, that during such five (5) Business Day period, Seller shall negotiate in good faith with Purchaser (to the extent Purchaser wishes to negotiate) to enable Purchaser to make, modify and complete a more favorable offer; PROVIDED, FURTHER, that upon receipt of such offer, the board of directors of Seller shall, within two (2) Business Days, determine in good faith, after consultation with its financial advisor and legal counsel, as to whether such offer is at least as favorable to Seller's stockholders as such Alternative Transaction. Purchaser acknowledges and agrees that in the event that the Parties do not agree upon the material terms of such a more favorable offer after such five (5) Business Day period, that Seller may enter into a definitive agreement providing for implementation of such Alternative Transaction. In the event that Purchaser and Seller consummate a transaction for the

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sale of all or substantially all of the Products or the Product Line
Business, Purchaser shall reimburse Seller for all amounts paid by Seller to Purchaser pursuant to SECTION 10.2(B) upon consummation of such transaction. For the avoidance of doubt, exceeding the purchase price offered under the Alternative Transaction by any dollar amount shall not be a condition to any offer by Purchaser made in accordance with this SECTION 10.2(F) being deemed by Seller's board of directors to be a "more favorable offer."

                                  ARTICLE XI.
                                 INDEMNIFICATION

     Section 11.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; EXPIRATION.

              (a) Notwithstanding any investigation made by or on behalf of Seller and Seller Sub or Purchaser prior to, on or after the Closing Date, the representations and warranties contained in this Agreement (including the Schedules hereto and the Seller Disclosure Schedule) and in any Other Agreement shall survive the Closing and shall terminate on the first anniversary of the Closing Date, except that the representations and warranties set forth in:

                  (i) SECTIONS 4.1, 4.2, 4.4(A), 4.20, 5.1, 5.2 and 5.7 shall survive forever;

                  (ii) SECTION 4.7 shall survive for eighteen (18) months after the Closing Date;

                  (iii) SECTION 4.15(I) shall survive for thirty-six (36) months after the Closing Date; and

                  (iv) SECTIONS 4.11 and 4.12 shall survive until the expiration of the applicable statute of limitations.

              (b) The covenants, agreements and obligations of the Parties shall survive until fully performed and discharged, unless otherwise expressly provided herein.

              (c) Any breach of which would be based upon common law fraud or intentional misrepresentation with the intent to deceive will survive until the expiration of the applicable statute of limitations.

              (d) Any right of indemnification or reimbursement pursuant to this
ARTICLE XI with respect to a claimed breach, inaccuracy or non-fulfillment of any representation, warranty, covenant, agreement or obligation shall expire on the applicable date of termination of the representation, warranty, covenant, agreement or obligation claimed to be breached as set forth in SECTION 11.1 (the "EXPIRATION DATE"), unless on or prior to the applicable Expiration Date, the Indemnifying Party has received written notice from the Indemnified Party of such breach, inaccuracy or non-fulfillment (a "CLAIM NOTICE"), describing in reasonable detail the facts giving rise to any claims for indemnification hereunder or in the case of a third-party claim, the third-party complaint, and (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision in this Agreement upon which such claim is based; PROVIDED, that the rights of indemnification and reimbursement provided for under this ARTICLE XI

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

shall survive the applicable Expiration Date in the event that the Indemnified Party's failure or delay to give the Claim Notice is the result of common law fraud or intentional misrepresentation with the intent to deceive on the part of the Indemnifying Party, in which case, the Indemnified Party may continue to pursue its right of indemnification or reimbursement hereunder beyond the applicable Expiration Date.

     Section 11.2 INDEMNIFICATION BY SELLER AND SELLER SUB. Seller and Seller Sub jointly and severally shall indemnify and hold harmless Purchaser, its Affiliates, and their respective officers, directors and employees (collectively, the "PURCHASER INDEMNIFIED PARTIES"), from and against any and all Losses incurred or suffered, directly or indirectly, by any such Person arising from, by reason of or in connection with:

              (a) any breach or inaccuracy of any representation or warranty of Seller or Seller Sub contained in this Agreement or any Other Agreement or in connection with the consummation of the Transactions (without giving effect to any supplement to the Seller Disclosure Schedule pursuant to SECTION 6.9);

              (b) the non-fulfillment or breach by Seller or Seller Sub of any of its covenants, agreements or obligations under this Agreement or any Other Agreement;

              (c) any Excluded Liability or Excluded Asset;

              (d) the failure of Seller or Seller Sub to comply with any Law (other than to the extent the Law relates to Taxes) relating to bulk sales Law, fraudulent transfer Law, or similar Law applicable to the transaction;

              (e) the failure of Seller, Seller Sub or any of their respective Affiliates to transfer an Omitted Asset to Purchaser at Closing;

              (f) any Transfer Taxes or Apportioned Obligations allocated to Seller pursuant to SECTION 8.9;

              (g) any Plan established or maintained by Seller or Seller Sub;

              (h) any Order by a court of competent jurisdiction that finds that the approval of Seller's stockholders was required in order for Seller to consummate the Transactions, following a failure by Seller to seek such stockholder approval;

              (i) any failure by Seller to maintain a group health plan within the meaning of Section 4980B of the Code or Part 6 of Title 1 of ERISA in accordance with SECTION 9.2(D), including (A) the obligation to provide continuation coverage of health insurance under Section 4980B of the Code or
Part 6 of Title 1 of ERISA or other similar state of local Law for current and former employees of Seller, Seller Sub and their respective Affiliates and their eligible dependents who experienced a "qualifying event" prior to the Effective Time (or prior to the date of hire by Purchaser in the case of a Product Employee not actively employed at the Effective Time), and (B) the obligation to provide health insurance coverage prior to their date of hire (if any) by Purchaser to Product Employees who are not actively employed at the Effective Time; and

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

              (j) any failure of Seller, Seller Sub or any of their respective Affiliates to terminate prior to the Effective Time the employment of any Product Employees who will not receive an offer of employment from Purchaser pursuant to SECTION 9.1(A) or from Seller's, Seller Sub's or any of their respective Affiliates' failure to provide any notice required by the WARN Act, or any state plant closing or notification law, or similar Law in other jurisdictions with regard to Product Employees who are terminated by Seller, Seller Sub or any of their respective Affiliates prior to, at, or within thirty
(30) days following the Effective Time.

     Section 11.3 INDEMNIFICATION BY PURCHASER. Eisai Inc. and Eisai, Ltd. jointly and severally shall indemnify and hold harmless Seller, Seller Sub, their respective Affiliates and their respective officers, directors and employees (collectively, the "SELLER INDEMNIFIED PARTIES"), from and against any and all Losses incurred or suffered, directly or indirectly, by any such Person arising from, by reason of or in connection with:

              (a) any breach or inaccuracy of any representation or warranty of Purchaser contained in this Agreement or any Other Agreement or in connection with the consummation of the Transactions;

              (b) the non-fulfillment or breach by Purchaser of any of its covenants, agreements or obligations under this Agreement or any Other Agreement;

              (c) any Transfer Tax or Apportioned Obligations allocated to Purchaser pursuant to SECTION 8.9;

              (d) any Assumed Liability; and

              (e) except with respect to matters for which Seller and Seller Sub are required to indemnify Purchaser hereunder, Purchaser's ownership of the Purchased Assets and Inventory and operation of the Product Line Business following the Closing Date.

      Section 11.4 CERTAIN PROCEDURES FOR INDEMNIFICATION.

              (a) If any Person entitled to indemnification under this Agreement (an "INDEMNIFIED PARTY") asserts a claim for indemnification, or receives notice of the assertion of any claim or of the commencement of any Action by any Person not a Party to this Agreement against such Indemnified Party, for which a Party to this Agreement is required to provide indemnification under this ARTICLE XI (an "INDEMNIFYING PARTY"), the Indemnified Party promptly deliver to the Indemnifying Party a Claim Notice; PROVIDED, HOWEVER, that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party, except to the extent that such failure materially prejudices the Indemnifying Party's ability to defend such action.

              (b) The Indemnifying Party shall have thirty (30) days after receipt of any such Claim Notice to (i) agree to the basis of the claim and the amount and method of computation of Losses set forth in the Claim Notice, if any, or (ii) provide such Indemnified Party with notice that the Indemnifying Party disagrees with the basis of the claim or the amount or method of computation set forth in the Claim Notice, if any (the "INDEMNITY DISPUTE NOTICE"). To the extent the Indemnifying Party has not delivered an Indemnity Dispute Notice within the

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

thirty-day period, the Indemnifying Party shall be deemed to have accepted the basis of the claim, and the amount and method of computation of Losses, if any, set forth in the Claim Notice. Within fifteen (15) days after the giving of the Indemnity Dispute Notice, the Indemnifying Party and the Indemnified Party shall negotiate in a BONA FIDE attempt to resolve the matter. If the Indemnified Party and the Indemnifying Party have not resolved such dispute within thirty
(30) days through good faith negotiations, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction or other mutually agreeable non-judicial dispute resolution mechanism.

              (c) With respect to third party Actions for which indemnification is claimed hereunder, the Indemnifying Party shall be entitled to appoint counsel of the Indemnifying Party's choice at the expense of the Indemnifying Party to represent the Indemnified Party and direct the defense of any Action at its sole cost and expense, PROVIDED that (i) the Indemnifying Party provides the Indemnified Party notice of its election to assume the defense of such Action within fifteen (15) days of receipt of the applicable Claim Notice, (ii) the Indemnifying Party has the financial resources to pay such damages and (iii) such counsel is reasonably satisfactory to the Indemnified Party. If the Indemnifying Party fails to provide notice of its election to assume the defense of such Action as provided in the preceding sentence, the Indemnifying Party shall not be bound by any determination made in such Action or settlement or compromise of such Action effected by the Indemnified Party without Seller's prior written consent (which consent shall not be unreasonably withheld or delayed). After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such Action, the Indemnifying Party shall not be liable to the Indemnified Party under this SECTION 11.4 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation or of assistance as contemplated by this SECTION 11.4; PROVIDED, HOWEVER, that if, in the opinion of counsel (which may be in-house counsel) to the Indemnified Party, it is advisable for the Indemnified Party to be represented by separate counsel due to actual or potential conflicts of interest, the Indemnified Party shall have the right to employ counsel to represent it and in that event the fees and expenses of such separate counsel shall be paid by the Indemnifying Party. If the Indemnifying Party assumes the defense of the third party Action: it will be conclusively established for purposes of this Agreement that the claims made in that third party Action are within the scope and subject to indemnification pursuant to this ARTICLE XI, and so long as the Indemnifying Party shall diligently and vigorously conduct such defense, (i) the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such third party Action without the Indemnifying Party's prior written consent (which consent shall not be unreasonably withheld or delayed); and (ii) the Indemnified Party shall agree to any settlement, compromise or discharge of the third party Action that the Indemnifying Party may recommend that (A) can be resolved by money damages alone, (B) by its terms obligates the Indemnifying Party to pay the full amount of the Losses in connection with such third party Action, and (C) completely and unconditionally releases the Indemnified Party in connection with such third party Action.

              (d) The Indemnified Party and the Indemnifying Party each shall render to one another such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such Action, including furnishing records, information and testimony, providing witnesses, and attending conferences, discovery proceedings, hearings, trials and appeals, in each case as may be reasonably requested in connection therewith. Such cooperation

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shall include affording to the Indemnifying Party or Indemnified Party, as applicable, access during regular business hours to, and reasonable retention by each such Person of, records and information that are reasonably relevant to such Action and making each such Person and such Person's employees and agents available on an agreed-upon, mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall reimburse each such Person for all reasonable out-of-pocket expenses in connection therewith.

     Section 11.5 LIMITATIONS.

              (a) In no event shall the respective Indemnifying Parties be liable for any Losses for claims made pursuant to SECTION 11.2 or 11.3 (each, an "INDEMNITY CLAIM"), as applicable, unless the aggregate amount of all indemnified Losses for which Indemnity Claims have been made against the Indemnifying Party exceeds One Million Five Hundred Thousand Dollars ($1,500,000) (the "DEDUCTIBLE"), in which case the Indemnifying Party shall, subject to the other limitations contained herein, be liable for such indemnified Losses in excess of the Deductible. Notwithstanding the foregoing, indemnification claims made other than pursuant to SECTION 11.2(A) or 11.3(A) shall not be subject to the Deductible unless an Indemnity Claim for the Loss in question could have been asserted pursuant to SECTION 11.2(A) or 11.3(A), as the case may be. For the avoidance of doubt, it is the intention of the Parties that Losses that arise out of or are the result of breaches of representations and warranties be subject to the Deductible, even if they are also breaches of other covenants or agreements that are not subject to the Deductible. Notwithstanding the foregoing, the limitations set forth in this SECTION 11.5 (A) shall not be applicable to Losses for which an Indemnity Claim is asserted under SECTION 11.2(D), SECTION 11.2(e), SECTION 11.2(F), SECTION 11.2(G), SECTION 11.2(H),
SECTION 11.2(I), SECTION 11.2(J) or SECTION 11.3(C), for claims for breach under
SECTION 2.1(C), SECTION 2.8, SECTION 8.5, or for claims for breach of any representation or warranty set forth in SECTION 4.1, SECTION 4.2, SECTION 4.4(A), SECTION 4.11, SECTION 4.12, SECTION 4.15(I), SECTION 4.20, SECTION 5.1,
SECTION 5.2, or SECTION 5.7.

              (b) Except as provided under this SECTION 11.5(B), no event shall Seller and Seller Sub, on the one hand, or Purchaser, on the other hand, be liable for Losses for claims made pursuant to this ARTICLE XI in an amount in excess of Twenty Million Dollars ($20,000,000) in the aggregate for any and all indemnified Losses hereunder (the "CAP"). Notwithstanding the foregoing, (i) with respect to breaches of the representation and warranty set forth in SECTION 4.15(I), the "Cap" shall be Thirty Million Dollars ($30,000,000); and (ii) the limitations set forth in this SECTION 11.5(B) shall not be applicable to Losses for Indemnity Claims (A) pursuant to SECTION 11.2(D), SECTION 11.2(E), SECTION 11.2(F), SECTION 11.2(G), SECTION 11.2(H), SECTION 11.2(I), SECTION 11.2(J) or
SECTION 11.3(C); (B) for breach of SECTION 2.1(C), SECTION 2.8, SECTION 8.5; or
(C) for breach of any representation or warranty set forth in SECTION 4.1,
SECTION 4.2, SECTION 4.4(A), SECTION 4.11, SECTION 4.12, SECTION 4.20, SECTION 5.1, SECTION 5.2, or SECTION 5.7.

              (c) The amount of any Losses recoverable by a Party under SECTION
11.2 or SECTION 11.3, as applicable, shall be reduced by the amount of any insurance proceeds paid to the Indemnified Party relating to such claim.

              (d) EXCEPT WITH RESPECT TO LOSSES INCURRED AS THE RESULT OF COMMON LAW FRAUD, THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES

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HERETO SHALL NOT EXTEND TO SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES,
INCLUDING BUSINESS INTERRUPTION, LOST PROFITS, PUNITIVE DAMAGES, DIMINUTION OF VALUE, OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY.

              (e) Each Party shall have a right to indemnification pursuant to this ARTICLE XI for any Losses incurred as the result of any common law fraud or intentional misrepresentation with the intent to deceive by any other Party or any officer or director (or similarly situated person) of such other Party without regard to the limitations set forth in SECTIONS 11.5(A) and 11.5(B).

              (f) Any indemnity or reimbursement payment made pursuant to this Agreement shall be treated as an adjustment to the Purchase Price for all Tax purposes, except as otherwise required by applicable Law.

              (g) Each Party shall be entitled to set off, offset and deduct against amounts due from such Party to the other Party for Losses suffered by such first Party under this Agreement; PROVIDED, HOWEVER, no Party shall offset any indemnified Losses unless and until the Indemnity Claims giving rise to such indemnified Losses exceeds One Million Five Hundred Thousand Dollars ($1,500,000), in which case, such offsetting Party may offset any additional indemnified Losses arising from Indemnity Claims up to and until such indemnified Losses from Indemnity Claims exceed Twenty Million Dollars ($20,000,000), in which case, such offsetting Party may not offset any additional indemnified Losses arising from Indemnity Claims.

     Section 11.6 ESCROW. On the Closing Date, Purchaser shall deposit the Escrow Amount with the Escrow Agent at Closing, by direct wire transfer of immediately available funds into the Escrow Account, in accordance with the terms of this Agreement and the Escrow Agreement. On the sixth (6) month anniversary of the Closing Date, the Escrow Agent shall release fifty percent (50%) of the then existing amount of the Escrow Amount to Seller, LESS the amount of Indemnity Claims asserted by Purchaser in good faith, which have not been paid, PLUS any amounts offset by Purchaser pursuant to and in accordance with SECTION 11.5(G), in respect of Indemnity Claims asserted by Purchaser in good faith, which have not been paid, and any unreleased amount shall be retained by the Escrow Agent. On the one year anniversary of the Closing Date, the Escrow Agent shall release the then existing Escrow Amount to Seller, LESS the amount of Indemnity Claims asserted by Purchaser in good faith, which have not been paid, PLUS any amounts offset by Purchaser pursuant to and in accordance with SECTION 11.5(G), and any unreleased amount shall be retained by the Escrow Agent. The amount of the Escrow Amount so retained shall be released by the Escrow Agent (to the extent not utilized to pay Purchaser for any such claims resolved in favor of Purchaser) in accordance with the resolution of such claims.

     Section 11.7 SATISFACTION OF CLAIMS.

              (a) Except as provided in SECTION 2.8(C), claims made by a Purchaser Indemnified Party for indemnification under SECTION 11.2 shall be satisfied from (i) first, funds set off, offset or deducted against amounts then due and payable pursuant to and in accordance with SECTION 11.5(G), (ii) second, funds held in the Escrow Account; and (iii) third, by payment of cash or other immediately available funds from Seller.


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              (b) Claims made by a Seller Indemnified Party for indemnification under SECTION 11.3 shall be satisfied by payment of cash or other immediately available funds from Purchaser.

     Section 11.8 EXCLUSIVE REMEDY. Following the Closing, absent claims for common law fraud, intentional misrepresentation with the intent to deceive, (a) claims for indemnification pursuant to this ARTICLE XI, and (b) claims for specific performance or any other equitable remedies of the covenants and obligations of the other Party under this Agreement and the Other Agreements, shall, collectively, be the sole and exclusive remedies for claims and damages available to the Parties and their respective Affiliates for breach of this Agreement.

                                  ARTICLE XII.
                                 MISCELLANEOUS

     Section 12.1 ASSIGNMENT; BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; PROVIDED, HOWEVER, that no Party may sell, transfer, assign, license, sublicense, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of Law or otherwise, this Agreement or any of its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other Parties, which consent shall not be unreasonably delayed, withheld or conditioned; PROVIDED FURTHER, any Party shall have the right, without the consent of the other Parties, to perform any or all of its obligations and exercise any or all of its rights under this Agreement through any of its Affiliates; PROVIDED FURTHER, that any permitted assignment shall protect the non-assigning Parties' rights under this Agreement; and PROVIDED FURTHER, that a change of control of Seller, Seller Sub or Purchaser following the Execution Date shall not require the consent of any other Party. Any attempted assignment, delegation or other disposition in violation of this
SECTION 12.1 shall be void.

     Section 12.2 CUMULATIVE RIGHTS. Except as expressly provided herein, the various rights under this Agreement shall be construed as cumulative, and no one of them is exclusive of any other or exclusive of any rights allowed by Law.

     Section 12.3 EXPENSES. Except as otherwise specified herein, each Party shall bear any costs and expenses with respect to the Transactions incurred by it.

     Section 12.4 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally or by reputable courier maintaining records of receipt, (b) when transmitted if sent by facsimile or other electronic transmission during normal business hours with confirmation of transmission by the transmitting equipment, (c) upon receipt, if sent by registered or certified mail (postage prepaid, return receipt requested) and (d) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail or courier by reputable courier maintaining records of receipt, to the Parties at the following addresses:

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

         If to Seller or Seller Sub, to:

                  Ligand Pharmaceuticals Incorporated
                  10275 Science Center Drive
                  San Diego, California 92121
                  Attention: General Counsel

         with a copy sent concurrently to:

                  Latham & Watkins LLP
                  12636 High Bluff Drive, Suite 400
                  San Diego, California 92130
                  Attn: Scott Wolfe
                  Attn: Faye Russell

         If to Purchaser, to:

                  Eisai Inc.
                  Glenpointe Centre West
                  500 Frank W. Burr Boulevard
                  Teaneck, NJ  07666
                  Facsimile:  (201) 692-9120
                  Attention:  General Counsel

                  and to:

                  Eisai Co., Ltd.
                  Koishikawa 4-6-10
                  Bunkyo-Ku, Tokyo 11208088
                  Japan
                  Fax:  +81-3-3811-5535
                  Attention:  Director, Legal Department

         with copies sent concurrently to:

                  Covington & Burling LLP
                  1201 Pennsylvania Avenue, NW
                  Washington, D.C. 20004
                  Facsimile:  (202) 778-5567
                  Attention:  Catherine J. Dargan, Esq.

PROVIDED, HOWEVER, that if any Party shall have designated a different address by ten (10) days' prior written notice to the other Parties, then to the last address so designated.

     Section 12.5 ENFORCEABILITY; SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, in whole or in part, such

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determination shall not affect or impair the validity or enforceability of any other provision, covenant, or restriction, each of which is hereby declared to be separate and distinct, or of the remainder of this Agreement. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only as broad as is enforceable. If any provision of this Agreement shall be declared invalid or unenforceable for any reason other than overbreadth, the offending provision shall be modified so as to maintain the essential benefits of the bargain between the Parties to the maximum extent possible, consistent with Law and public policy. Each of the Parties acknowledges, however, that the provisions of this Agreement, including SECTION 10.2(B) regarding the Termination Fee, have been negotiated by the Parties and that such provisions are reasonable in light of the circumstances pertaining to the Parties.

     Section 12.6 AMENDMENT; ENTIRE AGREEMENT. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by all of the Parties hereto. This Agreement, the Other Agreements and the Confidentiality Agreement, together with the Schedules and Exhibits attached hereto and thereto, contain the entire agreement of the Parties hereto with respect to the Transactions, superseding all negotiations, prior discussions and preliminary agreements made prior to the date hereof.

     Section 12.7 NO THIRD PARTY BENEFICIARIES. Except as otherwise set forth under SECTION 8.14, this Agreement is solely for the benefit of the Parties hereto and their respective Affiliates and no provision of this Agreement shall be deemed to confer upon any third parties any remedy, claim, liability, reimbursement, claim of action or other right under this Agreement.

     Section 12.8 WAIVER. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the Party against whom enforcement of any such waiver is sought. Such waiver shall be effective only in the specific instance and for the purpose for which given. The failure or delay of any Party to enforce any condition or part of this Agreement at any time shall not be construed as a waiver of that condition or part, nor shall it forfeit any rights to future enforcement thereof.

     Section 12.9 GOVERNING LAW; JURISDICTION. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the Law of the State of New York without regard to conflict of law principles that would result in the application of any Law other than the Law of the State of New York. All Actions arising out of or relating to this Agreement, the Other Agreements and the Transactions or for recognition or enforcement of any judgment relating thereto, shall be heard and determined exclusively in (a) the Supreme Court of the State of New York, and the appellate courts thereof or
(b) the United States District Court for the Southern District of New York and the appellate courts thereof, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Action except in such courts, (ii) agrees that any claim in respect of any such Action may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any Action in such courts, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in such courts. Each of the Parties hereto agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in

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SECTION 12.4. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

     Section 12.10 INJUNCTIVE RELIEF. Notwithstanding anything to the contrary in this Agreement, any Party will have the right to seek temporary injunctive relief in any court of competent jurisdiction as may be available to such Party under the Law applicable in such jurisdiction with respect to any matters arising out of any other Party's performance of its obligations under this Agreement, the Other Agreements or with respect to the Transactions. Each Party agrees that in the event another Party institutes an appropriate Action seeking injunctive/equitable relief for specific performance under this Agreement, the Party seeking such relief shall not be required to provide the other Party with service of process of a complaint and summons under the procedures set forth in any Canadian or other non-United States judicial process or system. Under such circumstances, the Party seeking such relief need only provide the other Party with two copies of a true, correct and lawfully issued summons and complaint, via Federal Express (priority delivery).

     Section 12.11 WAIVER OF JURY TRIAL. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE OTHER AGREEMENTS, OR THE TRANSACTIONS.

     Section 12.12 HEADINGS. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

     Section 12.13 COUNTERPARTS. This Agreement may be executed manually or by facsimile by the Parties, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart hereof shall have been signed by each of the Parties and delivered to the other Parties. Delivery of an executed counterpart of a signature page of this Agreement or any amendment hereto by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart hereof.

     Section 12.14 SCHEDULES. Purchaser agrees that any disclosure by Seller or Seller Sub in any Schedule attached hereto shall not establish any threshold of materiality or concede the materiality of any matter or item disclosed.

     Section 12.15 CONSTRUCTION. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The Parties acknowledge that each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

                              * * * * * * * * * * *

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         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


                     LIGAND PHARMACEUTICALS INCORPORATED


                     By:  /s/ Henry F. Blissenbach
                         __________________________________
                         Name:   Henry F. Blissenbach
                         Title:  Chairman & CEO


                     SERAGEN, INC.


                     By:  /s/ Warner R. Broaddus
                         __________________________________
                         Name:   Warner R. Broaddus
                         Title:  Secretary


                     EISAI INC.


                     By:  /s/ Lonnel Coats
                         __________________________________
                         Name:
                         Title:


                     EISAI CO., LTD.


                     By:  /s/ Hideki Hayashi
                         __________________________________
                         Name:   Hideki Hayashi
                         Title:  Vice President
                                 Corporate Business Development